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Exhibit 10.61

REVISED

DEVELOPMENT AGREEMENT

AMONG

CITY OF DETROIT

THE ECONOMIC DEVELOPMENT CORPORATION OF THE CITY OF DETROIT

AND

DETROIT ENTERTAINMENT, L.L.C.

REVISED
DEVELOPMENT AGREEMENT

        THIS REVISED DEVELOPMENT AGREEMENT ("Agreement") supersedes an agreement as originally executed as of the 12th day of March, 1998, (the "Original Agreement"), as amended and restated as of the 9th day of April, 1998 as amended by the First Amendment dated June 25, 1998, Second Amendment dated December 1999, Third Amendment dated November 30, 2000, Fourth Amendment dated November 2001, Fifth Amendment dated March    , 2002, Sixth Amendment dated April    , 2002, and Seventh Amendment dated June 12, 2002 (the "Amended Agreement"), by and among the City of Detroit, a municipal corporation ("City"), The Economic Development Corporation of the City of Detroit, a Michigan public body corporate ("EDC"), having its principal place of business at 211 West Fort, Suite 900, Detroit, Michigan 48226 and Detroit Entertainment, L.L.C., a Michigan limited liability company ("Developer") having its principal place of business at 2901 Grand River Avenue, Detroit, Michigan 48201.

Preliminary Statement

        The City selected Developer to develop, construct, own and operate a Casino Complex pursuant to a certain Request for Proposals/Qualifications. The City, the EDC and Developer are currently the parties to the Amended Agreement, which sets forth their mutual rights and obligations with respect thereto, and the Conveyance Agreement, which provides for the purchase by Developer from the EDC of the Riverfront Site, upon which the Casino Complex was planned to be constructed.

        The parties have agreed that: (i) Developer will develop, construct and operate the Casino Complex on a site located within the Boundaries and will not acquire the Riverfront Site; (ii) the Conveyance Agreement will be terminated; and (iii) the Amended Agreement will be revised to read as set forth herein. This Agreement constitutes a revision to the Amended Agreement and a continuation of the relationship among the parties as established pursuant to the Amended Agreement.

        Accordingly, the parties hereby agree that the Amended Agreement is revised to read as set forth in this Agreement. To the extent that the Amended Agreement distinguished between a "Temporary Casino" and a "permanent" Casino Complex, such distinction is eliminated by this Agreement and the Casino Complex owned and operated by Developer as of the date this Agreement is executed shall be deemed Developer's "permanent" Casino Complex. Certain terms used in this Agreement are defined in Section 15.

1.     General Provisions

  1.1    Findings

        The City hereby reaffirms its findings that the development, construction and operation of the Casino Complex will be in the best interest of the City and will contribute to the objectives of providing and preserving gainful employment opportunities for citizens of the City, contributing to the economic growth of the City, attracting commercial and industrial enterprises to the City and promoting the expansion of existing enterprises, combating community deterioration, promoting tourism, improving the aesthetic quality of the City and providing the City with additional tax revenue. The City further finds that entering into this Agreement is in the best interest of the City and accomplishes the purposes of Act 338, Michigan Public Acts of 1974, as amended.

  1.2    Developer's Rights

        So long as this Agreement is in effect, but subject to the Act and all other Governmental Requirements, Developer shall have the right to develop, construct, own and operate the Casino Complex in accordance with this Agreement.

  1.3    Location of the Casino Complex

          (a)   The Casino Complex (including the Components to be constructed pursuant to Section 2.2(c)) shall be located on a Qualified Casino Complex Site to be selected by Developer, which may, if Developer elects, include the site on which the MotorCity Casino is located as of the date of execution of this Agreement (sometimes herein referred to as "currently"). Developer may move the Casino Complex to an alternate Qualified Casino Complex Site at any time, whether before or after construction of all or any part of the Casino Complex, without the consent of the other Detroit Casino Developers.

          (b)   The City shall cooperate with Developer in locating a site for Developer's Casino Complex, but shall not be required or have any responsibility to locate, transfer, sell, dispose of, dedicate, purchase, condemn or otherwise obtain any land for the Casino Complex.

          (c)   The Boundaries shall not be changed without the prior written consent of the City and all Detroit Casino Developers.

  1.4    Closing

        The closing of the transactions contemplated in this Agreement (the "Closing") shall take place (i) at the offices of the City's Law Department, 660 Woodward Avenue, Detroit, Michigan 48226-3535, at 10:00 A.M., local time, on the tenth (10th) Business Day after approval of this Agreement by City Council, or (ii) at such other time and place as the parties mutually agree upon in writing.

          (a)   At the Closing, Developer shall deliver to City and EDC, as applicable, the following:

    (1)
    The Guaranty and Keep Well Agreement executed by Parent Company;

    (2)
    An opinion of counsel from Developer to the City and EDC in a form reasonably satisfactory to the City and EDC;

    (3)
    The Closing Certificate;

    (4)
    Developer's one-third (1/3) share of the Development Process Costs, with the exception of legal fees generated by other Developers, then incurred and/or due;

    (5)
    The executed affirmation of Parent Company, any Casino Manager and each Restricted Party requested by City, to abide by the Radius Restriction;

    (6)
    Developer will convey its entire interest in the Railroad Property, as conveyed by the railroad company to Developer; provided however, that at the City's request, the City may delay for a period not exceeding two (2) years delivery of such interest. In the event the City elects to so delay such delivery, Developer shall make such delivery upon five (5) days written notice to Developer;

    (7)
    A form of release attached hereto as Exhibit 3.13(e)(1), duly executed by Developer;

    (8)
    Management Committee resolutions of Developer, properly certified, approving this Agreement and the transactions contemplated hereby; and
    (9)
    The Indemnity Agreement duly executed by Developer.

          (b)   At the Closing, City and EDC shall deliver to Developer a form of release attached hereto as Exhibit 3.13(e)(2), duly executed by City and EDC.

2.     Design and Construction of Casino Complex

  2.1    No Responsibility for City

        The City shall have no responsibility for any error or omission in the Design Documents, or for failure of the Design Documents, or a part thereof, to comply with Governmental Requirements, or for Design Documents that result in or cause a defective design or construction.

  2.2    Casino Complex

          (a)   Developer shall (i) construct the Casino Complex either as new construction or as a combination of new construction and existing structures or new construction and modifying existing structures, (ii) diligently operate and maintain the Casino Complex and all other support facilities in a manner consistent with First Class Casino Complex Standards, the Act and all other Governmental Requirements and in compliance with this Agreement, and (iii) upon execution of this Agreement, provide to the City a document (including pictures, diagrams or illustrations) which illustrates Developer's concept for the Casino Complex and demonstrates the First Class Casino Standards.

          (b)   The Gaming Area shall be 100,000 square feet. Due to the imprecise ability to measure Gaming Area, City and EDC agree that if in good faith Developer measures its gaming floor area in a manner that differs from City's measurement of gaming floor area by ten percent (10%) or less, such variance shall not be considered a violation of this Section 2.2. Additionally, such variance shall not be deemed to be an amendment to or revision of this Agreement requiring the consent described in Section 14.25.

          (c)   Developer shall develop and construct the following Components, as more particularly described in Section G of Exhibit A, on or about the same time, as appropriate, based upon Developer's construction plans:

    (1)
    hotel with a minimum of four hundred (400) rooms (the "Initial Hotel Component");

    (2)
    theater;

    (3)
    ballroom/convention area;

    (4)
    restaurants, lounges and bars;

    (5)
    adequate retail space; and

    (6)
    adequate parking.

          (d)   Developer shall expand the Initial Hotel Component by constructing Additional Hotel Rooms, provided, however, that Developer's obligation to construct the Additional Hotel Rooms shall be subject to the occurrence of all of the following: (i) market conditions indicate that the Additional Hotel Rooms can be operated at a reasonable profit for a casino hotel operation; (ii) Developer's ability to acquire additional land, if necessary, on which to construct the Additional Hotel Rooms; and (iii) availability of financing to Developer, upon conventional terms reasonably satisfactory to Developer, necessary to construct the Additional Hotel Rooms. If Developer does not commence construction of the Additional Hotel Rooms on or before five (5) years from the date of this Agreement, then within thirty (30) days thereafter Developer shall provide the City with a written account of the reasons for not having commenced construction of the Additional Hotel Rooms. If the City disagrees with Developer's written account, the dispute shall be settled through arbitration. However, if hotel occupancy in the City of Detroit is below 75%, then it will be prima facie evidence that market conditions do not warrant further construction and the arbitration procedure will not be applicable. If the City prevails in such arbitration, the Developer shall be obligated to promptly commence and complete the Additional

  Hotel Rooms. In its site plan to be delivered to the City pursuant to Section 2.6, Developer shall delineate the approximate location at which the Additional Hotel Rooms will be constructed.

          (e)   Developer may develop, construct and operate Components of the Casino Complex through leasing, joint venture or other contractual arrangements with third parties, pursuant to which the ownership and operation of selected Components is vested in affiliated or independent entities; provided, however, that the arrangements comply with all applicable Governmental Requirements and; provided, further, that in all such cases Developer obtains contractual commitments from all such third parties to comply with the applicable provisions of this Agreement. Developer shall be liable for any non-compliance by such third parties as if such Component were owned and operated by Developer.

  2.3    Permits

        Developer shall diligently prepare and file all applications for, and pursue and use diligent efforts to obtain, the Permits. At Developer's request, the City will provide to Developer a City representative to (x) cooperate with and assist Developer in securing the Permits and (y) use commercially reasonable efforts to expedite the issuance of the Permits; provided, however, that nothing in this Agreement shall adversely affect, limit, restrict or reduce the right of the City or the County, as Governmental Authorities, to exercise their respective governmental powers and authority and to act in regulatory matters in accordance with applicable Governmental Requirements. If Developer requests that the City provide a City representative, Developer shall pay City for all documented fees and reasonable expenses of City for the services of the City representative and the City representative's staff, to the extent the City representative and staff are providing services to the Casino Complex.

  2.4    Quality of Work

        All Work shall be performed in a good and workmanlike manner and in accordance with good construction and standard industry practices. All materials used in the construction of the Casino Complex shall be of first class quality. The quality of the Finish Work shall meet or exceed First Class Casino Complex Standards.

  2.5    Construction and Scheduling

          (a)   Developer will comply with all applicable Governmental Requirements in the development, construction and financing of the Casino Complex and will achieve Completion on or before December 31, 2005 and Final Completion on or before Final Completion Date. Upon Completion, the Casino Complex will conform to First Class Casino Standards and to all applicable Governmental Requirements. Notwithstanding the foregoing, Developer's obligation to achieve Completion by the Completion Date and Final Completion by the Final Completion Date is subject to: (i) Force Majeure and (ii) there being be no order or ruling from a court of competent jurisdiction which would deprive Developer of a material portion of the economic benefits anticipated from its Casino Complex. In the event that Developer fails to achieve Completion as required by this Section 2.5(a), and such failure constitutes an Event of Default, then for each day from the first day of such Event of Default until the date of Completion, the City shall be entitled to liquidated damages from Developer in the amount of $50,000.

          (b)   City will expeditiously and appropriately process all requests and applications made by or on behalf of Developer for SD-5 zoning and site plan approvals, construction and related permits and inspections, street and alley vacations, grants of air rights, liquor and bar licenses, certificates of occupancy, and other such construction related matters, in order to assist Developer in its efforts to achieve Completion and Final Completion as set forth in Section 2.5(a).

  2.6    Design and approval

        Within sixty (60) days of City Council's approval of this Agreement, Developer will submit the following to the City for its consideration:

    (i)
    A site plan;

    (ii)
    A conceptual design plan establishing the general scope, conceptual design and scale relationships among the various Components, and the square footages of the various Components;

    (iii)
    Elevations;

    (iv)
    A development schedule and estimated timeline for Completion, including estimated key milestone dates;

    (v)
    Any known contingencies which are likely to affect either the scope of the project or Developer's ability to meet key milestone dates;

    (vi)
    A specific list of any concessions needed from the City, such as street vacations and air rights; and

    (vii)
    Detailed cost estimates for construction.

  2.7    Approval by City

        Wherever an approval is required of City pursuant to the terms of this Agreement, the approval or disapproval shall be given in writing, which in the case of disapproval, shall set forth the reasons of disapproval. Whenever in this Agreement any consent or approval of the City is required, such approval or consent shall be given or withheld by the Mayor, any City official designated by the Mayor or appropriate City department unless otherwise indicated. Prior to the Closing and from time to time thereafter, City shall designate in writing to Developer those individuals who have authority to grant any approvals or consents hereunder on behalf of City. Developer shall be entitled to rely on any writing signed by such designees.

3.     Other Obligations of Developer

  3.1    Casino Complex Operations

        Developer agrees to diligently operate and maintain the Casino Complex and all other support facilities directly, or through Casino Component Manager/Operators or Component manager(s), in a manner consistent with First Class Casino Complex Standards and in compliance with this Agreement.

  3.2    Hours of Operation

        Developer covenants that, at all times, it will: (i) continuously operate and keep open the Casino for Casino Gaming Operations for the maximum hours permitted under the Governmental Requirements; (ii) continuously operate and keep open for business to the general public twenty-four (24) hours each day, every day of the calendar year, the hotel Component and the parking Component; and (iii) operate and keep open for business to the general public all Components (other than hotel Component, parking Component and Components where Casino Gaming Operations are conducted) in accordance with commercially reasonable hours of operation. Notwithstanding the foregoing, Developer shall have the right from time to time in the ordinary course of business and without advance notice to City, to close portions of any Component (x) for such reasonable periods of time as may be required for repairs, alterations, maintenance, remodeling, or for any reconstruction required because of casualty, condemnation, governmental order or Force Majeure or (y) during non-peak hours or as a result of seasonal demands in accordance with usual and customary casino operating practices.

  3.3    Radius Restriction

          (a)   For purposes of this Section 3.3, "Restricted Party" means any Person who directly or indirectly owns any interest in Developer or in any Casino Manager which is an Affiliate of Parent Company other than any Person who is a Restricted Party due solely to that Person's ownership of (x) a direct or indirect interest in a Publicly Traded Corporation or (y) five percent (5%) or less direct or indirect interest in Developer. Commencing on March 12, 1998, and continuing for the shorter of (x) such period as casino gaming activities are permitted in the City; or (y) two (2) years after the Termination Date, neither Developer, Parent Company, any Casino Manager which is an Affiliate of Parent Company, Developer or any Restricted Party, nor any Restricted Party, shall directly or indirectly: (i) manage, operate or become financially interested in any casino within the Radius other than the Casino Complex; (ii) make application for any franchise, permit or license to manage or operate any casino within the Radius other than the Casino Complex; or (iii) respond positively to any request for proposal to develop, manage, operate or become financially interested in any casino within the Radius (the "Radius Restriction") other than the Casino Complex, provided that with respect to any Casino Manager which is an Affiliate of Parent Company, Developer or any Restricted Party, the period set forth in clause (y) shall be two (2) years after the termination of its Casino Component Management Agreement. Developer shall cause Parent Company, any Casino Manager which is an Affiliate of Parent Company, Developer or any Restricted Party and each Restricted Party requested by City, to execute and deliver to City at Closing an agreement to abide by the Radius Restriction. The Radius Restriction shall survive the termination of this Agreement.

          (b)   If Parent Company, Developer or any Restricted Party acquires or is acquired by a Person such that, but for the provisions of this Section 3.3, either Parent Company, Developer or any Restricted Party or the acquiring Person would be in violation of the Radius Restriction as of the date of acquisition, then such party shall have five (5) years in which to comply with the Radius Restriction. In addition, if the laws of the State are amended to allow more than three (3) casinos within the City or the Radius, then neither Developer nor any Restricted Party shall be deemed to be in violation of the Radius Restriction solely by reason of an ownership or other interest in any such additional casinos.

          (c)   Notwithstanding anything in Section 3.3(a) to the contrary, Developer shall have the right to (i) make loans to the other Detroit Casino Developers provided that (x) such loans are not secured, in whole or in part, by the Casino Complex, any Component or any direct or indirect ownership interest in Developer (other than by a Permitted Interest, as herein defined) and (y) Developer, as the result of such loans, is given no ability to control or manage the affairs of the borrower; and (ii) purchase such ownership interest in any other Detroit Casino Complex as and to the extent permitted under the Act (a "Permitted Interest").

          (d)   It is the desire of the parties that the provisions of this Section 3.3 be enforced to the fullest extent permissible under the laws and public policies in each jurisdiction in which enforcement might be sought. Accordingly, if any particular portion of this Section 3.3 shall ever be adjudicated as invalid or unenforceable, or if the application thereof to any party or circumstance shall be adjudicated to be prohibited by or invalidated by such laws or public policies, such section or sections shall be (i) deemed amended to delete therefrom such portions so adjudicated or (ii) modified as determined appropriate by such a court, such deletions or modifications to apply only with respect to the operation of such section or sections in the particular jurisdictions so adjudicating on the parties and under the circumstances as to which so adjudicated.

          (e)   The obligations of Developer under this Section 3.3 shall lapse and be of no further force or effect on December 14, 2009.

  3.4    Payment of Development Process Costs

          (a)   Developer previously has made payments to the City to satisfy certain Development Process Costs under the Amended Agreement. Developer shall continue to pay one-third (1/3) of the Development Process Costs pursuant to this Agreement in accordance with the procedures set forth below.

          (b)   City and/or EDC shall invoice Developer from time to time, but no more frequently than monthly, for: (i) one-third (1/3) of the Development Process Costs and (ii) to the extent City and/or EDC in their respective reasonable discretion determines that any Development Process Cost is directly attributable to a particular Detroit Casino Complex, the entire amount of such Development Process Cost, in each case incurred prior to the Completion Date. After the Completion Date, Developer shall be responsible only for such Development Costs as City and/or EDC reasonably determine were incurred after the Completion Date in connection with the Casino Complex (other than its share of any previously incurred but unpaid Development Process Costs). Developer shall pay such invoiced Development Process Costs within fifteen (15) Business Days from the date of the invoice. City and EDC, respectively, shall submit to Developer a summary of the charges set forth in such invoice containing such detail as City and EDC, respectively, reasonably believes is necessary to inform Developer of the nature of the costs and expenses and the basis for the allocation amongst Developer and the other Detroit Casino Developers. At Developer's request, City and EDC shall consult with Developer on the necessity for and allocation of such charges during the five (5) Business Days period immediately subsequent to Developer's receipt of such summary.

  3.5    Social Commitments

          (a)   As set forth on Exhibit A, Section E, Developer agrees to use commercially reasonable efforts to acquire all or some of its financing from a Detroit-Based Business, a Detroit Resident Business and/or a Small Business Concern and/or to utilize Detroit-based and/or Minority-owned financial institutions in serving Developer's financial needs.

          (b)   Developer agrees, to the extent permitted by applicable law, to:

    (1)
    perform and comply in all material respects with the commitments, promises and/or undertakings set forth on Exhibit A, Sections H, K, P, and Q;

    (2)
    use good faith efforts to perform and comply in all material respects with the commitments, promises and undertakings set forth in Exhibit A, Sections I, J, T, V, W, X, AA and BB;

    (3)
    use reasonable best efforts to perform and comply in all material respects with the commitments, promises and/or undertakings set forth on Exhibit A, Sections N, O, S, and CC, provided that Developer's obligations with respect to its commitments, promises and undertakings set forth on Exhibit A, Section O are also subject to Developer's obligations set forth in this Section 3.5(d), (g) and (h); and

    (4)
    use commercially reasonable efforts to perform and comply in all material respects with the commitments, promises and undertakings set forth on Exhibit A, Sections L and U.

          (c)   Developer agrees that no fewer than three thousand one hundred (3,100) full-time equivalent employees will be employed at the Casino Complex immediately following Completion, exclusive of construction workers, and thereafter, so long as casino gaming activities are permitted by law, will employ such number of employees as may be appropriate in the exercise of Developer's reasonable judgment to operate the Casino Complex in a manner consistent with First Class Casino Complex Standards and in compliance with this Agreement.

          (d)   Developer agrees to use reasonable best efforts to attain the goals of employment of Detroit residents set forth in Exhibit A, Section O. Whenever in this Agreement or the Exhibits, reference is made to "Detroit residents," the first determination of whether an individual is a Detroit resident shall be made based on the individual's residence as of his or her date of hire. The determination of whether Developer has achieved its hiring goals with respect to Detroit residents shall be made as of each December 14 (each, a "Determination Date"). Such goal shall be deemed met if on each Determination Date Developer either (i) met its hiring goals for Detroit residents since the last Determination Date, based on an individual's residence on his or her date of hire or (ii) Developer then employs no fewer than the number of Detroit residents established by its hiring goal, based on each individual's most current address on file with Developer.

          (e)   Developer agrees to comply with all federal, state and local laws governing equal employment opportunity.

          (f)    Developer agrees that it shall notify its Contractors and Consultants of their obligations relative to non-discrimination under this Agreement when soliciting same, shall include the provisions of this Section 3.5(f) in each contract with its Contractors and Consultants and require that its Contractors and Consultants include such provision in any subcontract as well as provide the City a copy of any such subcontract upon request. Developer shall have no obligation to enforce such provision if City is given the direct right to enforce such provision in any contract or subcontract.

          (g)   As set forth in Exhibit A, Section O, Developer agrees to be committed to affirmative action programs to increase the numbers of minority and women employees in the workforce of Developer, including professional and management positions.

          (h)   As set forth in Exhibit A, Section O, Developer voluntarily commits to hire Contractors who agree to implement an Equal Opportunity Employment Plan conforming to all applicable laws and consistent with Executive Order No. 22, dated August 29, 1983. Developer shall notify its Contractors of their obligations relative to implementing such an Equal Opportunity Employment Plan and shall include such a provision in each contract with its Contractors and require that its Contractors include such provision in any subcontract. Developer will have no obligation to enforce such provision if the City is given the direct right to enforce such provision in any contract or subcontract.

          (i)    Developer shall use reasonable best efforts to ensure that at least thirty percent (30%) of aggregate amounts expended by Developer under contracts entered into by Developer for the construction of, or any material additions, improvements or modification to the Casino Complex shall be paid to Detroit-Based Businesses, Detroit Resident Businesses, Small Business Concerns, Minority business concerns or women-owned businesses. As set forth in Exhibit A, Section S, Developer agrees to use reasonable best efforts to purchase during each Fiscal Year at least thirty percent (30%) of the total dollar value of all purchases of goods and services from Detroit-Based Businesses, Detroit Resident Businesses, Small Business Concerns, Minority business concerns or women-owned businesses.

    (1)
    "Reasonable best efforts" to achieve the goals set forth in this Section 3.5(i) may include, but are not limited to, the use of Joint Venture arrangements; Mentor Ventures; outreach to Detroit, minority and women business, trade and professional associations or organizations; outreach to community organizations; and advertising through media publications or other vehicles reasonably calculated to reach Detroit, Minority and women-owned businesses, including community news letters.

    (2)
    "Joint Venture" as used in Section 3.5(i)(1) means a combination of separate business persons or entities, one of which is a Detroit-Based Business, Detroit Resident Business,

      Small Business Concern, Minority business concern or women-owned business, which has been created to perform a specific contract and in which one or more of the latter business entities (a) shares in profits and losses, (b) is substantially involved in all phases of the contract including bidding and staffing; (c) provides a substantial portion of the total performance, responsibility and project management of a specific job; and (d) receives a substantial portion of the total remuneration from a specific job.

    (3)
    "Mentor Venture" as used in Section 3.5(i)(1) means a combination of a business entity with a Detroit-Based Business, Detroit Resident Business, Small Business Concern, Minority business concern or women-owned business for the purpose of providing the latter business entity with training, expertise, skill, experience, market access or other attributes in a business, trade or profession designed to enhance its ability to compete in the marketplace.

          (j)    Except as the Agreement or the context may otherwise require, each of Developer's obligations set forth in Section 3.5(a)-(i) are ongoing and performance thereof shall be determined annually.

          (k)   Joint Employment and Procurement Advisory Board

            (1)   The Joint Employment and Procurement Advisory Board (the "JEPAB") is and will be a private entity acting in an advisory capacity to Developer and the other Detroit Casino Developers. Developer cooperated with the other Detroit Casino Developers to establish and fund the JEPAB. Developer and each of the other Detroit Casino Developers, at their option, will appoint one (1) member to the JEPAB, and the Mayor and the City Council will each be invited to appoint three (3) members from the community at large. The public appointees will be non-salaried, but will be entitled to expense reimbursement paid by the JEPAB.

            (2)   The purpose of the JEPAB will be to work closely with the Developer and the other Detroit Casino Developers to evaluate the effectiveness of, and recommend improvements to, Developer's and each of the other Detroit Casino Developers' respective programs to achieve their goals of not less than fifty-one percent (51%) Detroit resident employment and not less than thirty percent (30%) procurement of goods and services from Detroit-Based Businesses, Detroit Resident Businesses, minority business concerns, women-owned businesses and/or Small Business Concerns. The JEPAB will review Developer's and each of the other Detroit Casino Developer's practices and programs aimed at achieving such goals, review the success of such efforts, recommend improvements and refinements to such practices and programs, and assist the Developer and each of the other Detroit Casino Developers in involving local community organizations and businesses in support of such efforts. Additionally, the JEPAB may recommend to Developer and each of the other Detroit Casino Developers the engagement of outside consultants to provide expert, independent guidance as to how to make Developer's and each of the other Detroit Casino Developers' programs more effective.

            (3)   The City will use an aggregate of Two Million Dollars ($2,000,000) from the Minority Business Development Fund to fund the activities of the JEPAB, which amount shall be in addition to those amounts paid to or received by the JEPAB prior to the date of this Agreement.

  3.6    Default Rate

        All amounts, including Development Process Costs, owed by Developer to City and/or EDC pursuant to any provision of this Agreement shall bear interest at the Default Rate from the due date (but if no due date is specified, then fifteen (15) Business Days from demand for payment) until paid.

  3.7    Administration of this Agreement

          (a)   The Mayor shall designate the City departments, agencies and/or personnel who shall be responsible for the administration of this Agreement; monitoring of the performance by Developer of its duties and obligations under this Agreement; and making recommendations to the Mayor concerning its enforcement.

          (b)   No later than ninety (90) days after the end of each Fiscal Year commencing with the Fiscal Year in which the Closing occurs, Developer shall deliver to City a report setting forth the following:

    (1)
    a description of Developer's efforts to comply with the requirements of Section 3.5(a) during such Fiscal Year;

    (2)
    a statement as to the number of employees (including the total number of full-time, part-time and full-time equivalent) employed by Developer on the Completion Date and each Determination Date (as the term is defined in Section 3.5(d));

    (3)
    a description of any administrative determination, binding arbitration decision, or judgment rendered by a court of competent jurisdiction finding a violation of any federal, state or local laws governing equal employment opportunity during such Fiscal Year;

    (4)
    a description of Developer's efforts to comply with the requirements of Section 3.5 (f), (g), (h) and (i) during such Fiscal Year;

    (5)
    a statement setting forth material information adequate to enable the City to determine compliance with the "hours of operation" commitments set forth in Section 3.2;

    (6)
    whether Developer is aware of any non-compliance with the restrictions set forth in Section 3.3(a) or the restrictions on transfer set forth in Section 8;

    (7)
    to the extent not otherwise covered in response to subparts (b)(1)-(6) above, a description of any change during such Fiscal Year in Developer's efforts to comply with the plans, measures, commitments, undertakings and covenants set forth on Exhibit A, Sections E, H, I, J, K, L, N, O, P, Q, S, T, U, V, W, X, AA, BB and CC.

        No information need be included in such report as to any obligation of Developer which has lapsed or which otherwise does not apply during such Fiscal Year.

  3.8    Negative covenants

        Developer covenants that except as indicated or as otherwise required by applicable law, at all times during the term of this Agreement:

          (a)   Developer will not, except as required by applicable law, make any change in its organizational structure which would alone or in the aggregate result in either (i) the governing body of Developer having fewer than three (3) members who are African American, two (2) members who are women and three (3) members who are residents of the City, provided that a member (whether voting directly or by proxy) of the governing body may be counted more than once, if applicable, to satisfy such membership requirements; or (ii) the material diminution of the powers of such governing body. Developer's obligation contained herein will be subject to the vagaries of the casino licensing process. The evidence of a good faith effort to comply with this obligation shall forestall the declaration of an Event of Default under this Agreement.

          (b)   Developer will not, upon an Event of Default or during the continuance of any event which, with the giving of notice or passage of time or both, could become an Event of Default,

  declare or pay any dividends or make any other payments or distributions to any members of Developer or their respective Affiliates, except for Permitted Affiliate Payments.

          (c)   Until April 9, 2003, Developer (i) will prohibit a Transfer by Atwater Casino Group, L.L.C. directly or indirectly of its ownership interest in Developer and (ii) will cause Atwater Casino Group, L.L.C. to prohibit a Transfer by a Local Partner of any direct or indirect ownership interest in Atwater Casino Group, L.L.C., except for a Permitted Transfer. For purposes of this Section 3.8, a "Permitted Transfer" means any Transfer by a Local Partner of a direct or indirect ownership interest in Atwater Casino Group, L.L.C. which meets any of the following: (1) the transferee of the interest is a resident of the State; (2) the transferee of the interest is a Local Partner; (3) the Transfer is being made due to the economic hardship of the Local Partner; (4) the transferee of the interest is a spouse, child or parent ("Family Members") of a Local Partner; (5) the transferee of the interest is an entity whose beneficial owners consist solely of Local Partners and/or Family Members; (6) if the transferor is an entity, the transferees of the interest are the beneficial owners of such transferor; (7) the Transfer is by operation of law; (8) the Transfer is on account of a pledge to (x) an institutional lender or (y) any Person who owns a direct or indirect interest in Developer; (9) the transferee of the interest is Developer or any of its Affiliates and the failure to purchase the interest would result in any Person who directly or indirectly owns an interest in Developer becoming ineligible to hold a Certificate of Suitability or Casino License as defined in the Act or otherwise suffering a loss, suspension or inability to obtain a gaming license in any jurisdiction in which Developer, such Affiliate or Person conducts or proposes to conduct gaming operations; or (10) the transferee is Developer or its Affiliate in the circumstance in which the transferor is in default under its organizational agreements and the Transfer is made thereunder. In addition, for purposes of this Section 3.8, a "Permitted Transfer" includes a Transfer or series of related Transfers by Atwater Casino Group, L.L.C. and/or Local Partners which, when aggregated, equals forty-nine percent (49%) or less of the ownership interest of Atwater Casino Group, L.L.C. in Developer.

          (d)   Developer shall not enter into any Financing unless all parties under the Financing having a right to foreclose on all or part of the Casino Complex execute an agreement in form and substance satisfactory to the City in the exercise of its reasonable judgment which is consistent with Section 3.12(b).

  3.9    Notification

        As soon as practicable after obtaining knowledge or notice thereof, Developer shall deliver to City, together with copies of all relevant documentation with respect thereto:

          (a)   Notice of any matured event of default under any financing related to the Casino Complex.

          (b)   Notice of all summons, citations, directives, complaints, notices of violation or deficiency, and other communications from any Governmental Authority other than City or the Board, asserting a material violation of Governmental Requirements applicable to the Casino Complex.

          (c)   Notices received by Developer from the Board which in Developer's reasonable opinion assert a material violation of the Act.

  3.10    Veracity of Statements

        Except (i) as otherwise indicated herein; and (ii) for statements of third parties (other than Affiliates) which Developer has reasonable grounds to believe are accurate and for projections which Developer has reasonable grounds to believe are reasonable, no representation or warranty of Developer, or any certification or report furnished by Developer to City and/or EDC pursuant hereto which, if not materially accurate, would have a material adverse effect on the Casino Complex, when read in conjunction with the other representations, warranties and certifications, contains or will contain, any untrue statement of a material fact, or will omit any material fact that would cause such representation, warranty, statement or certification to be materially misleading, provided that representations, warranties and certifications made as of a specified date shall reflect facts and circumstances known to Developer as of such specified date.

  3.11    Use of Casino Complex

        So long as casino gaming activities would be permitted by law to operate at the Casino Complex (assuming the existence of a valid Casino License), the primary business to be operated at the Casino Complex (wherever it may be located) shall include casino gaming activities. The obligations of Developer under this Section shall lapse and be of no further force or effect on and after April 9, 2033.

  3.12    Financing

          (a)   Developer agrees to deliver to City for City's review, but not approval, relevant documents relating to a Financing. The City must be satisfied in its reasonable judgment that any "Material Adverse Change or Condition" clause or clause of similar import that condition funding of the financing will not impair Developer's ability to achieve Completion of its Casino Complex by the Completion Date. Delivery by Developer of Parent Company's Guaranty and Keepwell shall be prima facie evidence that the "Material Adverse Change or Condition" clause or clause of similar import will not impair Developer's ability to achieve Completion of the Casino Complex by the Completion Date.

          (b)   Developer agrees that it shall not enter into any Mortgage unless such Mortgage shall provide that (i) the Mortgagee shall not transfer or assign its interest in any Mortgage without City's prior written consent, except to a Suitable Lender; and (ii) if, as the result of a Loan Default, the Mortgagee forecloses upon or otherwise acquires all or part of Developer's interest in the Casino Complex, the Mortgagee (or the Nominee of the Mortgagee) shall expressly accept and agree to assume all of the terms, covenants and provisions of this Agreement contained to be kept, observed and performed by Developer and become bound to comply therewith. As used in this Agreement, the word "Nominee" shall mean a Person who is designated by Mortgagee to act in place of the Mortgagee solely for the purpose of holding title to the Casino Complex and performing the obligations of Developer hereunder.

          (c)   In no event may Developer or any Finance Affiliate represent that City is or in any way may be liable for the obligations of Developer or any Finance Affiliate in connection with (i) any financing agreement or (ii) any public or private offering of securities. If Developer or any Finance Affiliate shall at any time sell or offer to sell any securities issued by Developer or any Finance Affiliate through the medium of any prospectus or otherwise that relates to the Casino Complex or its operation, Developer shall (i) first submit such offering materials to City for review with respect to Developer's compliance with this Section 3.12(c) and (ii) do so only in compliance with all applicable federal and state securities laws, and shall clearly disclose to all purchasers and offerees that (y) the City shall not in any way be deemed to be an issuer or underwriter of such securities, and (z) the City and its officers, directors, agents, and employees have not assumed and shall not have any liability arising out of or related to the sale or offer of such securities, including any liability or responsibility for any financial statements, projections or other information contained in any prospectus or similar written or oral communication. Developer agrees to indemnify, defend or hold the City and its respective officers, directors, agents and employees free and harmless from, any and all liabilities, costs, damages, claims or expenses arising out of or related to the breach of its obligations under this paragraph.

  3.13    Riverfront Site Closeout

          (a)   The Conveyance Agreement is hereby terminated, and no party thereto shall have any further obligations thereunder. Developer hereby releases and conveys to the City all its right, title and interest, if any, in the Riverfront Site.

          (b)   Developer shall continue to provide credit enhancement for the Riverfront Bonds and shall make all required payments of principal and interest thereon. Developer hereby releases and forever waives all of its rights, title and interest in, if any, the use of the proceeds held in the Riverfront Bond Fund. Developer may pre-pay, at its option, the principal of the Riverfront Bonds at any time as provided in the indenture for the Riverfront Bonds. The City will cooperate with Developer in continuing to maintain the Riverfront Bonds in good standing.

          (c)   At the Closing, and subject to the provisions of Section 1.4(a)(6), Developer will provide the documentation described in Section 1.4(a)(6) with respect to the Railroad Property.

          (d)   Except as and to the extent set forth in the Indemnity Agreement, Developer's obligations set forth in Sections 3.13(a), (b) and (c) are in full discharge of all its obligations relating to the Riverfront Site. Developer shall have no other liability or obligation, if any, with respect to the Riverfront Site, or the condemnation, acquisition, optioning or ownership of the Riverfront Site by the City and the EDC, or the relocation of businesses located therein, or any other matter related to or arising out of the foregoing. By way of example, and not of limitation, Developer shall have no obligation to City or EDC to contribute to the purchase of property, the relocation of businesses, the maintenance of the Riverfront Site, the payment of environmental claims or costs, or the payment of inverse condemnation claims or other claims by landowners. Nothing contained in either this Section 3.13(d) or elsewhere in this Agreement shall be construed as an admission by any party as to the existence of any such liability or obligation on the party of the City, EDC or Developer and all of such claims are expressly denied.

          (e)   The City and EDC agree to execute and provide at the Closing the form of release as attached hereto as Exhibit 3.13(e)(2). The Developer agrees to execute and provide at the Closing the form of release as attached hereto as Exhibit 3.13(e)(1).

  3.14    Financial Commitments by Developer

          (a)   Developer shall make the following payments to the City:

    (i)
    Developer shall pay the sum of Seventeen Million Dollars ($17,000,000) to the City within sixty (60) days of City Council's approval of this Agreement;

    (ii)
    Developer shall pay the sum of Ten Million Dollars ($10,000,000) to the City as Developer's contribution to the Minority Business Development Fund, in four (4) equal installments as follows:

    [a]
    Two Million Five Hundred Thousand Dollars ($2,500,000) within one hundred-twenty (120) days of City Council's approval of this Agreement;

    [b]
    Two Million Five Hundred Thousand Dollars ($2,500,000) within one hundred-eighty (180) days of City Council's approval of this Agreement;

    [c]
    Two Million Five Hundred Thousand Dollars ($2,500,000) within two hundred-forty (240) days of City Council's approval of this Agreement; and

    [d]
    Two Million Five Hundred Thousand Dollars ($2,500,000) within three hundred (300) days of City Council's approval of this Agreement.

    (iii)
    Developer shall pay the sum of Seventeen Million Dollars ($17,000,000) to the City in twelve (12) equal monthly installments, each such installment being paid on the first day of the month, commencing on June 1, 2003, and continuing each successive month thereafter until fully paid.

    (iv)
    From and after January 1, 2006, Developer shall pay to the City an amount equal to one percent (1%) of the Adjusted Gross Receipts received daily by Developer (the "Percentage Payment"). The Percentage Payment shall be remitted daily by Developer to the City by electronic wire transfer of funds commencing on January 1, 2006 and continuing throughout the term of this Agreement (the "Payment Period"). If in any calendar year during the Payment Period Developer's aggregate Adjusted Gross Revenues for such year equals Four Hundred Million Dollars ($400,000,000) (the "Target Amount"), then commencing on the date such Target Amount is reached and continuing to the end of that calendar year, the Percentage Payment shall be increased to two percent (2%). Additionally, within ten (10) Business Days of the date the Target Amount is reached, Developer shall pay to the City an amount equal to Four Million Dollars ($4,000,000). For ease of administration and to the extent practicable, the procedures for daily remittance of the Percentage Payment shall be consistent with the procedures used by the State for the remittance of the City's portion of the wagering tax.

          (b)   The requirements of Section 3.14(a) are in lieu of Developer's obligation to establish and fund the Development Fund as described in Exhibits J and M of the Amended Agreement and the JEPAB and such obligations are hereby terminated, except as specifically referenced in Section 3.14(a). In addition, the requirements of Section 3.14(a) are in consideration of the City's agreement pursuant to Section 2.2 to defer Developer's obligation to construct the Additional Hotel Rooms as required under the Amended Agreement. Developer hereby releases any rights it may have to demand repayment of any such funds previously paid and no such funds shall offset any amounts otherwise payable to the City by Developer.

          (c)   The Developer's obligations under Section 3.14(a) shall be suspended for so long as there exists any order or injunction issued by any court having proper jurisdiction in the matter, which order or injunction either (i) revokes or suspends Developer's Casino License for reasons beyond Developer's control; or (ii) enjoins Developer or anyone on its behalf from operating the Casino on Developer's behalf.

          (d)   The City agrees to establish the Minority Business Development Fund from the funds received from Developer under Section 3.14(a)(ii), together with (x) funds in the same amounts which the City will require to be paid by the other Detroit Casino Developers and (y) an additional Ten Million Dollars ($10,000,000) from other funds received hereunder from Developer and all other Detroit Casino Developers under their respective development agreements.

  3.15    Guaranty and Keepwell Agreement

        At Closing, Developer will cause Parent Company to execute and deliver a Guaranty and Keepwell Agreement effective when construction begins in substantially the form of Exhibit 3.15 attached hereto.

4.     Representations and Warranties

  4.1    Representations and Warranties of Developer

        Subject to Section 3.10 (Veracity of Statements), Developer represents and warrants to City that each of the following statements is true and accurate as of the Closing, except as otherwise indicated herein or in the Exhibits referenced herein:

          (a)   Developer is a limited liability company duly organized and validly existing under the laws of Michigan, and has all requisite power and authority to enter into and perform its obligations under this Agreement and all other agreements and undertakings to be entered into by Developer in connection herewith.

          (b)   This Agreement and, to the extent such documents currently exist in a form accepted by City and Developer, each document contemplated or required by this Agreement to which Developer is a party has been duly authorized by all necessary action on the part of, and has been or will be duly executed and delivered by, Developer; is binding on Developer; and is enforceable against Developer in accordance with its terms, subject to applicable principles of equity and insolvency laws.

          (c)   Attached hereto is Exhibit A containing Sections A-CC (each a "Section"), which include certain representations, warranties and commitments of Developer. When considered individually, no Section contains an untrue statement or omits to state any material fact which would cause such statement to be materially misleading.

          (d)   Developer is not a party to any agreement, document or instrument that has a material adverse effect on the ability of Developer to carry out its obligations under this Agreement.

          (e)   Neither execution of this Agreement nor discharge by Developer of any of its obligations hereunder shall cause Developer to be in violation of any applicable law, or regulation, its charter or other organizational documents or any agreement to which it is a party.

  4.2    Representations and Warranties of the City

        City represents and warrants to Developer that each of the following statements is true and accurate as of the Closing:

          (a)   City is a validly existing municipal corporation and has all requisite power and authority to enter into and perform its obligations under this Agreement, and all other agreements and undertakings to be entered into by City in connection herewith.

          (b)   This Agreement and, to the extent such documents currently exist in a form accepted by City and Developer, each document contemplated or required by this Agreement to which City is a party has been duly authorized by all necessary action on the part of, has been or will be duly executed and delivered by City; is binding on City; and is enforceable against City in accordance with its terms, subject to applicable principles of equity and insolvency laws.

          (c)   Neither execution of this Agreement nor discharge by the City of any of its obligations hereunder shall cause City to be in violation of any applicable law, or regulation, its charter or organizational documents or any agreement to which it is a party.

5.     Other Obligations of City

  5.1    Re-Selection

          (a)   For purposes of this Section 5.1, "Triggering Event" means the ineligibility of Developer to operate the Casino as a result of a non-appealed judgment or court order or any re-selection process undertaken by the City as a result of any court judgment or order, other than a court judgment or court order issued in connection with any action resulting from the City's enforcement of its rights under this Agreement.

          (b)   The City agrees to use its reasonable best efforts to have three casino developers as permitted under the Act. Accordingly, in the event a Triggering Event occurs, the City agrees to reselect a developer (a "New Developer") with which the City will enter into a development agreement (a "New Agreement") for the development of a Casino Complex, upon the terms and conditions set forth in Section 5.1(c).

          (c)   The New Agreement will require that the New Developer purchase from Developer Developer's assets, business and operations relating to the Casino Complex (including any uncompleted portions of the Casino Complex), as a going concern, at their fair market value. Such fair market value shall be determined by an investment banker knowledgeable in casino gaming matters selected by agreement of Developer and the New Developer. If Developer and New Developer cannot agree on the selection of an investment banker, the fair market value shall be determined by an investment banker selected by the City who has not been materially involved with the Detroit Casino Complexes and who is knowledgeable in casino gaming matters. The New Developer's obligation to purchase the Casino Complex will be conditioned upon and subject to Developer's assignment to New Developer of any premises leases for the Casino Complex, together with any landlord's consent if required pursuant to any such leases.

          (d)   Developer agrees to sell to the New Developer Developer's assets, business and operations relating to the Casino Complex, as a going concern, and to assign to New Developer any premises leases for the Casino Complex, all as provided in this Section 5.1.

          (e)   The provisions of this Section 5.1 shall survive termination of this Agreement and shall be severable from the other provisions of this Agreement (including the provisions of this Agreement permitting Developer to operate the Casino) and shall continue in effect and shall be enforced regardless of whether any or all of the other provisions of this Agreement are adjudicated to be invalid or unenforceable.

6.     Default

  6.1    Events of Default

        The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

          (a)   Subject to Force Majeure, if Developer or City fails to substantially perform or comply with any commitment, agreement, covenant, term or condition (other than those specifically described in any other subparagraph of this Section 6.1) of this Agreement, including those certain covenants set forth in Section 3.5 hereof, and in such event if said defaulting party shall fail to remedy any such default within thirty (30) days after receipt of written notice of default with respect thereto; provided, however, that if any such default is reasonably susceptible of being cured within one hundred eighty (180) days, but cannot with due diligence be cured by the defaulting party within thirty (30) days, and if the defaulting party commences to cure the default within thirty (30) days and diligently prosecutes the cure to completion, then the defaulting party shall not during such period of diligently curing be in default hereunder as long as such default is completely cured within one hundred eighty (180) days of the first notice of such default to said defaulting party; provided, however, that if the cure can be accomplished by the payment of money, the failure to pay is not a diligent commencement of a cure;

          (b)   If Developer shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due;

          (c)   If Developer shall file a voluntary petition under any title of the United States Bankruptcy Code, as amended from time to time, or if such petition is filed against Developer and an order for relief is entered, or if Developer shall file any petition or answer seeking, consenting to or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or any future federal bankruptcy code or any other present or future applicable federal, state or similar statute or law, or shall seek or consent to or acquiesce to or suffer the appointment of any trustee, receiver, custodian, assignee, liquidator or similar official of Developer, or of all or any substantial part of its properties or of the Casino Complex or any interest therein of Developer;

          (d)   If within ninety (90) days after the commencement of any proceeding against Developer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or similar statute or law, such proceeding shall not have been dismissed; or if within ninety (90) days after the appointment, without the consent or acquiescence of Developer of any trustee, receiver, custodian, assignee, liquidator or other similar official of Developer or of all or any substantial part of its properties or of the Casino Complex or any interest therein of Developer, such appointment shall have not been vacated or stayed on appeal or otherwise, or if within ninety (90) days after the expiration of any such stay, such appointment shall not have been vacated;

          (e)   If any representation or warranty made by Developer hereunder is intentionally false or misleading in any material respect when made and such false or misleading representation or warranty has a material adverse effect on the Casino Complex;

          (f)    If a default shall occur, which has not been cured within any applicable cure period, under, or if there is any attempted withdrawal, disaffirmance, cancellation, repudiation, disclaimer of liability or contest of obligations (other than a contest as to performance of such obligations) under any agreement which guaranties the payment or performance of any of the obligations of Developer to City and/or EDC hereunder, other than as may be permitted in such agreement;

          (g)   Subject to Force Majeure, if in accordance with Section 9 Developer fails to maintain in full force and policies of insurance meeting the requirements of Section 9 and in such event Developer fails to remedy such default within five (5) Business Days after Developer's receipt of written notice of default with respect thereto from City;

          (h)   If the construction of the Casino Complex at any time is discontinued or suspended for a period of forty-five (45) consecutive calendar days, subject to Force Majeure and is not restarted prior to Developer's receipt of written notice of default hereunder;

          (i)    If the Final Completion does not occur by the Final Completion Date;

          (j)    If the Casino License is revoked by a final, non-appealable order or Developer fails to renew its Casino License; or

          (k)   If Developer fails to make any of those payments described in Section 3.14 when required and fails to make such payment within five (5) days after receiving written notice of default from the City.

  6.2    Remedies

          (a)   Subject to the limitations set forth in Section 6.5, upon an Event of Default, City and/or EDC, as applicable, shall have the right if it so elects: (i) to any and all remedies available at law or in equity; (ii) to terminate this Agreement; (iii) to receive liquidated damages as and to the extent set forth in this Agreement and (iv) to institute and prosecute proceedings to enforce in whole or in part the specific performance of this Agreement by Developer, and/or to enjoin or restrain Developer from commencing or continuing said breach, and/or to cause by injunction Developer to correct and cure said breach or threatened breach (a "Specific Performance Proceeding"). Except as and to the extent set forth in Section 6.5, none of the remedies enumerated herein is exclusive and nothing herein shall be construed as prohibiting City and/or EDC, as applicable, from pursuing any other remedies at law, in equity or otherwise available to it under the Agreement.

          (b)   Subject to the limitations set forth in Section 6.5, the rights and remedies of the City and EDC, as applicable, whether provided by law or by this Agreement, shall be cumulative, and the exercise by the City and/or EDC of any one or more of such remedies shall not preclude the exercise by it, at the same or different times, of any other such remedies for the same default or breach, to the extent permitted by law. No waiver made by the City and/or EDC shall apply to obligations beyond those expressly waived in writing.

          (c)   (i) Subject to Section 6.2(c)(ii) below, if the City and/or EDC, as applicable, fails to perform an act required under this Agreement within the time specified in this Agreement (or if no time is specified, within a reasonable time), Developer's sole and exclusive remedies against City and/or EDC shall be to institute and prosecute proceedings to: (x) enforce in whole or in part the specific performance of this Agreement by City and/or EDC, and/or to enjoin or restrain City and/or EDC from commencing or continuing said breach, and/or cause by injunction City and/or EDC to correct and cure said breach or threatened breach; or (y) reform this Agreement in such respects as may be determined to be equitable in light of the failure of City and/or EDC.

          (c)   (ii) Notwithstanding anything to the contrary set forth in Section 6.2(c)(i) above, with respect to any defaults or breaches by the City and/or EDC of any of their obligations under Section 5.1 or Section 14.25, Developer shall have available all rights and remedies under applicable law, in equity, or under this Agreement, on a cumulative basis, and the exercise by Developer of any one or more of such remedies shall not preclude the exercise by it, at the same or different times, of any other such remedies for the same default or breach.

          (d)   If an Event of Default shall occur to which a Mandatory Sale is a remedy available to the City (a "Significant Event of Default"), the following procedures shall be applicable and shall constitute a Mandatory Sale:

    (1)
    Following the occurrence of a Significant Event of Default which has not been cured within the time provided by this Agreement (a "Matured Significant Event of Default"), the City may, on written notice to Developer delivered within sixty (60) days following the Significant Event of Default becoming a Matured Significant Event of Default (the "Mandatory Sale Notice"), institute the procedures set forth in this Section 6.2(d); provided however; (i) if the City fails to deliver such Mandatory Sale Notice to Developer within such sixty (60) day period, the City shall be deemed to have waived the Mandatory Sale remedy with respect to that Matured Significant Event of Default, and (ii) notwithstanding the expiration of the applicable cure period, if Developer shall have cured the Matured Event of Default prior to the delivery of such Mandatory Sale Notice, the remedy of Mandatory Sale shall not be available with respect to that Matured Significant Event of Default.

    (2)
    Following receipt of a timely Mandatory Sale Notice, Developer shall commence good faith efforts to dispose of the Casino Complex in a manner consistent with this Agreement, including satisfying all the requirements of Section 8. In effecting such disposition, Developer shall be entitled to seek to maximize its own economic return, subject to consultation with the City and taking into account the findings set forth in Section 1.1 (Findings). Subject to Section 6.2(d)(3), during the period in which Developer is endeavoring to effect the disposition of the Casino Complex in a Mandatory Sale (the "Sale Period"), it shall continue to operate the Casino Complex pursuant to and in accordance with this Agreement.

    (3)
    Notwithstanding anything to the contrary provided for in Section 6.2(d)(2) above, the Casino Complex shall be operated during the Sale Period by a conservator qualified under the Act on the occurrence and for the duration of any of the following events: (i) Developer's Casino License is revoked by a final, non-appealable order or Developer fails to renew its Casino License; (ii) at the election of City upon written notice to Developer, if the disposition of the Casino Complex has not been completed within three (3) years following delivery of a timely Mandatory Sale Notice; (iii) at the election of City upon written notice to Developer, upon the occurrence of a Matured Significant Event of Default other than the one giving rise to the Mandatory Sale Notice.

    (4)
    Prior to completion of the disposition of the Casino Complex pursuant to a Mandatory Sale, Developer and City may mutually agree to terminate the disposition process, in which event the Mandatory Sale Notice shall be deemed to have been withdrawn and to be of no force or effect.

    (5)
    For purposes of Section 6.5(b)(2), the term "Shortfall Amount" shall mean the amount, if any, by which the (x) City's share of the Wagering Tax and (y) Municipal Services Fee derived from the operation of the Casino Complex during the Sale Period is less than the lesser of (1) eighty percent (80%) of the (x) City's share of the Wagering Tax and (y) Municipal Services Fee derived from the operation of the Casino Complex for the full twelve (12) calendar months immediately preceding the delivery of the Mandatory Sale Notice (or if the Casino Complex has been open for fewer than twelve (12) months, for that number of full calendar months that it has been opened) divided by twelve (12) (or such fewer number of full months in which the Casino Complex has been open) and multiplied by the number of full calendar months of the Sale Period; or (2) eighty percent (80%) of fifty percent (50%) of the (x) City's share of the Wagering Tax and (y) Municipal Services Fee derived from the operation of the other Detroit Casino Complexes during the Sale Period; provided however, in no event shall the Shortfall Amount exceed Fifty Million Dollars ($50,000,000). By way of illustration, if: (i) the Sale Period is eighteen (18) months; (ii) the (x) City's share of Wagering Tax and (y) Municipal Services Fee derived from the Casino Complex during the twelve (12) month period preceding the Sale Period is Twenty-Four Million Dollars ($24,000,000); (iii) the (x) City's share of the Wagering Tax and (y) Municipal Services Fee derived from the Sale Period is Twenty-Four Million Dollars ($24,000,000); and (iv) eighty percent (80%) of fifty percent (50%) of the aggregate of the (x) City's share of the Wagering Tax and (y) Municipal Services Fee derived from the other Detroit Casino Complexes during the Sale Period is Thirty Million Dollars ($30,000,000), then the Shortfall Amount computed under clause (1) would be Four Million Eight Hundred Thousand Dollars ($4,800,000) ($1.6 million multiplied by 18, i.e. $28.8 million; reduced by $24 million), and the Shortfall Amount computed under clause (2) would be Six Million Dollars ($6,000,000) ($30 million reduced by $24 million). Since the computation under clause (1) produces a lower number than the computation under clause (2), the Shortfall Amount computed under clause (1) would apply.

          (e)   If the City elects to receive liquidated damages upon the occurrence of an Event of Default enumerated in Section 6.5(a) or (e), Developer shall pay to City as the sole remedy of the City and as liquidated damages (and not as a penalty), an amount per calendar day for each calendar day during the "Damage Period," as hereinafter defined, equal to Fifty Thousand Dollars ($50,000). For purposes of this Section 6.2(e), the Damage Period shall commence on the date the City delivers written notice to Developer of its election to receive liquidated damages pursuant to Section 6.5(a) or (e) and shall continue until the date that such default is cured. The foregoing limitation on City's remedies shall in no way limit or diminish City's rights or remedies under the Guaranty and Keep Well Agreement.

          (f)    EDC agrees that (1) it has no right to, and shall not attempt to elect to exercise or exercise any remedy on behalf of the City under this Agreement and Guaranty and Keep Well Agreement and (2) it shall not elect to exercise or exercise any remedy under this Agreement and Guaranty and Keep Well Agreement without the consent of the Mayor.

  6.3    Termination

        Except for the provisions that by their terms survive, this Agreement shall terminate as provided in this Agreement.

  6.4    Liquidated Damages

        City, EDC and Developer covenant and agree that because of the difficulty and/or impossibility of determining City's and/or EDC's damages upon certain Events of Default and breaches of this Agreement as set forth in Sections 2.5(a), 6.2(d) and 6.2(e), by way of detriment to the public benefit and welfare of the City through lost employment opportunities, lost tourism, degradation of the economic health of the City and loss of revenue, both directly and indirectly, Developer shall pay to City, as liquidated damages and not as a penalty, the sum or sums set forth in Sections 2.5(a), 6.2(d) and 6.2(e) that pertain to the specified Event of Default.

  6.5    Limitation of Remedies

        City's and EDC's remedies under Sections 6.2(a) and (b) for and only for the Events of Default enumerated below in this Section 6.5, shall be limited as follows:

          (a)   Upon an Event of Default arising under Section 6.1(a) due to the breach by Developer of any of its obligations specified in Section 1.4 (Closing) or Section 6.1(k), City may elect either to (i) institute a Specific Performance Proceeding; and/or (ii) (x) receive liquidated damages from Developer calculated as set forth in Section 6.2(e); and/or (y) terminate this Agreement and require a Mandatory Sale.

          (b)   Upon an Event of Default arising under Section 6.1(a) due to a breach by Developer of any of the following obligations specified in this Section 6.5(b), City may elect either to (i) institute a Specific Performance Proceeding; and/or either (ii) require a Mandatory Sale and receive the Shortfall Amount as liquidated damages from Developer; or (iii) receive actual damages from Developer: Section 3.10 (Veracity of Statements); Section 3.11 (Use of Casino Complex); failure of Developer to complete the Restoration as required under Section 11 (Damage and Destruction); or upon an Event of Default arising under Sections 6.1(b), (c), (d), (e), (f) or (j).

          (c)   Upon an Event of Default arising under Section 3.3 (Radius Restriction) by Developer and/or Parent Company, City may elect either to (i) institute a Specific Performance Proceeding and/or (ii) terminate this Agreement.

          (d)   Upon an Event of Default arising under Section 6.1(a) due to the breach by Developer of any of its obligations under Section 3.1 (Casino Complex Operations), City may elect either to (i) institute a Specific Performance Proceeding and/or (ii) receive actual damages from Developer, provided however, that if in a Specific Performance Proceeding, the arbitrator or arbitrators determine that Developer is not maintaining or operating the Casino Complex in a manner consistent with First Class Casino Complex Standards, but are unable or unwilling to fashion a specific performance remedy, in lieu thereof the arbitrator or arbitrators may require Developer to increase its spending for capital improvements or maintenance by Five Hundred Thousand Dollars ($500,000) over the ensuing twelve (12) month period (the "Initial Period"). If during the twelve (12) month period immediately following the Initial Period (the "Subsequent Period"), the City, by reason of an additional Event of Default under Section 6.1(a) due to a breach by Developer of any of its obligations under Section 3.1, initiates a Specific Performance Proceeding, and the arbitrator or arbitrators determine that Developer is not maintaining or operating the Casino Complex in a manner consistent with First Class Casino Complex Standards, but are unable or unwilling to fashion a specific performance remedy, in lieu thereof the arbitrator or arbitrators may require Developer to increase its spending for capital improvements or maintenance by One Million Dollars ($1,000,000) over the ensuing twelve (12) month period.

          (e)   Upon an Event of Default arising under Section 6.1(i), City may elect either to (i) institute a Specific Performance Proceeding; and/or either (ii) require a Mandatory Sale and receive the Shortfall Amount as liquidated damages from Developer; (iii) receive actual damages from Developer; or (iv) receive liquidated damages from Developer.

        The foregoing limitations on City's and EDC's remedies under Section 6.5 shall in no way limit or diminish any other right of City or EDC under this Agreement or otherwise, including City's or EDC's rights or remedies (x) under the Guaranty and Keep Well Agreement, or under any other guaranty, indemnity, instrument or agreement or (y) under Sections 3.6 (Default Rate), 6.2(d) and (e), Section 7 (City's right to perform Developer's covenants), Section 9 (Insurance) or Section 11 (Damage and Destruction).

7.     City's Right to Perform Developer's Covenants

        If Developer at any time shall fail to take out, pay any insurance premiums for, maintain or deliver any of the insurance policies in the manner provided for herein, or shall fail to pay any sums, costs, expenses, charges, payments or deposits to be paid by Developer hereunder after notice and the expiration of any applicable cure period, City, without waiving or releasing Developer from any obligation of Developer contained in this Agreement or waiving or releasing any rights of City hereunder, at law or in equity, may (but shall be under no obligation to) pay any such sums, costs, expenses, charges, payments or deposits payable by Developer hereunder. All sums paid by City and all costs and expenses incurred by City in connection with the performance of any such obligation, together with interest thereon at the Default Rate from the respective dates of City's making of each such payment or incurring of each such sum, cost, liability, expense, charge, payment or deposit until the date of actual repayment to City, shall be paid by Developer to City on demand. Any payment or performance by City pursuant to the foregoing provisions of this Section shall not be nor be deemed to be a waiver or release of breach or default of Developer with respect thereto or of the right of City to take such other action as may be permissible hereunder, at law or in equity if an Event of Default by Developer shall have occurred. The City's rights under this Section 7 shall survive termination of this Agreement.

8.     Transfers

  8.1    Transfer of Development Agreement

Developer shall not, whether by operation of law or otherwise, Transfer this Agreement or the Casino Complex to a site that is not a Qualified Casino Complex Site without the prior written consent of the Mayor and City Council; provided, however, that the Mayor and City Council's right to consent to the Transfer of the Casino Complex shall be of no further force and effect at such time as the business operated at the Casino Complex no longer includes gaming activities.

  8.2    Transfer of Ownership Interest

          (a)   For purposes of this Section 8.2, "Restricted Owner" means (i) Developer and (ii) any Person who directly or indirectly owns or holds any interest in Developer or any Casino Component Manager/Operator of a Component other than any Person who would be a Restricted Owner due solely to that Person's ownership of (x) a direct or indirect interest in a Publicly Traded Corporation or (y) a five percent (5%) or less direct or indirect interest in (1) Developer unless, in the case of clause (y), upon completion of any Transfer the transferee will in the aggregate own or hold a five percent (5%) or more direct or indirect ownership interest in Developer, or (2) the Casino Component Manager/Operator of a Component. The covenants that Developer is to perform under this Agreement for City's benefit and the services that each Casino Component Manager/Operator of a Component renders with respect to the Casino Complex are personal in nature. City and EDC are relying upon Developer and the Casino Component Manager/Operators in the exercise of their skill, judgment, reputation and discretion with respect to the Casino

  Complex. From and after the Execution Date under the Amended Agreement, any Transfer by a Restricted Owner of (x) any direct ownership interest in Developer or any Casino Component Manager/Operator of a Component, whether held by virtue of partnership, limited liability company, corporation or other form of entity; or (y) any ownership interest in any Restricted Owner, whether held by virtue of partnership, limited liability company, corporation or through other form of entity shall require the prior written consent of City, provided that with respect to a Transfer by any Restricted Owner other than a Transfer by Developer, any Affiliate of Developer or any Affiliate of any Casino Component Manager/Operator of a Component, City shall not withhold its consent to any Transfer unless the transferee (i) is in default on any debts due City, EDC or any other entity (a "Municipal Supported Entity") that receives or received any City funding or subsidy to carry out its activities; (ii) has defaulted on any other material obligations to City, EDC or any Municipal Supported Entity whether or not such default has been cured; or (iii) has engaged in any frivolous litigation or made any frivolous claims against City as determined by a court, or has been found liable to the City for abuse of process or malicious prosecution with respect to claims against the City.

          (b)   Nothing contained in this Section 8.2 shall prevent a Transfer of (x) an ownership interest in a Restricted Owner by: (i) Parent Company or an Affiliate of Parent Company to an entity which has succeeded to all or a substantial portion of the assets of Parent Company or such Affiliate; or (ii) any Person (1) to that Person's spouse, child or parent ("Family Members"); (2) to an entity whose beneficial owners consist solely of such transferor and/or the Family Members of the transferor; (3) to the beneficial owners of the transferor if the transferor is an entity; (4) to any Person who owns any direct or indirect interest in any Restricted Owner; (5) to any Person to whom the City previously has consented to a Transfer; (6) by operation of law; and (7) to an institutional lender on account of a pledge to such lender or (y) an ownership interest in Developer or Restricted Owner or in any Affiliate of Developer or Restricted Owner in connection with a public offering registered pursuant to the Securities Act.

          (c)   All transferees shall hold their interests subject to the restrictions of this Section 8.

          (d)   Developer shall notify City as promptly as practicable upon Developer becoming aware of any Transfer.

          (e)   Developer agrees to (x) include in all Casino Component Management Agreements of a Component a transfer restriction provision substantially similar to the transfer restriction set forth in this Section 8.2 and to cause the Casino Component Manager/Operator of a Component to acknowledge that City is a third-party beneficiary of such provision; and (y) cause each Restricted Owner, other than a Publicly Traded Corporation, to (1) place a legend on its ownership certificate, if any, or include in its organizational documents, a transfer restriction provision substantially similar to the transfer restriction set forth in this Section 8.2 and (2) either enforce such provision or acknowledge that City is a third-party beneficiary of such provision.

9.     Insurance

  9.1    Maintain Insurance

Developer shall maintain in full force and effect the types and commercially reasonable amounts of insurance as set forth on Exhibit 9.1 to the extent available at commercially reasonable rates. Self insurance shall be permitted in accordance with First Class Casino Complex Standards.

  9.2    Form of Insurance and Insurers

Whenever, under the terms of this Agreement, Developer is required to maintain insurance, City shall be additional named insureds in all such insurance policies to the extent of their insurable interest, if any. All policies of insurance provided for in this Agreement shall be effected under valid and enforceable policies, in commercially reasonable form issued by responsible insurers which are authorized to transact business in the State, having a Best rating of not less than A+ or its equivalent from another recognized rating agency. As soon as practicable following the Closing date, Developer shall deliver to City a copy of each policy, together with proof reasonably satisfactory to City that the full premiums have been paid or provided for at least the first year of the term of such policies. Thereafter, as promptly as practicable prior to the expiration of each such policy, Developer shall deliver to City an Accord certificate, together with proof reasonably satisfactory to City that the full premiums have been paid or provided for at least the renewal term of such policies and as promptly as practicable, a copy of each renewal policy.

  9.3    Other Policies

Developer shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Agreement unless City is an additional named insured therein to the extent of its insurable interest, if any, with loss payable as provided in Section 9.2. Developer shall as promptly as practicable notify City of the taking out of any such separate insurance and shall cause copies of the original policies in respect thereof to be delivered as required in Section 9.2.

  9.4    Insurance Notice

Each such policy of insurance to be provided hereunder shall contain, to the extent obtainable on a commercially reasonable basis, (a) a provision that no act or omission of Developer which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company to pay City the amount of any loss sustained to the extent of its insurable interest, if any, and (b) an agreement by the insurer that such policy shall not be canceled or modified without at least thirty (30) days prior written notice by registered mail, return receipt requested, to City.

  9.5    Keep in Good Standing

Developer shall observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Casino Complex and Developer shall so perform and satisfy the requirements of the companies writing such policies.

  9.6    Blanket Policies

Any insurance provided for in this Article may be provided by blanket and/or umbrella policies issued to Developer covering the Casino Complex and other properties owned or leased by Developer; provided, however, that the amount of the total insurance allocated to the Casino Complex shall be such as to furnish in protection the equivalent of separate policies in the amounts herein required without possibility of reduction or coinsurance by reason of, or damage to, any other premises covered therein, and provided further that in all other respects, any such policy or policies shall comply with the other specific insurance provisions set forth herein and Developer shall make such policy or policies or a copy thereof available for review by City at the Casino Complex.

10.   Environmental

  10.1    Representations and Warranties

Developer, as a further inducement to the City to enter into this Agreement, makes the following representations and warranties:

    (1)
    Neither Developer nor anyone affiliated with the Developer has disposed, stored, discharged, treated, or released any hazardous substance or waste, as defined in the Environmental Laws in violation of any Environmental Law, at, on, in, under, to or from the Railroad Property; and

    (2)
    Developer acknowledges that the Railroad Property is subject to the Environmental Laws and that the Developer has, at all times during its ownership of the Railroad Property, complied with the Environmental Laws applicable to the Railroad Property.

  10.2    Indemnity

Developer shall indemnify, defend and hold harmless the City from any and all claims or demands (including reasonable attorney's fees) resulting directly or indirectly from violation of Section 10.1.

  10.3    Survival

The provisions of this Section 10 shall survive any termination of this Agreement and shall not be deemed to be merged with any deed.

11.   Damage and Destruction

  11.1    Damage or Destruction

In the event of damage to or destruction of improvements at the Casino Complex or any part thereof by fire, casualty or otherwise, Developer, at its sole expense and whether or not the insurance proceeds, if any, shall be sufficient therefor, shall promptly repair, restore, replace and rebuild (collectively, "Restore") the improvements, as nearly as possible to the same condition that existed prior to such damage or destruction using materials of an equal or superior quality to those existing in the improvements prior to such casualty. All work required to be performed in connection with such restoration and repair is hereinafter called the "Restoration." Developer shall obtain a permanent certificate of occupancy as soon as practicable after the completion of such Restoration. If neither Developer nor any Mortgagee shall commence the Restoration of the improvements or the portion thereof damaged or destroyed promptly following such damage or destruction and adjustment of its insurance proceeds, or, having so commenced such Restoration, shall fail to proceed to complete the same with reasonable diligence in accordance with the terms of this Agreement, City may, but shall have no obligation to, complete such Restoration at Developer's expense. Upon City's election to so complete the Restoration, Developer immediately shall permit City to utilize all insurance proceeds which shall have been received by Developer, minus those amounts, if any, which Developer shall have applied to the Restoration, and if such sums are insufficient to complete the Restoration, Developer, on demand, shall pay the deficiency to City. Each Restoration shall be done subject to the provisions of this Agreement.

  11.2    Use of Insurance Proceeds

          (a)   Subject to the conditions set forth below, all proceeds of casualty insurance on the improvements shall be made available to pay for the cost of Restoration if any part of the improvements are damaged or destroyed in whole or in part by fire or other casualty. All such insurance proceeds, less the cost of collection, shall be paid into a trust account to be created by an independent third party ("Insurance Trustee") to be chosen by (i) the First Mortgagee if the Casino Complex is encumbered by a First Mortgage or (ii) Developer and City in the event there is no First Mortgagee, within ten (10) days of when the proceeds are to be made available. Nothing herein shall prohibit the First Mortgagee from acting as the Insurance Trustee. If Developer or City for whatever reason, cannot or will not participate in the selection of the Insurance Trustee, then the other party shall select the Insurance Trustee. Developer shall name the Insurance Trustee appointed pursuant to this Section 11.2 as the sole loss payee on Developer's casualty insurance. If those parties who participate in the selection process cannot agree on the selection of the Insurance Trustee, either City or Developer may apply to the Circuit Court for the County for the appointment of a local bank having a capital surplus in excess of Two Hundred Million Dollars ($200,000,000) as the Insurance Trustee. The Insurance Trustee shall hold the insurance proceeds in trust to be disbursed in stages to pay for the cost of the Restoration, as hereafter provided. The Insurance Trustee shall deposit the insurance proceeds in an interest bearing account and any after tax interest earned thereon shall be added to the insurance proceeds. All fees and expenses of the Insurance Trustee shall be paid by Developer.

          (b)   Promptly following any damage or destruction to the improvements by fire, casualty or otherwise, Developer shall:

    (1)
    give written notice of such damage or destruction to City and each Mortgagee; and

    (2)
    deliver an agreement by Developer to complete the Restoration in a reasonable amount of time plus periods of time as performance by Developer is prevented by Force Majeure events (other than financial inability) after occurrence of the fire or casualty.

          (c)   After satisfaction of the conditions specified in paragraph (b) of this Section, insurance proceeds shall be paid to Developer, or City, as the case may be, from time to time thereafter in installments, but not more frequently than once a month, upon application to be submitted from time to time by Developer to Insurance Trustee showing the cost of work, labor, services, materials, fixtures and equipment incorporated in the Restoration, or incorporated therein since the last previous application, and paid for by Developer or then due and owing. The amount of any installment to be paid to Developer shall be such proportion of the total insurance proceeds as the cost of work, labor, services, materials, fixtures and equipment theretofore incorporated by Developer into the Restoration bears to the total estimated cost of the Restoration by Developer, less all payments heretofore made to Developer out of the insurance proceeds. Upon completion of and payment for the Restoration by Developer, the balance of the insurance proceeds shall be paid over to Developer, subject to the rights of any Mortgagee named as an insured. If the estimated cost of any Restoration exceeds the insurance proceeds received by Insurance Trustee, then prior to the commencement of such Restoration or thereafter if at any time that the cost to complete the Restoration exceeds the unapplied portion of such insurance proceeds, Developer shall from time to time immediately deposit with Insurance Trustee cash funds in the amount of such excess, to be held and applied by Insurance Trustee in accordance with the provisions hereof. If City elects to make the Restoration at Developer's expense, as provided in Section 11.1, then, as provided above with respect to Developer, Insurance Trustee shall pay over the insurance proceeds to City, from time to time, upon City's application accompanied by a certificate containing the statements required under clauses (i), (ii) and (iii) of Section 11.2(d)(1), to the extent not previously paid to Developer pursuant to this Section 11.2(c), and Developer shall pay to Insurance Trustee, on demand, any sums which City certifies to be an estimate of the amount necessary to complete the Restoration, less the undisbursed insurance proceeds.

          (d)   The following shall be conditions precedent to each payment made to Developer as provided in Section 11.2:

    (1)
    There shall be submitted to Insurance Trustee the certificate of the architect stating (i) that the sum then requested to be withdrawn either has been paid by Developer or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons (whose names and addresses shall be stated) who have rendered or furnished work, labor, services, materials, fixtures or equipment for the work and giving a brief description of such work, labor, services, materials, fixtures or equipment and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said Persons in respect thereof, and stating in reasonable detail the progress of the Restoration up to the date of said certificate; (ii) that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Developer; and (iii) that the balance of the insurance proceeds held by Insurance Trustee will be sufficient, upon completion of the Restoration, to pay for the same in full, and stating in reasonable detail an estimate of the cost of such completion.

    (2)
    There shall be furnished to Insurance Trustee appropriate sworn statements and lien waivers (which comply with the mechanics' lien laws of the State) from all Persons receiving payment under such draw.

    (3)
    There shall be furnished to Insurance Trustee a title search, or a similar certificate of a title insurance company reasonably satisfactory to Insurance Trustee, showing that there are no liens affecting the Casino Complex or any part thereof in connection with work done, authorized or incurred at or relating to the Casino Complex which had not been discharged of record, except such as will be discharged upon payment of the amount then requested to be withdrawn.

          (e)   Notwithstanding anything in this Section 11.2 to the contrary, insurance proceeds for any fire or casualty of less than Forty Million Dollars ($40,000,000) shall not be paid to the Insurance Trustee to be disbursed as provided in Section 11.2, but instead such proceeds shall be paid by the insurer directly into a segregated account established by Developer for the purpose of funding the Restoration. This account is established as an assurance fund to guarantee the completion of the Restoration. Developer retains the right to withdraw funds from this account to pay for the Restoration and to any excess funds in the account following completion of the Restoration. Upon receipt of such proceeds in the account, Developer shall promptly undertake and complete the Restoration in accordance with this Article.

  11.3    No Termination

No destruction of or damage to the improvements, or any portion thereof or property therein by fire, flood or other casualty, whether such damage or destruction be partial or total, shall permit Developer to terminate this Agreement or relieve Developer from its obligations hereunder.

  11.4    Condemnation

If a Major Condemnation occurs, this Agreement shall terminate, and no party to this Agreement shall have any claims, rights, obligations, or liabilities towards any other party arising after termination, other than as provided for herein. If a Minor Condemnation occurs or the use or occupancy of the Casino Complex or any part thereof is temporarily requisitioned by a civil or military governmental authority, then (a) this Agreement shall continue in full force and effect; (b) Developer shall promptly perform all Restoration required in order to repair any physical damage to the Casino Complex caused by the Condemnation, and to restore the Casino Complex, to the extent reasonably practicable, to its condition immediately before the Condemnation. If a Minor Condemnation occurs, any Proceeds in excess of Forty Million Dollars ($40,000,000) will be and are hereby, to the extent permitted by applicable law and agreed to by the condemnor, assigned to and shall be withdrawn and paid into an escrow account to be created by an escrow agent (the "Escrow Agent") selected by (i) the First Mortgagee if the Casino Complex is encumbered by a First Mortgage; or (ii) Developer and City in the event there is no First Mortgagee, within ten (10) days of when the Proceeds are to be made available. If Developer or City for whatever reason cannot or will not participate in the selection of the Escrow Agent, then the other party shall select the Escrow Agent. Nothing herein shall prohibit the First Mortgagee from acting as the Escrow Agent. This transfer of the Proceeds, to the extent permitted by applicable law and agreed to by the condemnor, shall be self-operative and shall occur automatically upon the availability of the Proceeds from the Condemnation and such Proceeds shall be payable into the escrow account on the naming of the Escrow Agent to be applied as provided in this Section 11.4. If City or Developer are unable to agree on the selection of an Escrow Agent, either City or Developer may apply to the Circuit Court for the County for the appointment of a local bank having a capital surplus in excess of Two Hundred Million Dollars ($200,000,000) as the Escrow Agent. The Escrow Agent shall deposit the Proceeds in an interest-bearing escrow account and any after tax interest earned thereon shall be added to the Proceeds. The Escrow Agent shall disburse funds from the Escrow Account to pay the cost of the Restoration in accordance with the procedure described in Section 11.2(b), (c) and (d). If the cost of the Restoration exceeds the total amount of the Proceeds, Developer shall be responsible for paying the excess cost. If the Proceeds exceed the cost of the Restoration, the Escrow Agent shall distribute the excess Proceeds, subject to the rights of the Mortgagees. Nothing contained in this Section 11.4 shall impair or abrogate any rights of Developer against the condemning authority in connection with any Condemnation. All fees and expenses of the Escrow Agent shall be paid by Developer.

12.   Indemnification

  12.1    Indemnification by Developer

          (a)   Developer shall defend, indemnify and hold harmless City, EDC and each of their officers, agents and employees (collectively the "Indemnitees" and individually an "Indemnitee") from and against any and all liabilities, losses, damages, costs, expenses, claims, obligations, penalties and causes of action (including reasonable fees and expenses for attorneys, paralegals, expert witnesses and other consultants at the prevailing market rate for such services) whether based upon negligence, strict liability, absolute liability, product liability, misrepresentation, contract, implied or express warranty or any other principal of law, that are imposed upon, incurred by or asserted against Indemnitees or which Indemnitees may suffer or be required to pay and which arise out of or relate in any manner to any of the following occurring prior to the Termination Date: (1) Developer's ownership, possession, use, condition or occupancy of the Casino Complex or any part thereof or any improvement thereon; (2) Developer's operation or management of the Casino Complex or any part thereof; (3) the performance of any labor or services or the furnishing of any material for or at the Casino Complex or any part thereof by or on behalf of Developer or enforcement of any liens with respect thereto; (4) any personal injury, death or property damage suffered or alleged to have been suffered by Developer (including Developer's employees, agents or servants), the Casino Complex Operator/Managers (including their employees, agents or servants) or any third person as a result of any action or inaction of Developer; (5) any work or things whatsoever done in, or at the Casino Complex or any portion thereof, or off-site pursuant to the terms of this Agreement by or on behalf of Developer; (6) the condition of any building, facilities or improvements at the Casino Complex or any non-public street, curb or sidewalk at the Casino Complex, or any vaults, tunnels, malls, passageways or space therein; (7) any breach or default on the part of Developer for the payment, performance or observance of any of its obligations under all agreements entered into by Developer or any of its

  Affiliates relating to the performance of services or supplying of materials to the Casino Complex or any part thereof; (8) any act, omission or negligence of any tenant, or any of their respective agents, contractors, servants, employees, licensees or other tenants; and (9) any claim by a third party relating to or arising from any failure of Developer to comply with all Governmental Requirements. In case any action or proceeding shall be brought against any Indemnitee based upon any claim in respect of which Developer has agreed to indemnify any Indemnitee, Developer will upon notice from Indemnitee defend such action or proceeding on behalf of any Indemnitee at Developer's sole cost and expense and will keep Indemnitee fully informed of all developments and proceedings in connection therewith and will furnish Indemnitee with copies of all papers served or filed therein, irrespective of by whom served or filed. Developer shall defend such action with counsel it selects provided that such counsel is reasonably satisfactory to Indemnitee. Such counsel shall not be deemed reasonably satisfactory to Indemnitee if counsel has: (i) a legally cognizable conflict of interest with respect to City or EDC; (ii) within the five (5) years immediately preceding such selection performed legal work for City or EDC which in their respective reasonable judgment was inadequate; or (iii) frequently represented parties opposing City or EDC in prior litigation. Each Indemnitee shall have the right, but not the obligation, at its own cost, to be represented in any such action by counsel of its own choosing.

          (b)   Notwithstanding anything to the contrary contained in Section 12.l(a) but further subject to Section 12.1(c) below, Developer shall not indemnify and shall have no responsibility to Indemnitees for: (i) any matter involving the gross negligence or willful misconduct of any of the Indemnitees; (ii) any matter giving rise to any liability of any of the Indemnitees prior to the April 9, 1998, except for such liabilities arising from acts or omissions undertaken by or at the request or insistence of Developer; (iii) any liability arising with respect to portions of the Casino Complex owned or under the control of the City, the EDC, or any instrumentality or subdivision thereof prior to April 9, 1998 which arises from any acts or omissions of any Indemnitee occurring prior to the April 9, 1998; (iv) liability, if any, arising from the City's or EDC's acquisition of or negotiations for the acquisition of the Riverfront Site, including causes of actions relating to condemnation or inverse condemnation by or against the City or EDC; (v) any failure by the City or any subdivision or instrumentality thereof to exercise its police and similar public safety powers with respect to the Casino Complex, but only to the extent Developer is not required to undertake or perform such services pursuant to the terms of this Agreement; (vi) any breach by City or EDC of its obligations pursuant to this Agreement; or (vii) any liability arising with respect to any off-site infrastructure improvements owned or under the control of the City which arise from acts or omissions of the City; or (viii) any liability arising as a consequence of the City's ownership of all or any part of the Casino Complex (including the land underneath the Casino Complex) prior to Developer's acquisition of same.

          (c)   The foregoing exclusions from Developer's obligation to indemnify Indemnitees set forth in Section 12.1(b) above shall in no event apply to Developer's environmental indemnity obligations set forth in Section 10.2.

13.   Force Majeure

  13.1    Definition of Force Majeure

        An event of "Force Majeure" shall mean the following events or circumstances, to the extent that they delay or otherwise adversely affect the performance beyond the reasonable control of Developer, or its agents and contractors, of their duties and obligations under this Agreement, or the performance by the City or the EDC of their respective duties and obligations under this Agreement:

          (a)   Strikes, lockouts, labor disputes, inability to procure materials, failure of utilities, labor shortages or explosions;

          (b)   Changes in Governmental Requirements by any Governmental Authority, first effective after the date of this Agreement.

          (c)   Acts of God, tornadoes, hurricanes, floods, sinkholes, fires and other casualties, landslides, earthquakes, epidemics, quarantine, pestilence, and/or abnormal inclement weather;

          (d)   Acts of a public enemy, acts of war, terrorism, effects of nuclear radiation, blockades, insurrections, riots, civil disturbances, or national or international calamities;

          (e)   Concealed and unknown conditions of an unusual nature that are encountered below ground or in an existing structure;

          (f)    Any temporary restraining order, preliminary injunction or permanent injunction, or mandamus or similar order, unless based in whole or in part on the actions or failure to act of Developer;

          (g)   Inability to have a Qualified Casino Complex Site Properly Zoned within 120 days after this Agreement has been executed by all parties and approved by City Council; or

          (h)   Unreasonable delay by the State in licensing Persons or any Component of the Casino Complex, to the extent necessary, under the Act, to the extent such delays are not based in whole or in part on the actions or failure to act of such Persons.

  13.2    Notice

Developer shall promptly notify the City of the occurrence of an event of "Force Majeure" and describe in reasonable detail the nature of the event.

  13.3    Excuse of Performance

Notwithstanding any other provision of this Agreement to the contrary, Developer shall be entitled to an adjustment in the time for or excuse of the performance of any duty or obligation of Developer under this Agreement for Force Majeure events, but only for the number of days due to and/or resulting as a consequence of such causes and only to the extent that such occurrences actually prevent or delay the performance of such duty or obligation or cause such performance to be commercially unreasonable.

14.   Miscellaneous

  14.1    Notices

        Notices shall be given as follows:

          (a)   Any notice, demand or other communication which any party may desire or may be required to give to any other party shall be in writing delivered by (i) hand-delivery, (ii) a nationally recognized overnight courier, (iii) telecopy, or (iv) mail (but excluding electronic mail, i.e., "e-mail") addressed to a party at its address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith:

If to City:	Mayor City of Detroit 1126 City-County Building Detroit, Michigan 48226 Telecopier No.: 313-224-4433

with copies to:	Corporation Counsel City of Detroit First National Building 660 Woodward Avenue Suite 1650 Detroit, Michigan 48226 Telecopier No.: 313-224-5505
If to EDC:	The Economic Development Corporation of the City of Detroit 211 West Fort Street Suite 900 Detroit, Michigan 48226 Telecopier No.: 313-963-9786
If to Developer:	Detroit Entertainment, L.L.C. 1922 Cass Avenue Detroit, Michigan 48226 Attn.: Legal Department Telecopier No.: 313-237-7721
Detroit Entertainment, L.L.C. 2901 Grand River Avenue Detroit, Michigan 48201 Attn.: General Manager and PR Director Telecopier No.: 313-961-0966
with copies to:	Mandalay Resort Group 3950 Las Vegas Boulevard South Las Vegas, Nevada 89119 Attn.: General Counsel Telecopier No.: 702-632-6723
- and -
Atwater Entertainment Associates, L.L.C. 300 River Place Suite 6600 Detroit, Michigan 48207 Attn.: Vivian Carpenter Telecopier No.: 313-394-0243
- and -
Atwater Casino Group, L.L.C. Fox Office Center, 10th Floor 2211 Woodward Detroit, MI 48201 Attn.: Marian Ilitch Telecopier No.: 313-983-6048
- and -
Dykema Gossett, PLLC 39577 Woodward Avenue Suite 300 Bloomfield Hills, Michigan 48304-2820 Attn.: Thomas B. Spillane, Jr. Telecopier No.: 248-203-0763

          (b)   Any such notice, demand or communication shall be deemed delivered and effective upon the earlier to occur of actual delivery or, if delivered by telecopier, the same day as confirmed by telecopier transmission or the first Business Day thereafter if telecopied on a non-Business Day.

  14.2    Non-Action or Failure to Observe Provisions of this Agreement

The failure of City, EDC or Developer to promptly insist upon strict performance of any term, covenant, condition or provision of this Agreement, or any Exhibit hereto, or any other agreement contemplated hereby, shall not be deemed a waiver of any right or remedy that City, EDC or Developer may have, and shall not be deemed a waiver of a subsequent default or nonperformance of such term, covenant, condition or provision.

  14.3    Applicable Law and Construction

The laws of the State shall govern the validity, performance and enforcement of this Agreement. This Agreement has been negotiated by City, EDC and Developer, and the Agreement, including the Exhibits, shall not be deemed to have been negotiated and prepared by City, EDC or Developer, but by each of them.

  14.4    Submission to Jurisdiction

          (a)   Each party to this Agreement hereby submits to the jurisdiction of the Wayne County Circuit Court, the appellate courts of the State and to the jurisdiction of the United States District Court for the Eastern District of the State, for the purposes of any suit, action or other proceeding arising out of or relating to this Agreement, and hereby agrees not to assert by way of a motion as a defense or otherwise that such action is brought in an inconvenient forum or that the venue of such action is improper or that the subject matter thereof may not be enforced in or by such courts.

          (b)   If at any time during the term of this Agreement, Developer is not a resident of the State or has no officer, director, employee, or agent thereof available for service of process as a resident of the State, or if any permitted assignee thereof shall be a foreign corporation, partnership or other entity or shall have no officer, director, employee, or agent available for service of process in the State, Developer or its assignee hereby designates the Secretary of State of the State, as its agent for the service of process in any court action between it and City and/or EDC or arising out of or relating to this Agreement and such service shall be made as provided by the laws of the State for service upon a non-resident; provided, however, that at the time of service on the Secretary of State, copy of such service shall be delivered to Developer in the manner provided in Section 14.1.

  14.5    Complete Agreement

This Agreement, and all the documents and agreements described or referred to herein, including the Exhibits hereto, constitute the full and complete agreement between the parties hereto with respect to the subject matter hereof, and supersedes and controls in its entirety over any and all prior agreements (including the Amended Agreement), understandings, representations and statements whether written or oral by each of the parties hereto.

  14.6    Holidays

It is hereby agreed and declared that whenever a notice or performance under the terms of this Agreement is to be made or given on a day other than a Business Day, it shall be postponed to the next following Business Day.

  14.7    Exhibits

Each Exhibit referred to and attached to this Agreement is an essential part of this Agreement.

  14.8    No Brokers

City, EDC and Developer hereby represent, agree and acknowledge that no real estate broker or other person is entitled to claim or to be paid a commission as a result of the execution and delivery of this Agreement.

  14.9    No Joint Venture

City and EDC on the one hand and Developer on the other, agree that nothing contained in this Agreement or any other documents executed in connection herewith is intended or shall be construed to establish City and/or EDC and Developer as joint venturers or partners.

  14.10    Governmental Authorities

Notwithstanding any other provisions of this Agreement, but subject to Section 2.5(b), any required permitting, licensing or other regulatory approvals by any Governmental Authorities shall be subject to and undertaken in accordance with the established procedures and requirements of such authority, as may be applicable, with respect to similar projects and in no event shall the Governmental Authority by virtue of any provision of this Agreement be obligated to take any actions concerning regulatory approvals except through its established processes.

  14.11    Technical Amendments

In the event that there are minor inaccuracies contained herein or any Exhibit attached hereto or any other agreement contemplated hereby, or the parties agree that changes are required due to unforeseen events or circumstances, or technical matters arising during the term of this Agreement, which changes do not alter the substance of this Agreement, the respective officers of City and EDC, and the officers of Developer, are authorized to approve such changes, and are authorized to execute any required instruments, to make and incorporate such amendment or change to this Agreement or any Exhibit attached hereto or any other agreement contemplated hereby.

  14.12    Unlawful Provisions Deemed Stricken

If this Agreement contains any unlawful provisions not an essential part of this Agreement and which shall not appear to have a controlling or material inducement to the making thereof, such provisions shall be deemed of no effect and shall be deemed stricken from this Agreement without affecting the binding force of the remainder. In the event any provision of this Agreement is capable of more than one interpretation, one which would render the provision invalid and one which would render the provision valid, the provision shall be interpreted so as to render it valid.

  14.13    No Liability for Approvals and Inspections

Except as may be otherwise expressly provided herein, no approval to be made by City under this Agreement or any inspection of the work by City under this Agreement, shall render City liable for failure to discover any defects or non-conformance with this Agreement, or a violation of or noncompliance with any federal, state or local statute, regulation, ordinance or code.

  14.14    Time of the Essence

All times, wherever specified herein for the performance by City or Developer of its obligations hereunder, are of the essence of this Agreement.

  14.15    Captions.

The captions of this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of this Agreement or in any way affect this Agreement.

  14.16    Sunset Provision

          (a)   The obligations imposed on Developer by and under Section 3.11 shall lapse and be of no further force or effect after April 9, 2033.

          (b)   The obligations imposed on Developer by and under Section 3.3 shall lapse and be of no further force or effect on December 14, 2009.

  14.17    Compliance

Any provision that permits or requires a party to take action shall be deemed to permit or require, as the case may be, the party to cause the action to be taken.

  14.18    Table of contents

The table of contents is for the purpose of convenience only and is not to be deemed or construed in any way as part of this Agreement or as supplemental thereto or amendatory thereof.

  14.19    Number and Gender

All terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any gender as the context may require.

  14.20    Third Party Beneficiary

There shall be no third party beneficiaries with respect to this Agreement.

  14.21    Cost of Investigation

If as a result of the Agreement, City or any of their directors or officers, the Mayor, or any City Council members, or any employee, agent, or representative of City is required to be licensed or approved by the Board, one-third (1/3) of all reasonable costs of such licensing, approval or investigation shall be paid by Developer within five (5) Business Days following receipt of a written request from City.

  14.22    Attorneys' Fees

Developer shall pay all of City's and EDC's costs, charges and expenses, including court costs and attorneys' fees, incurred in enforcing Developer's obligations under this Agreement or incurred by City or EDC in any action brought by Developer in which City or EDC is the prevailing party. If Developer is the prevailing party, Developer shall have no obligation to pay the attorneys' fees and costs of City and/or EDC and Developer shall recover its share of costs and reasonable attorneys' fees if and only if the court finds that the claims of the City and/or EDC are frivolous and that City and/or EDC are subject to sanctions.

  14.23    Further Assurances

City and Developer will cooperate and work together in good faith to the extent reasonably necessary and commercially reasonable to accomplish the mutual intent of the parties that the Casino Complex be successfully completed as expeditiously as is reasonably possible.

  14.24    Estoppel Certificates

City shall, at any time and from time to time, upon not less than fifteen (15) Business Days prior written notice from any lender of Developer, execute and deliver to any lender of Developer an estoppel certificate in the form attached hereto as Exhibit 14.24.

  14.25    Consent For Certain Amendments

The City agrees that it will not amend or revise a development agreement of any other Detroit Casino Developer without first obtaining the consent of Developer and all other Detroit Casino Developers if such amendment has the effect of:

          (a)   permitting a Detroit Casino Complex to locate on a site other than a Qualified Casino Complex Site;

          (b)   permitting a Detroit Casino Complex to have more than 100,000 square feet of gaming space;

          (c)   amending the Radius Restriction;

          (d)   amending the provisions regarding transfer of the Development Agreement or direct or indirect interests described in Section 8; and

          (e)   altering the manner in which Development Process Costs are paid among Developer and the other Detroit Casino Developers.

  14.26    Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original document and together shall constitute one instrument.

15.   Definitions

The terms defined in this Section 15 shall have the meanings indicated for purposes of this Agreement. Definitions which are expressed by reference to the singular or plural number of a term shall also apply to the other number of that term. Capitalized terms which are used primarily in a single Section of this Agreement are defined in that Section.

          (a)   "Additional Hotel Rooms" mean the difference between an eight hundred (800) room hotel Component and the number of hotel rooms constructed at the Casino Complex by December 31, 2005.

          (b)   "Act" means the Michigan Gaming Control and Revenue Act, being Sections 432.101 et. seq. of the Michigan Compiled Laws, as amended from time to time, together with all rules and regulations issued in connection therewith or promulgated thereunder.

          (c)   "Adjusted Gross Receipts" shall have the same meaning as given to such term in the Act.

          (d)   "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by, or is under common Control with, another Person. For purposes of clarification, Affiliates of Developer include, without limitation, Parent Company, Circus Circus Michigan, Inc., Atwater Casino Group, L.L.C., a Michigan limited liability company, Atwater Entertainment Associates, L.L.C., a Michigan limited liability company, and ZRX, L.L.C., a Michigan limited liability company.

          (e)   "Agreement" means this Revised Development Agreement.

          (f)    "Amended Agreement" means the Amended and Restated Development Agreement dated April 9, 1998, as amended by the First Amendment dated June 25, 1998, the Second Amendment dated December, 1999, the Third Amendment dated November 30, 2000, the Fourth Amendment dated November, 2001, the Fifth Amendment dated March     , 2002, the Sixth Amendment dated April     , 2002, and the Seventh Amendment dated June 12, 2002, among the City, the EDC and Developer.

          (g)   "Board" means the Michigan Gaming Control Board, or its successors.

          (h)   "Boundaries" means that area within the City which is bounded on the south by Jefferson Avenue, on the east by Interstate 375, on the north by a line running from Interstate 375 along Interstate 75, Grand River Avenue to Trumbull Avenue, and on the west by Trumbull Avenue as extended to Jefferson Avenue.

          (i)    "Business Day" means all weekdays except Saturday and Sunday and those that are official legal holiday of the City, State or the United States government. Unless specifically stated as "Business Days," a reference to "days" means calendar days.

          (j)    "Casino" means any premises wherein gaming is conducted by Developer pursuant to this Agreement, and for purposes of Section 12, any premises wherein gaming has been conducted by Developer pursuant to this Agreement or the Amended Agreement, and includes all buildings, improvements, equipment, and facilities used or maintained in connection with such gaming.

          (k)   "Casino Complex" means the Casino and all buildings, restaurants, hotel structures, recreational or entertainment facilities, restaurants or other dining facilities, bars and lounges, retail stores and other amenities that are connected with, or operated in such an integral manner as to form a part of the same operation whether on the same tract of land or otherwise.

          (l)    "Casino Component Manager/Operator" means the Person(s) engaged, hired and/or retained by Developer to manage and/or operate one or more Components under a Casino Component Management Agreement.

          (m)  "Casino Component Management Agreement" means any management agreement between Developer and a Casino Component Manager/Operator pertaining to the management and/or operation of one or more Components.

          (n)   "Casino Gaming Operations" means any gaming operations permitted under the Act and offered or conducted at the Casino Complex.

          (o)   "Casino License" means the license issued by the Board to operate the Casino and engage in Casino Gaming Operations.

          (p)   "Casino Manager" means the Person engaged, hired or retained by Developer to manage and/or operate the Casino and the Casino Gaming Operations. For purposes of clarification, Circus Circus Michigan, Inc., by virtue of its acting as a member of Developer, may be deemed a Casino Manager for purposes of this Agreement.

          (q)   "City" means the City of Detroit, a Michigan municipal corporation.

          (r)   "City Council" means the City Council of the City.

          (s)   "Closing Certificate" means the certificate to be delivered by Developer in the form as attached hereto as Exhibit 15(r).

          (t)    "Closing" means the date on which all of the conditions set forth in Section 1.4 are satisfied and/or waived.

          (u)   "Completion," "Completed" or "Substantial Completion" means for the Casino Complex, the completion of the Work, as evidenced by the entitlement to or receipt of a temporary certificate of occupancy by the appropriate Governmental Authority for all Components to which a certificate of occupancy would apply, and that the parking structure and not less than ninety percent (90%) of the gaming area, ninety percent (90%) of the Initial Hotel Component, and ninety percent (90%) of the retail floor space and ninety percent (90%) of the restaurant floor space are open to the public for their intended use (and/or in the case of the retail and restaurant floor spaces, are completed as shells and available for leasing).

          (v)   "Completion Date" means the date on which Completion occurs, but in any event, shall not be later than December 31, 2005.

          (w)  "Component" means, with respect to the Casino Complex, any of the following: the hotel; Casino; restaurants; meeting and assembly space; ballroom; theater; retail space; entertainment and recreational facilities; parking; private bus; limousine and taxi parking and staging areas; the other facilities described on Section G of Exhibit A; and such other facilities that may be added as Components by amendment to this Agreement.

          (x)   "Condemnation" means a taking of all or any part of the Casino Complex by eminent domain, condemnation, compulsory acquisition or similar proceeding by a competent authority for a public or quasi-public use or purpose.

          (y)   "Consultants" means the architect, engineers, planners and other consultants retained by Developer to perform the design services for the Components set forth in Section 2.2(c).

          (z)   "Contractor" means one or more firms licensed as a contractor in the State, City or County as required by applicable law, bonded to the extent required by applicable law and hired by Developer pursuant to an agreement with such Contractor or by a Contractor pursuant to a subcontract, to construct all or part of the Components set forth in Section 2.2(c).

          (aa)     "Control(s)" or "Controlled" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, as such terms are used by and interpreted under federal securities laws, rules and regulations.

          (bb)     "Conveyance Agreement" means the Conveyance Agreement dated April 28, 1999 among the City, the EDC and Developer.

          (cc)     "County" means Wayne County, Michigan.

          (dd)     "Default Rate" means a rate of interest at all times equal to the greater of (i) the rate of interest announced from time to time by Comerica Bank, or its successors ("Comerica"), at its City office, as its prime, reference or corporate base rate of interest, or if Comerica is no longer in business in the City or no longer publishes a prime, reference or corporate base rate of interest, then the prime, reference or corporate base rate of interest announced from time to time by such local bank having from time to time the largest capital surplus, plus four percent (4%) per annum or (ii) twelve percent (12%) per annum, provided, however, the Default Rate shall not exceed the maximum rate allowed by applicable law.

          (ee)     "Design Documents" means, collectively, as applicable, all engineering, architectural and construction documents for the design and construction of the Casino Complex.

          (ff)      "Detroit Based Business" is defined in Chapter 18 of the 1984 Detroit City Code.

          (gg)     "Detroit Casino Complex" means any of the three casino complexes operated at any time by any of the Detroit Casino Developers.

          (hh)     "Detroit Casino Developers" means any of Developer, Greektown Casino, L.L.C., a Michigan limited liability company, and MGM Grand Detroit, L.L.C., a Delaware limited liability company, and their successors in interest.

          (ii)       "Detroit Resident Business" means any business with at least four employees which employs at least fifty-one percent (51%) Detroit residents. An individual employee will be considered a Detroit resident once the business has presented proof of such individual's payment of the City of Detroit Income Tax in the previous taxable year, or proof that the individual is now subject to payment of Detroit Income Tax due to his/her residence in the City of Detroit.

          (jj)       "Developer" means Detroit Entertainment, L.L.C., a Michigan limited liability company, or its successors or assigns as permitted hereunder.

          (kk)     "Development Process Costs" means, to the extent not otherwise payable by Developer hereunder, the aggregate amount of any and all costs and expenses in good faith paid, or incurred by, City and/or EDC to third parties, in connection with the Detroit Casino Complexes, beginning with the planning and preparation of the RFP/Q.

          (ll)       "direct or indirect interest" means an interest in an entity held directly or an interest held indirectly through interests in one or more intermediary entities connected through a chain of ownership to the entity in question, taking into account the dilutive effect of the interests of others in such intermediary entities.

          (mm)     "EDC" means The Economic Development Corporation of the City of Detroit, a Michigan public body corporate.

          (nn)     "Environmental Laws" means all federal, state and local statutes, ordinances, regulations and rules relating to environmental quality, health, safety, contamination and clean-up, including the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section 2601 et seq.; the Federal Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq.; the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq.; and the Michigan Natural Resources and Environmental Protection Act ("NREPA"), MCL 324.3101-.21551, with implementing regulations and to the extent legally enforceable, guidelines. Environmental Laws shall also include all state, regional, county, municipal and other local laws, regulations, rules and ordinances insofar as they purport to regulate human health, the environment or Hazardous Materials.

          (oo)     "Equal Opportunity Employment Plan" means a voluntary plan for the employment of women and Minorities in the Casino Complex and in the construction of the Casino Complex.

          (pp)     "Event of Default" shall have the meaning ascribed to it in Section 6.1.

          (qq)     "Financial Statements" means a balance sheet and related statements of income and cash flows of Developer.

          (rr)      "Financing" means the act, process or an instance of obtaining funds for the Casino Complex, whether secured or unsecured, including but not limited to (i) issuing securities; (ii) drawing upon any existing or new credit facility; or (iii) contributions to capital by any Person.

          (ss)      "Finance Affiliate" means any Affiliate created to effectuate all or any portion of a Financing.

          (tt)      "Final Completion" means for the Casino Complex, the completion of the Work, as evidenced by the entitlement to or receipt of a temporary certificate of occupancy by the appropriate Governmental Authority for all Components to which a certificate of occupancy would apply, and that one hundred percent (100%) of the parking structure, gaming area, Initial Hotel Component, retail floor space and restaurant floor space are open to the public for their intended use (and/or in the case of the retail and restaurant floor spaces, are completed as shells and available for leasing).

          (uu)     "Final Completion Date" means December 31, 2006.

          (vv)     "Finish Work" refers to the finishes which create the internal and external appearance of the Casino Complex.

          (ww)     "First Class Casino Complex Standards" means the standards of quality established and maintained on the date hereof at Monte Carlo Resort and Casino, Las Vegas, Nevada, taken as a whole.

          (xx)     "First Mortgage" means the first priority Mortgage.

          (yy)     "First Mortgagee" means the holder of the First Mortgage.

          (zz)     "Fiscal Year" means the fiscal year that ends on the last day of the fiscal year of Developer. The first Fiscal Year shall be the period commencing on the date this Agreement is signed and ending on the last day of the fiscal year of Developer in which the the date this Agreement is signed. The term "Full Fiscal Year" means any Fiscal Year containing not fewer than three hundred sixty-five (365) days. The partial Fiscal Year commencing after the end of the last Full Fiscal Year and ending with the termination of this Agreement shall constitute a separate Fiscal Year.

          (aaa)    "Force Majeure" shall have the meaning ascribed to such term in Section 13.

          (bbb)    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession for use in the Unites States, which are acceptable to the circumstances as of the date of determination.

          (ccc)    "Gaming Area" means the space on which Casino Gaming Operations occur, exclusive of the work area and circulation pathways within Casino Complex.

          (ddd)    "Gaming Authorities" means all agencies, authorities and instrumentalities of the City, State, or the United States, or any subdivision thereof, having jurisdiction over the gaming or related activities at the Casino, including the Board, or their respective successors.

          (eee)    "Governmental Authority" or "Governmental Authorities" means any federal, state, county or municipal governmental authority, including all executive, legislative, judicial and administrative departments and bodies thereof (including any Gaming Authority) having jurisdiction over Developer and/or the Casino Complex.

          (fff)    "Governmental Requirements" means all laws, ordinances, statutes, executive orders, rules, zoning requirements and agreements of any Governmental Authority that are applicable to the acquisition, remediation, renovation, demolition, development, construction and operation of the Casino Complex including all required permits, approvals and any rules, guidelines or restrictions enacted or imposed by Governmental Authorities, but only to the extent that such laws, ordinances, statutes, executive orders, zoning requirements, agreements, permits, approvals, rules, guidelines and restrictions are valid and binding on Developer and Developer would be required to comply with the same without regard to this Agreement.

          (ggg)    "Guaranty and Keepwell Agreement" means the Guaranty and Keepwell Agreement between the City and Parent Company delivered pursuant to Section 3.15.

          (hhh)    "Hazardous Materials" means the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product, or constituent regulated under CERCLA; the Michigan Natural Resources and Environmental Protection Act, MCL 324.101-.21551; oil and petroleum products, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under the FIFRA; asbestos and asbestos-containing materials, polychlorinated biphenyls and other substances regulated under the TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. §1910.1200 et seq.; solid wastes whether or not hazardous within the meaning of RCRA; and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law.

          (iii)    "including" and any variant or other form of such term means including but not limited to.

          (jjj)    "Indemnity Agreement" means that certain indemnity agreement by and among the City, the Developer and the other Detroit Casino Developers in the form previously agreed to by such parties.

          (kkk)    "Initial Hotel Component" shall have the meaning ascribed to it in Section 2.2(c).

          (lll)    "JEPAB Funding Obligation" shall mean the obligation of the City to fund the Two Million Dollars ($2,000,000) for the JEPAB pursuant to Section 3.5(k).

          (mmm)    "Loan Default" means an event of default or default or event or condition which, with respect to Developer or its Finance Affiliate without further notice or passage of time, would entitle a mortgagee to exercise the right to foreclose upon, acquire, possess or obtain the appointment of a receiver or other similar trustee or officer over all or a part of Developer's interest in the Development.

          (nnn)    "Local Partner(s)" means any Person who directly or indirectly through an entity or series of entities owns an interest in Atwater Casino Group, L.L.C.

          (ooo)    "Major Condemnation" means a Condemnation either (i) of the entire Casino Complex, or (ii) of a portion of the Casino Complex if, as a result of the Condemnation, it would be imprudent or unreasonable to continue to operate the Casino Complex even after making all reasonable repairs and restorations.

          (ppp)    "Manage" means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

          (qqq)    "Mandatory Sale" shall have the meaning ascribed to it in Section 6.3.

          (rrr)    "Mayor" means the duly elected Mayor of the City.

          (sss)    "Minor Condemnation" means a Condemnation that is not a Major Condemnation.

          (ttt)    "Minority" means that term as defined in Section 18-5-31 of Chapter 18 of the 1984 Detroit City Code.

          (uuu)    "Minority Business Development Fund" shall mean a Forty Million Dollar ($40,000,000) fund established by the City from payments made by the Detroit Casino Developers under their respective development agreements, aggregating Thirty Million Dollars ($30,000,000), and an additional Ten Million Dollars ($10,000,000) from other funds received by the City from the Developers under their respective development agreements, to be used for Minority business development purposes and to satisfy the JEPAB Funding Obligation.

          (vvv)    "Mortgage" means a mortgage on all or any part of Developer's interest in the Casino Complex.

          (www)    "Mortgagee" means the holder from time to time of a mortgage on all or any part of Developer's interest in the Casino Complex.

          (xxx)    "MotorCity Casino" means the Casino currently owned and operated by Detroit Entertainment, L.L.C. and located at 2901 Grand River Avenue in Detroit, Michigan.

          (yyy)    "Parent Company" means Mandalay Resort Group, and its successors and assigns.

          (zzz)    "Permitted Affiliate Payments" means (i) payments which represent compensation for goods and services purchased or acquired from an Affiliate in the ordinary course of business; (ii) distributions required under Developer's operating agreement to satisfy tax payments; (iii) payments of interest or principal to any Affiliate of Developer, with respect to money borrowed from such Affiliate provided no acceleration of such payments shall be a Permitted Affiliate Payment unless as and to the extent loans to such Affiliate from third parties have been accelerated; (iv) payments to any Casino Manager which are used by such Casino Manager (for this purpose, Casino Manager shall include Circus Circus Michigan, Inc., subject to the City's receipt of Casino Manager documentation from Mandalay Resort Group) as a management fee or to pay compensation and benefits to its employees; (v) distributions to Developer's members in an amount equal to, and to be used solely for the purpose of paying, principal and interest on money borrowed to make capital contributions to Developer.

          (aaaa)    "Permits" means all licenses, permits, approvals, consents and authorizations that Developer is required to obtain from any Governmental Authority to perform and carry out its obligations under this Agreement including permits and licenses necessary to demolish, build, open, operate and occupy the Casino Complex.

          (bbbb)    "Person" means an individual, a corporation, partnership, limited liability company, association or other entity, a trust, an unincorporated organization, or a governmental unit, subdivision, agency or instrumentality.

          (cccc)    "Proceeds" means the compensation paid by the condemning authority to the City and/or Developer in connection with a Condemnation, whether recovered through litigation or otherwise, but excluding any compensation paid in connection with a temporary taking.

          (dddd)    "Properly Zoned" means SD-5 zoning has been approved by City Council.

          (eeee)    "Publicly Traded Corporation" shall have the same meaning as defined in the Act.

          (ffff)    "Qualified Casino Complex Site" means any site upon which any Detroit Casino Developer may construct and operate a Casino Complex, provided that the site is:

    (1)
    located either within the Boundaries or in another location approved in writing by the City and the other two Detroit Casino Developers;

    (2)
    Properly Zoned;

    (3)
    Located such that, absent the written consent of the City and the other two Detroit Casino Developers (i) each property line of Developer's Casino Complex is at least one-third mile from the property lines of the Detroit Casino Complexes of the other two Detroit Casino Developers, and (ii) there is no sharing with any other Detroit Casino Developer of any Detroit Casino Complex facilities. If two (2) prospective sites have property lines which are within one-third (1/3) mile of each other, the first site to be acquired shall be a permitted site for the Casino Complex to the exclusion of the other.

  (In other words, Developer may locate or relocate its Casino Complex outside of the Boundaries or share facilities with the Detroit Casino Complex of another Detroit Casino Developer or locate within one-third mile of another Detroit Casino Developer's Detroit Casino Complex with the prior written consent of the City and the other two Detroit Casino Developers.)

          (gggg)    "Radius" means the geographic area encompassed by a circle having a radius of one hundred fifty (150) miles and the intersection of Woodward and State Fair as its center.

          (hhhh)    "Railroad Property" means all real property owned by Jefferson Holdings, L.L.C., a Michigan limited liability company, which was acquired from Riverfront Holdings, Inc. and Grand Trunk Western Railroad Incorporated.

          (iiii)    "Restricted Party" has the meaning set forth in Section 3.3 (Radius Restriction).

          (jjjj)    "RFP/Q" means the Phase I and Phase II Request for Proposals and Qualifications issued by the City in connection with the land-based casino development project for the City.

          (kkkk)    "Riverfront Bonds" means (i) those bonds issued by the City in the principal amount of $49,927,978.09 for the purpose of funding the acquisition of the Riverfront Site and development and infrastructure costs, for which bonds Developer provided credit enhancement in the form of a letter of credit, and (ii) any bonds the proceeds of which are used to retire Riverfront Bonds.

          (llll)    "Riverfront Bond Fund" means the net proceeds of the Riverfront Bonds, plus all interest earned on such proceeds, minus the cost of issuance and all disbursements.

          (mmmm)    "Riverfront Site" means the Waterfront Reclamation and Casino Development Project Area.

          (nnnn)    "SD-5 zoning" means the current SD-5 zoning modified appropriately to take into account each Detroit Casino Developer's separate gaming site to be located within the Boundaries or in another location approved in writing by the City and the other two Detroit Casino Developers.

          (oooo)    "Small Business Concern" is defined in Section 18-5-1 of the 1984 Detroit City Code.

          (pppp)    "State" means the State of Michigan.

          (qqqq)    "Suitable Lender" means:

    (1)
    any insurance company as defined in Section 2(13) of the Securities Act of 1933;

    (2)
    any investment company registered under the Investment Company Act of 1940;

    (3)
    any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940;

    (4)
    any small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

    (5)
    any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;

    (6)
    any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974;

    (7)
    any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (5) or (6) of this section;

    (8)
    any business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

    (9)
    any investment adviser registered under the Investment Advisers Act of 1940;

    (10)
    any dealer registered pursuant to Section 15 of the Securities and Exchange Act of 1934 or its Affiliate;

    (11)
    any entity, all of the equity owners of which are, or all debt securities of which are owned by, (i) "qualified institutional buyers" as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act") acting for their own account or the accounts of other qualified institutional buyers, and/or (ii) parties who have acquired such equity interests or debt securities pursuant to Regulation S of the Securities Act or pursuant to a public offering registered pursuant to the Securities Act;

    (12)
    any bank as defined in Section 3(a)(2) of the Securities Act of 1933, any savings and loan association or other institution as referenced in Section 3(a)(5)(A) of the Securities Act of 1933, or any foreign bank or savings and loan association or equivalent institution;

    (13)
    any investor or group of investors purchasing debt securities of Developer who are (i) purchasing such debt securities of Developer in any public offering registered pursuant to the Securities Act; (ii) "qualified institutional buyers" (as defined in Rule 144A under the Securities Act); and/or (iii) purchasing such debt securities of Developer pursuant to Regulation S of the Securities Act;

    (14)
    Parent Company or any Affiliate of Parent Company;

    (15)
    any Publicly Traded Corporation whose securities are traded on a national exchange or are included for quotation on the NASDAQ Stock Market; and

    (16)
    any other lender approved by City in the exercise of its reasonable judgment.

          (rrrr)    "Termination Date" means the date that this Agreement is terminated as provided in this Agreement.

          (ssss)    "Transfer" means (i) any sale (including agreements to sell on an installment basis), assignment, transfer, alienation, merger, consolidation, reorganization, liquidation, or any other disposition by operation of law or otherwise, and (ii) the creation or issuance of new or additional interests in the ownership of any entity.

          (tttt)    "Work" means site preparation work and/or construction of the improvements in accordance with the construction documents for the Casino Complex and includes labor, materials and equipment to be furnished by a contractor or subcontractor.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have set their hands and had their seals affixed on the dates set forth after their respective signatures.

CITY OF DETROIT, a municipal corporation
By:	/s/ KWAME KILPATRICK
	Its:	Mayor
THE ECONOMIC DEVELOPMENT CORPORATION OF THE CITY OF DETROIT, a Michigan public body corporate
By:
Its:
By:
Its:
DETROIT ENTERTAINMENT, L.L.C., a Michigan limited liability company
By:	Circus Circus Michigan, Inc., a Michigan corporation, one of its members
	By:	/s/ GLENN SCHAEFFER
	Its:	President
By:	Atwater Casino Group, LLC, a Michigan limited liability company, one of its members
	By:	/s/ THOMAS CELANI
	Its:	President
	By:	/s/ VIVIAN CARPENTER
	Its:	V.P. and Manager

EXHIBIT 3.15: FORM OF
GUARANTY

6.	Default	17
	6.1 Events of Default	17
	Events of Default	17
	6.2 Remedies	18
	6.3 Termination	20
	Termination	20
	6.4 Liquidated Damages	21
	Liquidated Damages	21
	6.5 Limitation of Remedies	21
	Limitation on Remedies	21
7.	City's Right to Perform Developer's Covenants	22
8.	Transfers	22
	8.1 Transfer of Development Agreement	22
	8.2 Transfer of Ownership Interest	22
9.	Insurance	23
	9.1 Maintain Insurance	23
	9.2 Form of Insurance and Insurers	23
	Form of Insurance and Insurers	24
	9.3 Other Policies	24
	Other Policies	24
	9.4 Insurance Notice	24
	Insurance Notice	24
	9.5 Keep in Good Standing	24
	Keep in Good Standing	24
	9.6 Blanket Policies	24
	Blanket Policies	24
10.	Environmental	25
	10.1 Representations and Warranties	25
	10.2 Indemnity	25
	10.3 Contribution	25
	10.4 Survival	25
11.	Damage and Destruction	25
	11.1 Damage or Destruction	25
	Damage or Destruction	25
	11.2 Use of Insurance Proceeds	25
	Use of Insurance Proceeds	25
	11.3 No Termination	27
	No Termination	27
	11.4 Condemnation	27
	Condemnation	27
12.	Indemnification	28
	12.1 Indemnification by Developer	28
	Indemnification by Developer	28
13.	Force Majeure	29
	13.1 Definition of Force Majeure	29
	13.2 Excuse of Performance	30

14.	Miscellaneous	30
	14.1 Notices	30
	Notices	30
	14.2 Non-Action or Failure to Observe Provisions of this Agreement	32
	Non-Action or Failure to Observe Provisions of this Agreement	32
	14.3 Applicable Law and Construction	32
	Applicable Law and Construction	32
	14.4 Submission to Jurisdiction	32
	Submission to Jurisdiction	32
	14.5 Complete Agreement	32
	Complete Agreement	32
	14.6 Holidays	32
	Holidays	32
	14.7 Exhibits	33
	Exhibits	33
	14.8 No Brokers	33
	No Brokers	33
	14.9 No Joint Venture	33
	No Joint Venture.	33
	14.10 Governmental Authorities	33
	Governmental Authorities	33
	14.11 Technical Amendments	33
	Technical Amendments	33
	14.12 Unlawful Provisions Deemed Stricken	33
	Unlawful Provisions Deemed Stricken	33
	14.13 No Liability for Approvals and Inspections	33
	No Liability for Approvals and Inspections	33
	14.14 Time of the Essence	33
	Time of the Essence	33
	14.15 Captions.	34
	Captions	34
	14.16 Sunset Provision	34
	Sunset Provision.	34
	14.17 Compliance	34
	Compliance	34
	14.18 Table of contents	34
	Table of Contents	34
	14.19 Number and Gender	34
	14.20 Third Party Beneficiary	34
	Third Party Beneficiary	34
	14.21 Cost of Investigation	34
	Cost of Investigation	34
	14.22 Attorneys' Fees	34
	Attorneys' Fees	34
	14.23 Further Assurances	34
	Further Assurances	34
	14.24 Estoppel Certificates	35
	14.25 Consent For Certain Amendments	35
	14.26 Counterparts	35
	Counterparts	35
15.	Definitions	35

EXHIBIT 3.15: FORM OF
GUARANTY

GUARANTY

        This GUARANTY ("Guaranty") is made as of this    day of            , 2002, by Mandalay Resort Group, a Nevada corporation ("Guarantor"), having its office at 3950 Las Vegas Boulevard South, Las Vegas, Nevada 89119 to and for the benefit of the City of Detroit, a municipal corporation ("City").

W I T N E S S E T H

        WHEREAS, Detroit Entertainment, L.L.C., a Michigan limited liability company ("Developer") and City have executed that certain Revised Development Agreement dated of even date herewith ("Development Agreement," with capitalized terms herein having the same meaning as therein defined, unless expressly otherwise defined herein), which Development Agreement sets forth the terms and conditions upon which Developer has agreed to build and operate the Casino Complex; and

        WHEREAS, Guarantor being the parent of one of the members of Developer, will directly and indirectly benefit from the financial success of Developer.

        NOW, THEREFORE, in consideration of the foregoing premises, Guarantor, acknowledging that but for the execution and delivery of this Guaranty, City would be entitled to exercise certain rights and remedies under the Development Agreement with respect to Developer's nonperformance of, and noncompliance with, certain covenants, conditions and provisions therein, and in consideration of City's forbearance from exercising such rights and remedies and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, hereby covenants and agrees as follows:

        1.     Guarantor hereby absolutely, unconditionally and irrevocably guarantees to City the completion of the construction of the additional components to the Casino Complex, as set forth in the Development Agreement.

        2.     The obligations of Guarantor under this Guaranty shall terminate and be of no further force or effect as of the first date all of the additional components of the Casino Complex are open to the public for business.

        3.     Guarantor will maintain continuously in full force and effect and available to it resources, including unused lines of credit in its favor, in an amount reasonably sufficient to fund all amounts necessary to allow Guarantor to perform all of its obligations hereunder.

        4.     This is an absolute, irrevocable, present and continuing guaranty of payment and performance and not merely a guaranty of collection. Upon notice to Guarantor from City that Developer has failed to perform any of the Obligations, Guarantor agrees, on demand by City to:

          (a)   perform and pay each and every one of the Obligations in accordance with the terms, covenants and conditions of the Development Agreement;

          (b)   indemnify and hold City harmless from and against any and all loss, cost, damage, injury, liability, claim or expense City may suffer or incur by reason of any nonpayment or nonperformance of any of the Obligations; and

          (c)   fully reimburse and repay City for all outlays and expenses including interest thereon at the Default Rate, that City may make or incur by reason of any nonpayment or nonperformance of any Obligations, including, without limitation, all outlays and expenses that City may make or incur if City, in its sole discretion, elects to pay or perform any of the Obligations on Developer's or Guarantor's behalf.

        5.     Upon any Event of Default hereunder, City shall have the following rights and remedies:

          (a)   If City in its sole discretion choose to do so, it may perform any or all of Guarantor's obligations to be performed hereunder on Guarantor's behalf. In such event, Guarantor shall reimburse City immediately on demand for all costs and expenses, including reasonable attorneys' fees, that City may incur in performing those obligations, together with interest thereon at the Default Rate from the dates they are incurred until paid.

          (b)   In addition, City may bring any action at law or in equity or both, to compel Guarantor to perform its obligations hereunder and to collect compensation for all loss, cost, damage, injury and expense which may be sustained or incurred by City as a direct or indirect consequence of Guarantor's failure to perform those obligations, including interest thereon at the Default Rate.

        6.     Guarantor authorizes City to perform any and all of the following acts at any time in its sole discretion, all without notice to Guarantor and without affecting Guarantor's obligations under this Guaranty:

          (a)   With the consent of Developer, City may alter any terms of the Development Agreement, including renewing, compromising, extending or accelerating, or otherwise changing the time for performance thereunder.

          (b)   City may take and hold security for the Obligations, accept additional or substituted security therefor, and subordinate, exchange, enforce, waive, release, compromise, fail to perfect and sell or otherwise dispose of any such security.

          (c)   City may direct the order and manner of any sale of all or any part of any security now or later to be held for the Obligations and may also bid at any such sale.

          (d)   City may apply any payments or recoveries from Developer, Guarantor or any other source, and any proceeds of any security, to Developer's Obligations in such manner, order and priority as it may elect, whether or not those obligations are guaranteed by this Guaranty or secured at the time of the application.

          (e)   City may release Developer of all or any portion of its liability under the Obligations and the Development Agreement.

          (f)    City may substitute, add or release any one or more guarantors.

          (g)   City may consent to any assignment or successive assignments of the Development Agreement by Developer.

        7.     Guarantor expressly agrees that Guarantor shall not be released by or because of:

          (a)   Any act or event which might otherwise discharge, reduce, limit or modify Guarantor's obligations under this Guaranty;

          (b)   Any waiver, extension, modification, forbearance, delay or other act or omission of City, or any failure to proceed promptly or otherwise as against Guarantor or any collateral, if any;

          (c)   Any action, omission or circumstance which might increase the likelihood that Guarantor may be called upon to perform under this Guaranty or which might affect the rights or remedies of Guarantor as against Developer; or

          (d)   Any dealings occurring at any time between Developer or City, whether relating to the Development Agreement or otherwise.

Guarantor hereby expressly waives and surrenders any defense to its liability under this Guaranty based upon any of the foregoing acts, omissions, agreements, waivers or matters. It is the purpose and intent of this Guaranty that the obligations of Guarantor under it shall be absolute and unconditional under any and all circumstances; provided, however, this Guaranty shall cease upon the occurrence of a re-selection by City, as provided in Article    of the Development Agreement or other event not caused by Developer, under which Developer is no longer permitted to construct and/or operate a Casino Complex in the City.

        8.     Guarantor waives:

          (a)   All statutes of limitations as a defense to any action or proceeding brought against Guarantor by City to the fullest extent permitted by law;

          (b)   Any right it may have to require City to proceed against Developer, proceed against or exhaust any security held from Developer, or pursue any other remedy in its power to pursue;

          (c)   Any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Developer;

          (d)   Any defense based on: (i) any legal disability of Developer, (ii) any release, discharge, modification, impairment or limitation of the liability of Developer under the Development Agreement from any cause (other than the performance of the Obligations by Guarantor), whether consented to by City or arising by operation of law or from any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding"), (iii) any rejection or disaffirmance of the Development Agreement in any such Insolvency Proceeding;

          (e)   Any defense based on any action taken or omitted by City in any Insolvency Proceeding involving Developer, including any election to have a claim allowed as being secured, partially secured or unsecured, any extension of credit by City to Developer in any Insolvency Proceeding, and the taking and holding by City of any security for any such extension of credit; and

          (f)    All presentations, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of acceptance of this Guaranty and of the existence, creation, payment or nonpayment of the Obligations and demands and notices of every kind and nature.

        9.     City shall not be required, as a condition precedent to making a demand upon Guarantor or to bringing an action against Guarantor upon this Guaranty, to make demand upon, or to institute any action or proceeding at law or in equity against, Developer, any other guarantor or anyone else, or exhaust its remedies against Developer, any other guarantor or any one else, or against any collateral, if any, given to secure the Obligations. All remedies afforded to City by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether exercised by City or not, shall be deemed to be exclusive of any of the other remedies available to City and shall not limit or prejudice any other legal or equitable remedy which City may have.

        10.   Until the obligations of Guarantor shall terminate pursuant to paragraph 2 hereof, Guarantor hereby waives all rights of subrogation, contribution and indemnity against Developer, now or hereafter arising, whether arising hereunder, by operation of law or contract or otherwise, as well as the benefit of any collateral which may from time to time secure the Obligations, and to that end, Guarantor further agrees not to seek any reimbursement, restitution, or collection from, or enforce any right or remedy of whatsoever kind or nature in favor of Guarantor against, Developer or any other person or any of their respective assets or properties for or with respect to any payments made by Guarantor to City hereunder or in respect of the Obligations. City may, in the course of exercising any remedies available to it under the Development Agreement, at its sole option elect which remedies it may wish to pursue without affecting any of its rights hereunder. City may elect to forfeit any of its rights, even if such actions shall result in a full or partial loss of rights of subrogation which Guarantor, but for City's actions, might have had.

        11.   If, at any time, all or any part of any payment previously applied by City to any of the Obligations is rescinded or must otherwise be restored or returned by City for any reason, including, without limitation, the insolvency, bankruptcy, dissolution, liquidation or reorganization of Developer, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of, or trustee or similar officer for, Developer or any substantial part of its property, Guarantor shall remain liable for the full amount so rescinded or returned as though such payments had never been received by City, notwithstanding any termination of this Guaranty or the cancellation of the Development Agreement evidencing the Obligations of Developer.

        12.   Before signing this Guaranty, Guarantor investigated the financial condition and business operations of Developer, the present and former condition, uses and ownership of the Casino Complex, and such other matters as Guarantor deemed appropriate to assure itself of Developer's ability to discharge its obligations under the Development Agreement. Guarantor assumes full responsibility for that due diligence, as well as for keeping informed of all matters which may affect Developer's ability to pay and perform the Obligations. City has no duty to disclose to Guarantor any information which it may have or receive about Developer's financial condition or business operations, the condition or uses of the Casino Complex, or any other circumstances bearing on Developer's ability to perform under the Development Agreement.

        13.   Except for Permitted Affiliate Payments, any rights of Guarantor, whether now existing or hereafter arising, to receive payment on account of any indebtedness (including interest) owed to it by Developer, or to withdraw capital invested by it in Developer, or to receive distributions from Developer, shall, to the extent and in the manner provided herein, be subordinate as to time of payment and in all other respects to the full and prior payment and performance of Developer's Obligations to City to the extent then due. Following and during the continuance of an Event of Default, Guarantor shall not be entitled to enforce or receive payment of any sums or distributions from Developer other than Permitted Affiliate Payments until the Obligations have been paid and performed in full to the extent then due and any such sums or distributions received in violation of this Guaranty shall be received by Guarantor in trust for City.

        14.   Guarantor hereby represents and warrants that:

          (a)   it is duly organized, validly existing and in good standing under the applicable laws of the jurisdiction of its formation, with full power and authority to execute and deliver this Guaranty and consummate the transactions contemplated hereby;

          (b)   the execution and delivery of this Guaranty and the consummation and performance by it of the transactions contemplated hereby: (1) have been duly authorized by all actions required under the terms and provisions of the instruments governing its existence ("Governing Instruments"), the laws of the jurisdiction of its formation and the laws of the State; (2) create legal, valid and binding obligations of it enforceable in accordance with the terms hereof; (3) do not require the approval or consent of any Governmental Authority having jurisdiction over it, except those already obtained; and (4) do not and will not constitute a violation of, or default under, its Governing Instruments, any Government Requirements, agreement, commitment or instrument to which it is a party or by which any of its assets are bound;

          (c)   subject to applicable gaming laws, neither it nor any of its property has any immunity from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) or the jurisdiction of any court of the United States sitting in the State or any court of the State;

          (d)   the financial statements of Guarantor (the "Financial Statements") heretofore delivered to City by Guarantor, are true and correct in all material respects as of the date thereof, have been prepared on the accounting basis adopted by Guarantor for federal income tax purposes consistently applied (except insofar as any change in the application thereof is disclosed in such Financial Statements), and fairly present the financial condition of Guarantor as of the date thereof, and no materially adverse change has occurred in the financial condition reflected in such Financial Statements since the date thereof and no material additional borrowings have been made or guaranteed by Guarantor since the date thereof, in either case, which individually or in the aggregate materially adversely affects the ability of Guarantor to pay and perform its obligations hereunder;

          (e)   none of the Financial Statements or any certificate or statement furnished to City by or on behalf of Guarantor in connection herewith, and none of the representations and warranties in this Guaranty, contains any untrue statement as of its date of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading;

          (f)    other than as disclosed in Guarantor's Form 10Ks and 10Qs filed pursuant to the Securities and Exchange Act of 1934, there are no actions, suits or proceedings pending, or, to the knowledge of Guarantor, threatened against or affecting Guarantor, or to Guarantor's knowledge which involve or to Guarantor's knowledge may individually or in the aggregate materially adversely affect the ability of Guarantor to perform any of its obligations under this Guaranty, and Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court, arbitration body or Governmental Authority, which default materially adversely affects the ability of Guarantor to pay and perform its obligations hereunder; and

          (g)   all permits, consents, approvals, orders and authorizations of, and all registrations, declarations and filings with, all Governmental Authorities (collectively, the "Consents"), if any, that are required in connection with the valid execution and delivery by Guarantor of this Guaranty have been obtained and Guarantor agrees that all Consents, if any, required in connection with the carrying out or performance of any of the transactions required or contemplated thereby (including, but not limited to, all authorizations, approvals, permits and consents) will be obtained when required in order to satisfy the obligations hereunder in accordance with the terms of this Guaranty.

        15.   Guarantor covenants with City as follows:

          (a)   Guarantor will furnish to City the following:

            (i)    No later than sixty (60) days after the end of each fiscal quarter of Guarantor an unaudited balance sheet and income statement, certified as true and correct by the chief financial officer of Guarantor or by any other duly authorized representative of Guarantor reasonably acceptable to City, which shall be prepared on the accounting basis adopted by Guarantor for federal income tax purposes consistently applied (except insofar as any change in the application thereof is disclosed in such financial statements).

            (ii)   No later than one hundred twenty (120) days after the end of each fiscal year of Guarantor an audited balance sheet and income statement prepared in accordance with GAAP.

None of the aforesaid financial statements or any certificate or statement furnished to City by or on behalf of Guarantor in connection with the transactions contemplated hereby, and none of the representations and warranties in this Guaranty, shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.

          (b)   Guarantor shall give notice to City promptly upon the occurrence of:

            (i)    any known default or Event of Default; and

            (ii)   any (A) material default or event of default by Guarantor under any contractual obligation of Guarantor or (B) litigation, investigation or proceeding which may exist at any time between Guarantor or any Person or Governmental Authority which could have a material adverse effect on the ability of Guarantor to pay its obligations hereunder.

Each notice pursuant to this paragraph shall be accompanied by a statement setting forth details of the occurrence referred to therein and stating what action Guarantor proposes to take with respect thereto.

          (c)   Guarantor agrees, upon the reasonable request of City, to do any act or execute any additional documents as may be reasonably required by City to accomplish or further confirm the provisions of this Guaranty.

        16.   City may declare Guarantor to be in default under this Guaranty upon the occurrence of any of the following events ("Events of Default").

          (a)   If Guarantor fails to pay any amounts required to be paid or expended under this Guaranty and such nonpayment continues for ten (10) Business Days after written notice of such nonpayment;

          (b)   If Guarantor fails to comply with any covenants and agreements made by it in this Guaranty (other than those specifically described in any other subparagraph of this paragraph 16) and such noncompliance continues for fifteen (15) Business Days after written notice of such nonperformance, provided, however, that if any such noncompliance is reasonably susceptible of being cured within thirty (30) Business Days, but cannot with due diligence be cured within fifteen (15) Business Days, and if Guarantor commences to cure any noncompliance within said fifteen (15) Business Days and diligently prosecutes the cure to completion, then Guarantor shall not during such period of diligently curing be in default hereunder as long as such default is completely cured within thirty (30) Business Days of the first notice of such default to Guarantor;

          (c)   If any representation or warranty made by Guarantor hereunder was false or misleading in any material respect as of the time made;

          (d)   If any of the following events occur with respect to Guarantor: (i) by order of a court of competent jurisdiction, a receiver, liquidator or trustee of Guarantor or of any of the property of Guarantor (other than non-material property and with respect to which the appointment hereinafter referred to would not materially adversely affect the financial condition of Guarantor) shall be appointed and shall not have been discharged within ninety (90) days; (ii) a petition in bankruptcy, insolvency proceeding or petition for reorganization shall have been filed against Guarantor and same is not withdrawn, dismissed, canceled or terminated within ninety (90) days; (iii) Guarantor is adjudicated bankrupt or insolvent or a petition for reorganization is granted (without regard for any grace period provided for herein); (iv) if there is an attachment or sequestration of any of the property of Guarantor and same is not discharged or bonded over within ninety (90) days; (v) if Guarantor files or consents to the filing of any petition in bankruptcy or commences or consents to the commencement of any proceeding under the Federal Bankruptcy Code or any other law, now or hereafter in effect, relating to the reorganization of Guarantor or the arrangement or readjustment of the debts of Guarantor; or (vi) if Guarantor shall make an assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due or shall consent to the appointment of a receiver, trustee or liquidator of Guarantor or of all or any material part of its property;

          (e)   If Guarantor ceases to do business or terminates its business for any reason whatsoever or shall cause or institute any proceeding for the dissolution of Guarantor; or

          (f)    Except pursuant to Section 2, if Guarantor attempts to withdraw, revoke or assert that the Guaranty is of no force or effect.

        17.   If any of the provisions of this Guaranty, or the application thereof to any Person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Guaranty, or the application of such provision or provisions to Persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

        18.   This writing is intended by the parties as a final expression of this Guaranty, and is intended to constitute a complete and exclusive statement of the term of the agreement among the parties hereto. There are no promises or conditions, expressed or implied, unless contained in this writing. No course of dealing, course of performance or trade usage, and no parol evidence of any nature, shall be used to supplement or modify the terms of this Guaranty. No amendment, modification, termination or waiver of any provision of this Guaranty, shall in any event be effective unless the same shall be in writing and signed by City, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No waiver shall be implied from City's delay in exercising or failing to exercise any right or remedy against Developer, Guarantor or any collateral given to secure the Obligations.

        19.   Notices. Notices shall be given as follows:

          (i)    Any notice, demand or other communication which any party may desire or may be required to give to any other party shall be in writing delivered by (i) hand-delivery, (ii) a nationally recognized overnight courier, (iii) telecopy, or (iv) mail addressed to a party at its address set forth below, or to such other address as the party to receive such notice may have designated to all other parties by notice in accordance herewith:

If to City:	Mayor City of Detroit 1126 City-County Building Detroit, Michigan 48226 Telecopier No.: 313-224-
with copies to:	Corporation Counsel City of Detroit First National Building 660 Woodward Avenue Suite 1650 Detroit, Michigan 48226 Telecopier No.: 313-224-5505
If to Developer:	Detroit Entertainment, L.L.C. 1922 Cass Avenue Detroit, Michigan 48226 Attn.: Legal Counsel Telecopier No.: 313-237-7720
and to:	Detroit Entertainment, L.L.C. 2901 Grand River Detroit, Michigan 48201 Attn.: General Manager Telecopier No.: 313-961-0966
with copies to:	Mandalay Resort Group Attn.: General Counsel 3950 Las Vegas Boulevard South Las Vegas, Nevada 89119 Telecopier No. 702-632-6723

          (ii)   Any such notice, demand or communication shall be deemed delivered and effective upon the earlier to occur of actual delivery or, if delivered by telecopier, the same day as confirmed by telecopier transmission or the first Business Day thereafter if telecopied on a non-Business Day.

        20.   Time is of the essence in performance of this Guaranty by Guarantor.

        21.   Guarantor's obligations under this Guaranty are in addition to its obligations under any other existing or future guaranties, each of which shall remain in full force and effect until it is expressly modified or released in a writing signed by City. Guarantor's obligations under this Guaranty are independent of those of Developer under the Development Agreement.

        22.   The terms of this Guaranty shall bind and benefit the legal representatives, successors and assigns of City and Guarantor; provided, however, that Guarantor may not assign this Guaranty, or assign or delegate any of its rights or obligations under this Guaranty, without the prior written consent of City in each instance.

        23.   This Guaranty shall be governed by, and construed in accordance with, the local laws of the State of Michigan without application of its law of conflicts principles.

        24.   If any lawsuit or arbitration is commenced which arises out of, or which relates to this Guaranty or the Development Agreement, the prevailing party in such lawsuit or arbitration shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees (including reasonably allocated costs for services of inhouse counsel) in the action or proceeding in addition to costs and expenses otherwise allowed by law. In any bankruptcy, reorganization, receivership, or other proceedings affecting creditor's rights involving a claim under this Guaranty, Guarantor agrees to pay all of reasonable costs and expenses of City, including attorneys' fees (including reasonably allocated costs for services of in-house counsel) which may be incurred in any effort to collect on or enforce any term of this Guaranty, but only to the extent permitted by the court having jurisdiction over such proceedings. From the time(s) incurred until paid in full, all sums shall bear interest at the Default Rate.

        25.   No amounts shall be due hereunder unless and until Guarantor has received notice pursuant to paragraph 4 hereof

        26.   EACH PARTY TO THIS GUARANTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THE DEVELOPMENT AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO THIS GUARANTY, THE DEVELOPMENT AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS GUARANTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        IN WITNESS WHEREOF, this Guaranty has been duly executed as of the day and year first above written.

[SIGNATURE BLOCK]

Section A.    Following is a full and complete description of the organizational structure of Developer and its Affiliates, including the names and general backgrounds of all officers, directors and owners of Developer and any Person that controls Developer, except that if Developer or an Affiliate is publicly traded, only the names and general backgrounds of owners beneficially owning greater than five percent (5%) of the shares of the publicly traded corporation need to be identified:

Developer is a Michigan limited liability company formed for the express and sole purpose of owning and operating a casino and related facilities in Detroit, Michigan. As of March 18, 2002, Developer has 2 members, Circus Circus Michigan, Inc., a Michigan corporation ("Circus") and Atwater Casino Group, L.L.C. ("ACG"). Circus is a wholly owned subsidiary of Mandalay Resort Group ("MRG"). ACG is a Michigan limited liability company whose members are AEA and ZRX, L.L.C., which is also a Michigan limited liability company ("ZRX").

Pursuant to its operating agreement, Developer's business and affairs are managed by its members through a management committee appointed on a proportional basis by its members. MRG appoints 6 members, and ACG appoints 6 members (3 each by AEA and ZRX). As of March 18, 2002, the following individuals hold the 6 voting positions designated for MRG: Glenn W. Schaeffer, David R. Belding, Donald R. Givens, Peter A. Simon, Yvette E. Landau, and Gregg H. Solomon. As of March 18, 2002, Dr. Vivian Carpenter (individually and on behalf of AEA and also on behalf of Bay Ventures, L.L.C., a member of AEA) holds the 3 voting positions designated for AEA. As of March 18, 2002, Thomas Celani and Marian Ilitch (individually and on behalf of Z.L.M. Corporation, a member of ZRX) hold the 3 voting positions designated for ZRX. Descriptions of the backgrounds of those individuals are included herein.

Also below is a table setting forth information regarding each person known to beneficially own more that 5% of MRG's stock. Glenn W. Schaeffer is the sole director and President of Circus. Rhonda Cohen, the General Manager of MotorCity Casino and Vice President of Circus, is the only other officer of Circus. A description of her background is also included herein.

As of 4/20/2001

Name and Address	Number of Shares Beneficially Owned		Approximate Percentage of Class
Michael S. Ensign 3950 Las Vegas Blvd. South Las Vegas, Nevada 89119	7,156,366	(1)	9.39%
William A. Richardson 3950 Las Vegas Blvd. South Las Vegas, Nevada 89119	7,069,904	(2)	9.28%
Bank of America Corporation NMS Services Inc. NMS Services (Cayman) Inc. MBG Trust-Wilmington Trust Owner Trustee 100 North Tryon Street Charlotte, North Carolina 28225	6,162,072	(3)	8.16%
Legg Mason, Inc. 100 Light Street Baltimore, Maryland 21202	8,191,160	(4)	10.85%
Iridian Asset Management LLC LC Capital Management, LLC CL Investors, Inc. COLE Partners LLC Iridian Partners Fund, L.P. Iridian Investors, L.P. Iridian Private Business Value Equity Fund, L.P. David L. Cohen Harold J. Levy (collective the "Note 5 Filers") 276 Post Road West Westport, Connecticut 06880-4704	8,186,900	(5)	10.84%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	11,237,550	(6)	14.88%

(1)
Includes 6,489,700 shares as to which Mr. Ensign has sole voting and dispositive power and 666,666 shares which he may acquire pursuant to currently exercisable stock options.

(2)
Includes 6,403,238 shares as to which Mr. Richardson has sole voting and dispositive power and 666,666 shares which he may acquire pursuant to currently exercisable stock options.

(3)
Based on information provided by Bank of America Corporation ("B of A"), as of April 20, 2001, it had shared voting and dispositive power with respect to all of these shares, and NMS Services Inc. and NMS Services (Cayman) Inc. each had shared voting and dispositive power, and MBG Trust-Wilmington trust Owner Trustee had sole voting and dispositive power, with respect to 6,102,098 of these shares. The 6,102,098 shares are held under a Trust Agreement, dated as of September 8, 2000, between NMS Services (Cayman) Inc. and Wilmington Trust Company, as trustee, pursuant to which the trustee is obligated to vote the shares at the meeting in the same proportion as the votes cast by the holders of our other shares.

(4)
This is the number of shares beneficially owned by Legg Mason, Inc., as reported in its Schedule 13G/A filed with the Securities and Exchange Commission on March 14, 2001. In such filing, shared dispositive power was reported as to all of the shares, sole voting power was reported as to 6,373,090 shares and shared voting power was reported as to 1,818,070 shares.

(5)
In Amendment No. 1, dated February 7, 2001, to the Schecule 13G of the Note 5 Filers, David L. Cohen and Harold J. Levy each reported shared voting and dispositive power with respect to all of these shares, Iridian

  Asset Management LLC, LC Capital Management, LLC and CL Investors, Inc. each reported shared voting and dispositive power with respect to 7,741,400 of these shares, COLE Partners LLC reported shared voting and dispositive power with respect to 219,300 of these shares, Iridian Partners Fund, L.P. reported shared voting and dispositive power with respect to 55,700 of these shares, Iridian Investors, L.P. reported shared voting and dispositive power with respect to 35,700 of these shares and Iridian Private Business Value Equity Fund, L.P. reported shared voting and dispositive power with respect to 127,900 of these shares. Each of the Note 5 Filers reported as beneficially owned by such filer the number of these shares as to which such filer reported having shared voting and dispositive power.

(6)
This is the number of shares beneficially owned by FMR Corp., as reported in its Schedule 13G/A filed with the Securities and Exchange Commission on March 14, 2001. In this filing, FMR Corp. reported sole voting power as to 1,089,100 of the shares and sole dispositive power as to all of the shares.

          (1)   Whether and to what extent the officers, directors or shareholders are a Minority, a Detroit resident, a Detroit-Based Business, a Detroit Resident Business or a Small Business Concern.

Developer is extremely proud of its diverse management and ownership structure, which combines the financial strength and operational acumen of Mandalay Resort Group ("MRG") with the history of investment and involvement in the City of Detroit represented by the many beneficial owners of Atwater Casino Group, L.L.C. ("ACG"). One of our core strengths is that Developer currently includes as an 11.5% beneficial owner Atwater Entertainment Associates, L.L.C. ("AEA"), which is a Detroit-based, grass roots, majority African-American owned group which was the driving force behind proposal B in 1994 and in placing Proposal E on the Michigan statewide ballot in 1996. Another key strength is that two (2) of Detroit's most highly respected businesswomen, Dr. Vivian Carpenter and Marian Ilitch, are currently both major stakeholders and active participants in the management of Developer. Finally, the history of investment in and commitment to Detroit by various members of ACG is exemplary and second to none among the 3 casino developers. In support of those assertions, please note the following:

As described elsewhere herein, there are 6 voting positions on the Management Committee of Developer. Donald Givens and Dr. Carpenter are African-American. Yvette Landau, Dr. Carpenter, and Marian Ilitch are women. Dr. Carpenter resides in the City of Detroit. Accordingly, at the current time, four voting positions on the Management Committee (33%) are held by African-Americans, five (42%) are held by women, and three (25%) are held by a resident of the City of Detroit.

AEA, which is majority owned by African-Americans, holds certain veto rights under the operating agreements of both ACG and Developer. Foremost among these is that AEA must concur in any sale of substantially all of Developer's assets. This provision helps to ensure that the operators of the casino project will always be sensitive to the needs of the community.

ACG is governed by Atwater Management Corporation ("AMG"), a closely held, sole purpose, Delaware corporation owned by AEA and ZRX. AMG is governed by a 6 person Board of Directors, 3 appointed by AEA and 3 by ZRX. As of March 18, 2002, Jack Barthwell, III holds 1 voting position designated for AEA and Dr. Vivian Carpenter holds the other 2 voting positions designated for AEA. Currently, Marian Ilitch holds 2 voting positions designated for ZRX and Thomas Celani holds the other 1 voting position designated for ZRX. Dr. Carpenter and Mr. Barthwell are both African-American, and Dr. Carpenter and Ms. Ilitch are both women. Thus, at the current time, 50% of the voting positions on the AMG Board of Directors are held by African-Americans and 50% are held by women.

AEA is governed by a 3 person group of managers. As of March 18, 2002, those 3 individuals are Dr. Carpenter, Mr. Barthwell, and Loretta Scott, all of whom are African-American, and two of whom are women. Thus, the management of AEA currently is 100% African-American and 66% female.

The day-to-day manager of the casino project will be Circus, a wholly-owned subsidiary of MRG. MRG's Board of Directors currently includes two women (25%), one of whom is African-American (12.5%). A key officer of MRG, Yvette E. Landau (Vice-President, General Counsel, and Secretary of MRG), is a woman who is directly involved in the casino project. As of September 2001, over 51% of MRG's employees are women, and 49% of MRG's management positions are held by women. As of September 2001, over 52% of MRG's employees are minorities, and 29% of MRG's management positions are held by minorities. As is its practice at its other properties, MRG is committed to replicating and, indeed, enhancing its commitment to the hiring and deployment of women and minorities in managerial positions at Developer's casino project. Accordingly, at the current time, the highest level executive (the General Manager) at Developer's casino project is a woman, and the second highest level executive (the Director of Casino Operations) is an African-American woman. Indeed, 37% of the top management positions at Developer's casino project are held by women and 32% of those positions are held by African-Americans.

Developer's Ownership:

As of March 18, 2002, ACG owns approximately 46.47% and Circus owns approximately 53.53% of Developer. Of the 3 casino developers, Developer is the only one with such a high percentage of local (i.e. Detroit) equity ownership. ZRX owns 75.31% and AEA owns 24.68% of ACG. Those ownership percentages result in ZRX beneficially owning 35% of Developer and AEA owning 11.46% of Developer.

MRG is a publicly traded company and, accordingly, only those persons or entities owning 5% or more of its common stock are known to its management. However, it should be noted that various institutional investors and mutual funds own a substantial percentage of MRG. These entities, presumably, reflect the investment of millions of women and minorities.

Marian Ilitch, a woman, currently owns 71.43% of ZRX. This gives her a beneficial ownership of 25% of Developer. AEA currently has 110 individual investors, held directly or indirectly through 265.099 limited lliability company membership units. Of the total 110 beneficial owners of AEA, 73 are African-Americans, i.e. 9.4% of the equity. This means that currently 9.4% of the total equity in Developer is owned by African-Americans. 53 of the 110 beneficial owners of AEA are women; i.e. 48%. Women hold 30% of the equity of AEA. Thus, the women of AEA currently own 3.4% of Developer. Combining that amount with the 25% stake held by Marian Ilitch, women currently own 28.4% of Developer (not including the owners of publicly traded shares of MRG).

AEA is a Detroit-based business, as are numerous of its members, including, at the current time, Atwater Detroit Corporation, Primco/Atwater, Inc, O Fund, CBD Fund, L.L.C., Durocher Dixson Werba, L.L.C., NICO Ventures, Inc., and PR Networks Inc.

Marian Ilitch is a Detroit based business person. Indeed, it can be said that she (together with other members of her family) has been among the foremost investors in downtown Detroit over the last decades, a time when others were shunning the City. Ms. Ilitch is co-founder of Little Caesars Enterprises and co-owner and secretary/treasurer of the Detroit Red Wings, Detroit Rockers soccer team and Olympia Entertainment, Inc., the management firm for the Fox Theatre.

Mrs. Ilitch has demonstrated commitment and a belief in the revitalization of Detroit by making the decision to move her companies' corporate headquarters and 600 employees downtown. She also was instrumental in the decision to purchase the historic Fox Theatre in 1987. The Fox Theatre and office building was restored and re-opened in 1988. In 1996, she established Olympia Development of Michigan, L.L.C. to bring new projects to enhance the City.

          (2)   Whether Developer or an Affiliate holds a gaming license and in which jurisdiction the license is held, and whether Developer or an Affiliate has ever been denied a gaming license or withdrawn an application for a gaming license.

Developer received its Casino License from the Michigan Gaming Control Board on December 14, 1999. Currently, that license remains in full force and effect. Developer has never withdrawn an application for nor been denied a gaming license. Neither ACG (an Affiliate) nor either of its members, AEA and ZRX, hold a gaming license or have been denied or have withdrawn an application for a gaming license. Additionally, Circus (an Affiliate) does not hold a gaming license and has never been denied or withdrawn an application for a gaming license. Similarly, neither MRG nor any of its subsidiaries or affiliates has even been denied a gaming license or withdrawn an application for a gaming license. MRG has had business reasons for relinquishing licenses (for example, shut down of leased operation, decision not to proceed with a project, removal of slot machines from gas station), as elsewhere herein described. The following constitutes the relevant current information regarding Thomas Celani:

1.
Thomas Celani was a substantial owner of shares of Sodak Gaming, Inc. and also a member of the Sodak Gaming, Inc. Board of Directors. In his capacity as a member of the Board of Directors, he was licensed in numerous jurisdictions. In September of 1999 when IGT purchased all outstanding shares of Sodak Gaming, Inc., he sold all of his shares of Sodak Gaming, Inc. and resigned his position as a member of the Board of Directors.

2.
Michigan Gaming Control Board

  Thomas Celani is a substantial owner of Detroit Entertainment, L.L.C., doing business as MotorCity Casino in Detroit, Michigan. Thomas Celani owns his interest in Detroit Entertainment, L.L.C. indirectly through Z.R.X., L.L.C. and TVC Enterprises Development Company. As a substantial owner of Detroit Entertainment, L.L.C. Thomas Celani was investigated by the Michigan Gaming Control Board whose address is 1500 Abbott Road, Suite 400, East Lansing, Michigan 48823.

3.
Little River Band of Ottawa Indians Gaming Commission

  Thomas Celani owns directly and indirectly 100% of Manistee Gaming LLC. Manistee Gaming LLC is a party to a Management Agreement with the Little River Band of Ottawa Indians. As the manager of the Little River Casino Resort, Manistee Gaming and Thomas Celani were investigated by the Little River Band of Ottawa Indians Gaming Commission and issued a gaming license. The address of the Little River Band of Ottawa Indians Gaming Commission is P.O. Box 337, Manistee, Michigan 49660 c/o Cy Hill.

4.
Smith River Rancheria Tribal Gaming Commission

  Thomas Celani was indirectly a substantial owner of Smith River Gaming LLC. Smith River Gaming LLC submitted a vendor license application to the Smith River Rancheria Tribal Gaming Agency. Smith River Gaming LLC was issued a temporary vendor license in April of 2001. In October of 2001, Thomas Celani sold his indirect interest in Smith River Gaming. The address of the Smith River Rancheria Tribal Gaming Agency is P.O. Box 1047, 350 North Indian Road, Smith River, California 95567 c/o Jim Payne.

5.
Paskenta Band of Nomlaki Indians

  Thomas Celani is a substantial owner of Luna Gaming—Corning LLC. Luna Gaming—Corning LLC submitted a gaming license application to the Paskenta Band of Nomlaki Indians Gaming Commission. Luna Gaming—Corning LLC was issued a temporary gaming license in April of 2001. The address of the Paskenta Band of Nomlaki Indians is 1012 South Street, Orland, CA 95963 c/o K.C. Yi.

6.
Ewiiaapaayp Band of Kumeyaay Indians

  Thomas Celani is a substantial owner of Luna Gaming—San Diego LLC. Luna Gaming—San Diego LLC submitted a gaming license application to the Ewiiaapaayp Band of Kumeyaay Indians Gaming Commission in 2001. The Ewiiaapaayp Band of Kumeyaay Indians Gaming Commission has not yet taken action upon that application. The address of the Ewiiaapaayp Band of Kumeyaay Indians Gaming Commission is 650 Town Center Drive, Suite 1850, Costa Mesa, CA 92626 c/o Bradley Downes.

7.
In connection with his ownership of some or all of the above listed entities, Thomas Celani has been or is being investigated by the National Indian Gaming Commission and the California Gambling Control Commission.

As of March 18, 2002, MRG holds gaming licenses in Nevada, Mississippi, and Illinois. Licenses held by MRG, its subsidiaries and joint ventures are as follows:

1.
Nonrestricted gaming license and liquor licenses—CIRCUS CIRCUS HOTEL & CASINO, LAS VEGAS. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license approved 4/18/74, start date 5/02/74. Liquor licenses approved approximately concurrently.

2.
Nonrestricted gaming License and liquor licenses—MANDALAY BAY RESORT AND CASINO. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark

  County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license approved 2/25/99, start date 3/2/99. Liquor licenses approved approximately concurrently.

3.
Nonrestricted gaming license and liquor licenses—CIRCUS CIRCUS HOTEL & CASINO, RENO. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Washoe County Gaming and Liquor Board of the Washoe County Department of Business Licenses, 1001 E. Ninth Street, Reno, NV 89512, (702) 328-3733. Gaming license approved 5/28/78, start date 7/1/78. Liquor licenses approved approximately concurrently.

4.
Nonrestricted gaming license and liquor licenses—SLOTS-A-FUN CASINO. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license originally approved 3/20/75. CIRCUS CIRCUS LICENSE APPROVED 10/29/79. Liquor licenses approved approximately concurrently.

5.
Nonrestricted gaming license and liquor licenses—COLORADO BELLE HOTEL & CASINO. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license approved 6/18/87, start date 7/1/87. Liquor licenses approved approximately concurrently.

6.
Nonrestricted gaming license and liquor licenses—EDGEWATER HOTEL & CASINO. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license originally approved 10/22/81, start date 11/1/81. CIRCUS CIRCUS LICENSE APPROVED ON 2/1/83. Liquor licenses approved approximately concurrently.

7.
Nonrestricted gaming license and liquor licenses—EXCALIBUR HOTEL & CASINO. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license approved 5/31/90, start date 6/19/90. Liquor licenses approved approximately concurrently.

8.
Nonrestricted gaming license and liquor licenses—LUXOR HOTEL & CASINO. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license approved 9/1/93, start date 10/15/94. Liquor licenses approved approximately concurrently.

9.
Nonrestricted gaming license and liquor licenses—GOLD STRIKE CASINO RESORT, F.k.a. Circus Circus Casino—Tunica. Issued by Mississippi Gaming Commission, 202 E. Pearl Street, Jackson, MS 39225-3577, (601) 961-4400 and Alcoholic Beverage Control Division of the Mississippi State Tax Commission, P.O. Box 540, Madison, MS 39130. Gaming license approved 8/18/94. Liquor licenses approved approximately concurrently.

10.
Nonrestricted gaming license and liquor licenses—RAILROAD PASS HOTEL & CASINO. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license approved 9/19/85, start date 10/1/85. Liquor licenses approved approximately concurrently.

11.
Nonrestricted gaming license and liquor licenses—GOLD STRIKE HOTEL & GAMBLING HALL. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license approved 11/19/87, start date 12/23/87. Liquor licenses approved approximately concurrently.

12.
Restricted gaming license and liquor licenses—GOLD STRIKE AUTO & TRUCK PLAZA. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license originally approved 9/2492, start date 10/22/92. Liquor licenses approved approximately concurrently. Gaming license relinquished to Nevada Gaming Control Board in 3/31/96, after management decided to remove the slot machines at this property. Re-applied in 1999 for a restricted license, licensed granted in March 2000, start date October 2000.

13.
Nonrestricted gaming license and liquor licenses—NEVADA LANDING HOTEL AND CASINO. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license approved 8/24/89, start date 9/20/90. Liquor licenses approved approximately concurrently.

14.
Restricted gaming license and liquor licenses—NEVADA LANDING AUTO PLAZA. Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license approved 12/19/91, start date 2/1/92. Liquor licenses approved approximately concurrently.

15.
Nonrestricted gaming license and liquor licenses- SILVER LEGACY HOTEL & CASINO (joint venture owned 50% by Galleon, Inc., a subsidiary of Circus Circus Enterprises, Inc. and 50% by Eldorado Limited Liability Company). Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Washoe County Gaming and Liquor Board of the Washoe County Department of Business Licenses, 1001 E. Ninth Street, Reno, NV 89512 (702) 328-3733. Gaming license approved 7/14/95 by the Nevada Gaming Control Board and 7/21/95 by the Nevada Gaming Commission. Liquor licenses approved approximately concurrently.

16.
Non-restricted gaming license and liquor licenses—GRAND VICTORIA RIVERBOAT (joint venture owned 50% by Nevada Landing Partnership, a subsidiary of Circus Circus Enterprises, Inc. and 50% by RBG L.P.). Issued by Illinois Gaming Board, 160 North LaSalle, Chicago, IL 60601 (312) 814-4700; Illinois Liquor Commission, 100 West Randolph, 5th Floor, Chicago, IL 60601, (312) 814-2225. Temporary Operating Permit approved October 6, 1994; License granted October 25, 1994.

17.
Non-restricted gaming license and liquor licenses—MONTE CARLO RESORT & CASINO (joint venture owned 50% by Gold Strike L.V., a subsidiary of Circus Circus Enterprises, Inc. and 50% by Mirage Resorts, Incorporated). Issued by Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89710—(702) 684-7700 and Clark County Gaming and Liquor Board of the Clark County Department of Business Licenses, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. Gaming license approved 6/21/96, start date 6/21/96. Liquor licenses approved 6/18/96. Brewery licenses approved 7/1/96.

18.
Casino license and liquor licenses—DETROIT ENTERTAINMENT, L.L.C. (joint venture owed 53.5% by Circus Circus Michigan, Inc. and 46.5% by Atwater Casino Group, L.L.C.). Issued by

  Michigan Gaming Control Board, 1500 Abbot Center, Suite 3000, East Lansing, MI 48823. Casino license issued on 12/14/99, start date 12/14/99. Liquor licenses approved approximately concurrently.

Mandalay Resort Group, f.k.a. Circus Circus Enterprises, Inc., its subsidiaries or affiliates has never had a license, franchise or certificate issued by a licensing authority denied, restricted, suspended, revoked or not renewed. However, as mentioned above, the Company has had business reasons for withdrawing or relinquishing licenses or applications for licensing in connection with its business operations. These are described below.

1.
AMERICAN ENTERTAINMENT, L.L.C. (former joint venture, owned 50% by Circus Circus Louisiana, Inc., a subsidiary of Circus Circus Enterprises, Inc. and 50% by American Entertainment Corporation) voluntarily relinquished its certificate of preliminary approval and its conditional license as a result of the Company's decision not to pursue this riverboat development given the deterioration of the New Orleans, Louisiana gaming market.

  Certificate of Preliminary Approval issued by the Louisiana Riverboat Gaming Commission, 339 Florida Street, Suite 402, Baton Rouge, LA 70801, on 6/18/93, amended to add Circus Circus Louisiana, Inc. on 2/10/94, surrendered on 7/10/95. Conditional Riverboat License, issued May 18, 1994 by the State of Louisiana Department of Public Safety and Corrections, Riverboat Gaming Division, 265 South Foster, Baton Rouge, LA 70806 (504) 922-2154.

2.
HACIENDA RESORT HOTEL & CASINO. In connection with the September 1995 acquisition of the Hacienda Resort Hotel and Casino, in Las Vegas, Nevada, Circus Circus Enterprises, Inc., through its subsidiary Pinkless, Inc. applied for a restricted gaming license to operate gaming devices at the Hacienda Camperland Trailer Park located on the Hacienda grounds. After applying for the trailer park license, it was decided that the existing operator of the trailer park would lease, and continue to operate, the trailer park (including the gaming devices). Therefore, Circus Circus Enterprises, Inc. withdrew its application for a restricted license in July, 1995.

  On December 1, 1996 the Hacienda Resort Hotel and Casino was closed in anticipation of the construction of a new resort on the site. In accordance with the regulations of the Nevada Gaming Control Board, the unrestricted gaming license of Pinkless, Inc. d/b/a Hacienda Resort Hotel and Casino was surrendered to the Nevada Gaming Control Board shortly thereafter.

  Pinkless, Inc., d.b.a. Hacienda Resort Hotel & Casino held a nonrestricted gaming license and liquor licenses. The licenses were issued by the Nevada Gaming Control Board and Nevada Gaming Commission, 1150 E. William Street, Carson City, NV 89710 (702) 687-6555 and the Clark County Gaming and Liquor Board, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. The gaming license was approved on 8/9/95 by the Nevada Gaming Control Board and 8/24/95 by the Nevada Gaming Commission. Liquor licenses were approved approximately concurrently.

3.
GOLD STRIKE FUEL COMPANY, d.b.a. Gold Strike Truck and Auto Plaza obtained a restricted gaming license (that is, one which allows no more than 15 slot machines) in 9/24/92, start date 10/22/92. The license was surrendered to the Nevada Gaming Control Board in 3/31/96, after management decided to remove the slot machines at this property. The property has reapplied and obtained a restricted gaming license in October 2000.

4.
WINDSOR CASINO LIMITED and NORTHERN BELLE CASINO (originally owned 1/3 by Circus Circus Enterprises, Inc., 1/3 by Hilton Hotels Corporation and 1/3 by Caesars World, Inc. or their affiliates). Circus Circus Enterprises, Inc. voluntarily transferred its interest in these enterprises to Hilton and Caesars in January, 1997.

  Both entities hold gaming licenses and liquor licenses issued by the Ontario Gaming Control Commission, 2nd Floor, 1099 Bay Street, Toronto, Ontario, Canada M5S 2B3 and the Liquor Control Board of Ontario, Toronto, Ontario, Canada. Windsor Casino Limited's gaming license was approved on 5/14/94, and the liquor licenses were approved approximately concurrently.

  Northern Belle Casino's gaming license was approved 12/95, and its liquor licenses were approved approximately concurrently.

5.
EVANSVILLE LANDING INDIANA (owned by Gold Strike, L.L.C. and HCC Corp.) was one of the applicants for an owner's license to conduct gaming operations in Evansville, Indiana. Evansville Landing was approved by the Indiana Gaming Commission investigators to be considered for the license, but the license was ultimately awarded to another competitor. As a procedural matter, the Indiana Gaming Commission denied the issuance of the license to the other four competitors, including Evansville Landing.

6.
SILVER CITY CASINO, was operated by Circus Circus Casinos, Inc., one of the Company's subsidiaries, pursuant to a lease which expired on 10/31/99. The property was closed on 10/31/99 and the license was surrendered to the Nevada Gaming Control Board shortly thereafter.

  Circus Circus Casinos, Inc., d.b.a. Silver City Casino held a nonrestricted gaming license and liquor licenses. The licenses were issued by the Nevada Gaming Control Board and Nevada Gaming Commission, 1919 E. College Pkwy, Carson City, NV 89712 (702) 687-6555 and the Clark County Gaming and Liquor Board, 500 S. Grand Central Pkwy, Las Vegas, NV 89101 (702) 455-4253. The gaming license was approved in 1981 by the Nevada Gaming Control Board. Liquor licenses were approved approximately concurrently.

Following are biographies of the members of Developer's Management Committee:

Glenn W. Schaeffer
President, Chief Financial Officer, Treasurer
Mandalay Resort Group

Glenn W. Schaeffer reassumed his role with MRG following the 1995 merger between MRG and the Gold Strike entities. The acquisition marked a reunion for MRG and Schaeffer, who was MRG's president and chief financial officer prior to joining Gold Strike.

Schaeffer, who graduated summa cum laude from the University of California at Irvine, holds two advanced degrees in literature. After beginning his career as a stockbroker, Schaeffer eventually joined Ramada, Inc. (now Aztar Corporation) and became a corporate vice president.

In 1984, he joined the MRG team following the company's initial public offering of shares. During the next decade, the company's shares rose 16-fold in value. Schaeffer has served as Chairman of the Nevada Resort Association from 1996 to 1998. He has been profiled by numerous business and trade publications as one of the country's leading executives.

Yvette E. Landau
Vice President, General Counsel and Secretary
Mandalay Resort Group

Yvette E. Landau is originally from Milwaukee, Wisconsin. After working with the Environmental Protection Agency (EPA) for two years using meteorological data and computer models to bring polluted areas in the State of Wisconsin within EPA clean air standards, she left the EPA to study law at Northwestern University in Chicago. She has been involved in the legal aspects of the gaming industry since 1984. In practice at Arizona's largest law firm, she was involved in numerous financing and construction transactions for Ramada, Inc. (now Aztar Corporation). In 1993, Ms. Landau joined MRG as Associate General Counsel, with responsibility for the legal aspects of the transactional areas of the company and its subsidiaries, including contract structure and review, licensing, compliance and reporting. On June 21, 1996, she was promoted to Vice President, General Counsel and Secretary of MRG. As such, she has responsibilities for all aspects of MRG's legal department.

Gregg H. Solomon
Senior Vice President/Operations
Mandalay Resort Group

Gregg H. Solomon joined Mandalay Resort Group as Senior Vice President/Operations in June 1995 after MRG's acquisition of the Gold Strike Resorts. Prior to the merger, Mr. Solomon was, for a period of more than five years, involved in the management and operations of the Gold Strike entities, where he was responsible for the overall operations of all Gold Strike properties. In addition to his current position, Mr. Solomon oversees the operations of the Grand Victoria Riverboat Casino, in Elgin, Illinois, the Gold Strike Casino Resort, in Tunica, Mississippi, the Gold Strike Hotel and Gambling Hall and Nevada Landing Hotel and Casino, in Jean, Nevada, and the Railroad Pass Hotel and Casino, in Henderson, Nevada.

Peter A. Simon, II
Senior Vice President
Mandalay Development

Peter A. Simon was born in Las Vegas, Nevada. His father was in the mining industry and moved the family to Jean, Nevada, a mining town just 30 miles outside of Las Vegas, where Mr. Simon was raised.

In 1971, Mr. Simon obtained his gaming license from the State of Nevada and became the youngest owner/operator in Nevada's history. He operated a casino in Jean until May 1988, when he entered into a partnership with Mike Ensign, Bill Richardson and David Belding to develop hotel/casinos in the Jean area.

Beginning in 1990, Mr. Simon concentrated on development efforts, primarily in foreign gaming jurisdictions (i.e., gaming outside of Nevada). In 1993, he obtained the final riverboat license in Illinois and in October 1994 opened the Grand Victoria Riverboat Casino, which is the largest and most profitable cruising gaming vessel in the country.

Mr. Simon joined Mandalay Resort Group as Senior Vice President of Development in June 1995. In this position, he is responsible for the evaluation and development of gaming and entertainment facilities in new and emerging jurisdictions.

David R. Belding
Senior Vice President and General Counsel
Mandalay Development

Las Vegas native David Belding was, for years, a partner in the resort properties known as the Gold Strike entities. Prior to that, he attended the University of Arizona and then Georgetown University Law Center. Upon graduation, he practiced commercial, corporate, real estate and tax law for more than 20 years.

Mr. Belding was chairman of the Nevada Resort Association in 1992-1993; since 1991, he has chaired the Washington, DC and Nevada legislative committees. He is also involved in numerous community activities, including the UNLV Foundation, the Nevada Development Authority, the Desert Research Institute and the Boulder City Drug Abuse Council.

Mr. Belding joined Mandalay Resort Group as Senior Vice President and Secretary in June 1995. He is currently Senior Vice President and General Counsel of Mandalay Development, where he is responsible for the evaluation and development of gaming and entertainment facilities in new and emerging jurisdictions.

Donald R. Givens
Minister and
Member of Management Committee
Detroit Entertainment, L.L.C.

Until mid 2001, Donald R. Givens was Vice President and General Manager of the Excalibur Hotel and Casino. He began in that position on July 14, 1997. Prior to this, Mr. Givens was the Vice President and General Manager of the Luxor Hotel and Casino from December 1996 to July 1997 and Vice President and General Manager of the Hacienda Hotel and Casino from August 1995 to December 1996. A native of Las Vegas, Mr. Givens graduated from Valley High School in 1973. He received his bachelor of science degree in hotel administration from the University of Nevada-Las Vegas in 1977, financing his education by working as a dishwasher and then kitchen steward at the Holiday Inn (now Harrah's). After graduation, he climbed from desk clerk to hotel manager at the then-Thunderbird to hotel manager at the Sahara Hotel and Casino. He joined Mandalay Resort Group in 1984 as Edgewater Hotel and Casino's hotel manager, later holding that title for both the Edgewater and the Colorado Belle Hotel and Casino. In 1989, he was named hotel manager for the not-yet-opened Excalibur Hotel and Casino. In September 1994, he was promoted to general manager of Circus Circus Hotel and Casino-Las Vegas, where he stayed until assuming the general manager position at the Hacienda. He and his wife Wenda have seven children.

In August 2001, Mr. Givens retired from MRG to pursue a full time ministry in Peoria, Arizona. He currently conducts his ministry from the World of Life Christian Center in Peoria, Arizona.

Thomas Celani
Member
Atwater Casino Group, L.L.C.

Thomas Celani, a Metro Detroit business owner with international gaming experience, has been a major supporter of the trek to bring casinos to Detroit. President of Action Distributing Company since 1982, he worked at the family beer distributorship as a salesman and took over after his father died suddenly. Under his leadership, the distributorship grew tremendously, enabling Celani to invest in other business ventures.

Celani became involved in the gaming industry in 1990 when he became a major investor in Sodak Gaming Inc., a leading international distributor of electronic gaming machines and gaming machine products. When Sodak went public in 1994, Celani sold a portion and became a director on the public company board.

In 1993, Celani partnered with Mike Malik in forming North American Gaming (NAG), a gaming developer and operator. NAG partnered in 1994 with Harrah's to develop a proposed Foxtown Casino. NAG was also one of the participants in the 1994 casino ballot proposals in Detroit. NAG actively and financially supported Proposal C on the city ballot.

Celani and Malik joined with Atwater Entertainment Associates, L.L.C. in 1996 by financially supporting most of the Proposal E statewide campaign.

Celani has also been a major supporter in charity organizations in Metro Detroit. He is president of Hearts of Livonia, which raised $1,846,360 since 1978 for the cardiac trauma center at St. Mary's Hospital in Livonia, numerous scholarships and various community charities.

Marian Ilitch
Member
Atwater Casino Group, L.L.C.

Marian Ilitch is a Detroit businesswoman and entertainment developer with experience and commitment in the creation of world-class entertainment in downtown Detroit. Ms. Ilitch is co-founder of Little Caesars Enterprises, and co-owner and secretary/treasurer of Detroit Red Wings, Detroit Rockers soccer team and Olympia Entertainment, Inc., the management firm of the Fox Theatre.

Ms. Ilitch has demonstrated commitment and a belief in the revitalization of Detroit by making decisions to move corporate headquarters and 600 employees downtown. She also was instrumental in the decision to purchase the historic Fox Theatre in Detroit in 1987. The Fox Theatre and office building was restores and reopened in 1988.

In 1996, she established Olympia Development, Inc., to bring new projects to the city. In the same year, Ms. Ilitch was ranked as one of the top business owners in the country by Working Woman Magazine, in conjunction with the National Association for Women Business Owners. She was also named among the top five in the country in its annual list of the "Top 50 Women Business Owners" for the last four years.

Ms. Ilitch was honored last year by the Southeast Michigan American Red Cross for aiding chapter emergency services and the work of the Red Cross Friends. She recently contributed $1 million to Hospice of Michigan to be used to build a Hospice Home in Detroit.

Dr. Vivian Carpenter

Vivian L. Carpenter is President of Atwater Entertainment Associates, L.L.C. (an investment company with a significant interest in MotorCity Casino) and currently serves as Chair of the Management and Audit Committee of MotorCity Casino in Detroit, Michigan. MotorCity Casino is a joint venture project with Mandalay Resort Group (NYSE:MBG) and is governed by its Management Committee. She also serves on the Board of Directors of several other casino related business entities, as well as serving on the Board of Directors of Detroit Commerce Bank (serving as Audit Committee Chair), the Detroit Black Chamber of Commerce, the Front Page Newspaper, and the Alumni Board of the University of Michigan School of Business. Dr. Carpenter will assume the Chair of the Board of the Detroit Black Chamber of Commerce in April 2002.

Dr. Carpenter has three earned degrees from the University of Michigan: a Bachelor of Science Degree in Engineering (Industrial and Operations Research), a Master of business Administration (MBA) and Doctor of Philosophy (Ph.D.) in Business Administration. In 1985-1986 Dr. Carpenter spent a year on postdoctoral studies in economics and public policy at the University of Chicago.

From August 1992 to August 2001, Dr. Carpenter served as the Assistant Dean and Associate Professor of Accounting at Florida A & M University's (FAMU) School of Business and Industry (SBI). She has been an Assistant Professor of Accounting at Wayne State University and a Visiting Professor of Industrial and Operations Engineering at the University of Michigan, College of Engineering. Dr. Carpenter is a licensed Certified Public Accountant (CPA), having passed the CPA examination on the first sitting in 1975. She has been licensed since 1977, after gaining her professional experience at Arthur Andersen & Company. She served as a Deputy State Treasurer for the Michigan Department of Treasury under the administration of Governor William Milliken.

Dr. Carpenter's research focus is institutional theory and public sector accounting innovations, and she has been active in the professional accounting community for many years. She has taught financial statement analysis and stock price evaluation in the MBA program at FAMU and Wayne State University, as well as advanced accounting at the University of Michigan. She has served as a member of the Service Efforts and Accomplishments Project Team of the Governmental Accounting Standards Board (GASB). She is a member of the American Accounting Association, Michigan Association of CPAs, and the American Institute of CPAs.

Dr. Carpenter has received a number of honors and awards. The Governmental Accounting Standards Board, Ford Foundation, Kellogg Foundation, and the National Science Foundation have supported her research. Dr. Carpenter was appointed to serve on review panels for the National Science Foundation, Ford Foundation, and as a member of the Fulbright International Business Administration Review Panel. Additionally, she was awarded an equipment grant from Hewlett-Packard to establish a computer network for faculty and staff in the Business School at Florida A & M University.

Dr. Carpenter has received three national awards. She was awarded the National Achievement Award—Accounting Educator Award by the National Association of Black Accountants, the Author's Award from the Association of Government Accountants and the Decision Sciences Institute's Best Interdisciplinary paper award (out of 900 submitted papers). Dr. Carpenter has publications in the Journal of Accounting and Public Policy; Government Accountants Journal. Governmental Finance Review; Accounting Horizons; Accounting Organizations and Society; Issued in Accounting Education and International Journal of Public Administration. She has served on the editorial board of Research in Government and Nonprofit Accounting. In October 2001, Dr. Carpenter had the lead article to appear in Accounting, Organizations and Society, the top ranked international accounting journal.

Dr. Carpenter is married to Herbert J. Strather. Dr. Carpenter and Mr. Strather have two children and maintain residences in Tallahasse, Florida and Detroit, Michigan. Dr. Carpenter hopes to return to FAMU at some point in the future.

Section B.    Following is a description of Developer's capabilities, experience and key personnel who will be assigned to the Casino Complex.

MRG's senior management, combined, currently possesses more than 100 years of experience in casino gaming. Since MRG's founding in 1974, these executives, either at MRG or other major gaming companies, have directed the development and operation of the most new gaming and entertainment capacity in the history of the industry. In the 1980s and 1990s, MRG has been the industry leader in the construction of new hotel rooms and casino space-as well as an instrumental force in establishing modern gaming as a form of destination entertainment. In those two decades, MRG also served the most traveling entertainment consumers in the industry. The MRG executives involved in the Detroit casino project in combination have been involved in the construction and management of over 33,000 hotel rooms and 1.3 million square feet of casino space.

Rhonda Cohen, the current General Manager of Developer's Detroit casino, MotorCity Casino, has 23 years of experience in the casino industry, in markets as diverse as Atlantic City, Mississippi, and Windsor, before joining the Detroit team to open MotorCity Casino in 1999. In recognition of her contributions to the casino industry, the Casino Management Association recently awarded her the "Gaming Professional of the Year" award. In March of 2002, Crain's Detroit Business named her of "One of Detroit's Most Influential Women." Biographies of the other key personnel of MotorCity Casino are also included herein. As of March 18, 2002, the upper level management team at MotorCity Casino has, in the aggregate, approximately 200 years of experience in the casino industry. The incredible success of that facility is a testament to the talent of Developer and the MotorCity Casino management team.

Indeed, Developer started by turning approximately 17 acres of blighted neighborhood into a major casino and entertainment complex. Developer restored the Wonder Bread Bakery, an 85-year old Detroit landmark, and developed it into a world-class casino with more than 68,000 square feet of gaming space, five restaurants, three bars, and two entertainment venues that regularly showcase Detroit talent. Currently, MotorCity Casino serves nearly five thousand people in its award winning restaurants and parks over 3,000 cars each day.

MotorCity Casino currently offers 106 table games and more than 2,500 of the latest reel and video slot products. It has attracted hundreds of thousands of visitors to the City and contributed significantly to the economy of both the City and the State.

Developer has developed a highly trained professional staff of nearly 3,000 associates at the current time, a majority of whom are Detroit residents. That staff is dedicated to service and to the success of MotorCity Casino. Developer has created career opportunities, improved the neighborhood in which MotorCity Casino is located, and made a positive difference through its presence in this community. From the start, Developer has worked successfully with a wide range of neighborhood groups, including police officers, the Chamber of Commerce, Goodwill Industries, United Way Community Services and the Convention and Visitor's Bureau, to name but a few.

The MotorCity Casino management team looks forward to building upon the success it has already achieved to create a first-class casino/hotel/entertainment complex.

MotorCity Casino Executive Team

Rhonda Cohen, General Manager.    Rhonda has over 23 years of gaming experience. She joined the MotorCity Casino team as Director of Player Development in 1999. Her knowledge and talents were quickly recognized, and, in June of 2000, she was selected as the General Manager. Rhonda began her career as a Craps Dealer at Caesar's Atlantic City. While at Caesar's she held various positions, including Boxperson, Floor Supervisor, and Assistant Pit Manager. In 1985, Rhonda joined Trump Castle, as a member of the opening team. She enjoyed various promotions, including a promotion to the position of Casino Shift Manager. In February of 1994, Rhonda was invited to join the Casino Windsor project. She was an integral member of a team of 17 Americans recruited to help bring Canada's first commercial gaming enterprise online. She joined CW as an Assistant Casino Manager and was subsequently promoted to the position of Casino Manager and Director of Table Games.

Claudia Holmes, Director of Casino Operations.    For more than 22 years Claudia has been enhancing her knowledge of the gaming industry. She began her career as a Dealer at Caesar's Hotel Casino in Atlantic City. She was promoted to Floorperson and subsequently Pit Manager. After a successful tenure at Caesar's, Claudia joined the MotorCity Casino team as Casino Shift Manager in 2000. In 2002, Claudia's contributions were recognized and rewarded. She was chosen as Director of Casino Operations. In Claudia's current capacity she is responsible for all gaming related functions.

Dave Estum, Director of Cage.    Dave has over 28 years of casino gaming experience. Dave began his casino career at Harrah's Tahoe. His first position in the industry was a combination cage cashier, change person and hardcount/softcount attendant. The Harrah's organization recognized Dave's hard work and dedication, as evidenced by his promotion to a lead position. After four years with Harrah's, Dave joined the then Circus Circus group. While working with his new employer, he assisted with the opening of Circus Circus Reno, the Excalibur, the Luxor, the Silver Legacy and most recently MotorCity Casino.

David J. Nehra, Director of MIS and Division Director, CIT.    David has worked as an IT professional for the past 13 years. In March of 1999, David joined MotorCity Casino as Director of Information Technology. In December of 1999 David was promoted to Division Director of Corporate Information Technology overseeing Information Technology for 6 Mandalay Resort Group properties. David currently maintains that position. Prior to joining the MotorCity Casino team, David worked as a technology specialist designing and implementing information technology solutions for various Fortune 1000 companies. David studied electrical engineering and computer science at Lawrence Technological University. David received his BS in Electrical Engineering in May of 1992.

Clay Crawford, CPA, Controller.    Clay has over 7 years of casino experience. His casino tenure began with the opening of the Grand Victoria Casino in Elgin in October of 1994. Subsequent to that position, he was accounting manager of the Gold Strike Hotel & Gambling Hall. His duties included all external financial reporting, Federal and State income tax compliance, debt compliance, benefit plans, and all other "corporate accounting" issues. In addition, he worked as the Assistant Controller of the Luxor and Monte Carlo Resort and Casinos. After a brief hiatus, in December of 1997, Clay returned to Grand Victoria as the assistant controller and was promoted to controller in July of 1998. His most recent assignment is Controller for MotorCity Casino.

Wayne Sawyer, Director of Compliance.    Wayne, a MotorCity Casino opening team member, has been building upon his casino knowledge for the last 15 years. He has a thorough understanding of the gaming industry. He has been involved in the financial, strategic planning and compliance aspects of this business. He has worked in various capacities, including as Director of Strategic Planning, Financial Gaming Consultant and Casino Analyst. He graduated from Brown University, with a Bachelor of Science.

Michael A. Roy, CPA, Director of Internal Audit.    Michael created and implemented the company's internal control system for all departments (e.g., Slots, Table Games, Cage, Surveillance, Accounting, Purchasing, MIS, Compliance, etc). His responsibilities also include reviewing the standard operating procedures of the various casino departments to ensure compliance with the Michigan Gaming Control

Board's requirements. He also oversees all of the internal audits of MotorCity Casino's operations. Michael's professional experience includes auditing financial statements for public and non-public manufacturing and entertainment/communication companies and financial institutions. Michael graduated from Wayne State University, and has a Bachelor of Arts degree in Business Administration, with a major in accounting. He is also a member of the Michigan Association of Certified Public Accountants and the Institute of Internal Auditors.

Jack Barthwell, III, Director of Public Relations.    Jack has extensive casino knowledge. In fact, he played a significant role in the efforts to bring casino gaming to the Detroit area. In his current capacity as Director of Public Relations, he is responsible for developing and implementing the public relations plan for the casino. He also coordinates all media related efforts and handles communications with local governmental agencies. In addition, Jack has been actively involved in the community throughout his professional career. He has extensive experience in the private and public sectors. Some of his employers have included the Stroh Brewery Company, Michigan Employment Security Commission, Wayne State University, the United States House of Representatives and Atwater Entertainment Associates. Jack earned his law degree from the University of Michigan.

Scott A. Frost, Director of Marketing.    Scott has 7 years of casino related experience. He joined the MotorCity Casino team, as Director of Marketing, in 1999. He is responsible for the strategic planning and implementation of the casino's marketing plan. He also supervises the direct mail and tour and travel initiatives of the casino. Prior to joining MotorCity Casino, Scott accepted a position as Special Events & Promotions Coordinator for the Harrah's New Orleans interim casino. Subsequent to that position, he became the Entertainment & Promotions Coordinator for the Flamingo Casino New Orleans. Scott also has extensive event planning experience at the Superdome in New Orleans. His event planning there included coordinating the 1993 NCAA Men's Final Four Basketball Tournament, along with major concerts including The Rolling Stones, The Eagles, and Billy Joel concerts.

Susanne Bascharow, Director of Player Development.    Susanne joined the MotorCity Casino team in 1999. She has over 16 years of gaming experience. She started her career as a dealer at the Claridge Casino Hotel in Atlantic City. She subsequently held positions as a Floor Supervisor, Pit Manager and Casino Host. After successfully mastering table games, Susanne was employed as a gaming instructor. She later returned to the gaming floor as a Casino Shift Manger and Training Manager for Casino Windsor. Since the summer of 2000 she has been the Director of Player Development at MotorCity Casino. Susanne holds a BA degree in elementary education from Holy Family College.

Lane Maxcy, Director of Food and Beverage.    Lane joined MotorCity Casino in 1999, as a member of the opening team. Lane oversees all food and beverage related efforts. He ensures the quality and consistency of all food products. Lane's previous experience includes an accomplished career with the Hyatt Regency organization. He worked in various capacities, including Executive Assistant Manager and Director of Food and Beverage at various Hyatt properties throughout the US and the West Indies. Lane has successfully completed a number of courses through Sterling Vineyard's School of Hospitality. He also holds a Bachelor's Degree from Georgia State University.

William Cummings, Director of Security.    William has over 34 years of law enforcement experience. He joined the MotorCity Casino team in 1999. William is responsible for ensuring the safety and well being of all casino guests and associates. His previous experience includes 27 years as a member of the Detroit Police Department. During his tenure with the Police Department he advanced through the ranks, progressively assuming responsibilities commensurate with his rank. He retired at the rank of Police Commander. William received his law degree from the Detroit College of Law. He is also a graduate of the 149th Session of the Federal Bureau of Investigation (FBI) National Academy.

Ezzie Rooks, Director of Surveillance Operations.    Ezzie is responsible for surveillance of all gaming and non-gaming operations at MotorCity Casino. Formerly he was the Director of the Compliance Division of the Mississippi Gaming Commission and was responsible for oversight of all of the audit-related functions and corporate financial investigations of the gaming industry in Mississippi. He has more than twenty-four (24) years of experience in the gaming industry, most of which was with the Nevada State Gaming Control Board. Mr. Rooks began his career as an entry-level agent in the Audit

Division of the Nevada Gaming Control Board in 1977 and advanced to the level of Senior Agent. He supervised a team of twelve (12) auditors and managed many special projects of the Audit Division, including quality control, final review, loan and lease approvals, high-risk licensee monitoring, industry performance analysis and evaluations of internal controls. He holds a degree in Accounting from Jackson State University.

Erika Mathers, Director of Slots.    Erika has 10 years of casino experience. Her responsibilities include ordering and evaluating new slot machines, managing and training all slot personnel, establishing and upholding all policies and procedures and internal controls, and analyzing all costs and profits directly related to slot operations. She has held a number of positions, including Slot Shift Manager, Assistant Slot Manager and Slot Club Manager. Erika's entire casino career has been with Mandalay Resort Group. She has worked at various properties, including the Monte Carlo, Grand Victoria, and the Gold Strike Casino Resort.

Sharon Hall, Director of Retail.    Sharon was an integral member of the MotorCity Casino opening team, holding several positions during her tenure with the casino. Her current responsibilities involve the day to day operations of the retail outlet. She coordinates all aspects of this operation. Prior to joining this management team, she served as Director of Administration and Director of Operations for several other business enterprises. Her duties have included purchasing, vendor relations, budget preparation and marketing.

Gary Gransden, Director of Engineering.    Gary has over 21 years of casino experience. He began his casino career at the Gold Strike Inn. He subsequently worked at the Railroad Pass, the Nevada Landing, and the Grand Victoria. Gary started his career in housekeeping, but quickly advanced to Chief of Engineering and then Director of Engineering. He joined the opening team at MotorCity Casino in 1999 as Director of Engineering. In his present capacity, he is responsible for the maintenance of the entire casino complex, including the mechanical systems, HVAC, electrical systems and landscaping.

Jody J. Busing, Director of Purchasing.    Jody is the most recent addition to the MotorCity Casino team. She is not new to the gaming industry. She is currently responsible for all aspects of purchasing. Her previous casino duties included overseeing the daily operations of the Purchasing Department at the Empress Casino Hotel in Illinois. She was also responsible for the procurement of all products and services for various departments, contract negotiations, bidding/quoting processes, supplier selection, and verification of deliveries. Prior to that, she worked for the Racing Association of Central Iowa DBA Prairie Meadows Racetrack and Casino. Jody holds both a BS and an MS in Education from Drake University.

Jo Avery, Director of Human Resources.    Jo has been working in the casino industry for almost three years. She is a native Detroiter with extensive professional experience in human resources and banking. Prior to coming to MotorCity Casino, she worked as the Human Resource Manager for a tier one automotive supplier located in the metropolitan Detroit area. This organization had offices and employees in 23 states, Mexico, Canada and Great Britain. She also worked for a large consumer paper products manufacturer with plants in Michigan and several other states. She currently is responsible for all human resource issues at MotorCity Casino.

Emmett Frederick, Director of Transportation.    Emmett is responsible for all aspects of valet operations, transportation and parking. His scope of responsibilities includes facilitating the transportation and parking needs of guests and associates. Emmett began his casino career with MotorCity Casino in 1999 in the Security Department. He previously worked for the Detroit Police Department. He has over 15 years of customer service experience.

Section C.    Under separate cover, and subject to agreement to protect the confidentiality thereof, Developer is providing a description of projected cost budgets for the financing, design, construction, furnishing and equipping of the Casino Complex, including, without limitation, costs of projected infrastructure improvements and all material assumptions upon which the following are based.

All budgets are projections only, based on typical hotel/casino construction costs, adjusted for the Detroit, Michigan location and with appropriate contingencies.

MotorCity Casino currently contains approximately 68,000 square feet of gaming space, five restaurants, three bars, two entertainment venues and a parking structure and surface lots to accommodate 3,450 cars. These facilities were constructed at a cost of approximately $190 million, including land, pre-opening and initial bankroll.

Developer intends to reconfigure its existing casino space to expand to 100,000 square feet of gaming space, construct a 400 room hotel tower, include a 200-seat coffee shop and a 100-seat specialty restaurant with bar, as well as other bars, a 1,200-seat theatre, and 70,000 square feet of ballroom, meeting and pre-function space. Additional parking will also be added. Developer estimates that the total cost of these facilities will not be less than $210 million, including hard construction costs, soft costs, contingency and land (but excluding gaming equipment, pre-opening, capitalized interest and any additional initial bankroll).

Section D.    Under separate cover, and subject to agreement to protect the confidentiality of same, Developer's delivering to the City Developer's projected balance sheets, income statements and cash flow statements of the Casino Complex for the first five (5) years of operations, using generally accepted accounting principles, and all material assumptions upon which they are based.

The numbers are projections only based on available data and information and do not constitute a representation by Developer or any other party that such projections will be achieved. These numbers and projections will be provided under separate cover, as "confidential information."

Certain information included in these reports and other materials filed or to be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or written statements made or to be made by the Company) contain statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information relating to current expansion projects, plans for future expansion projects and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, changes in federal or state tax laws or the administration of such laws, changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions) and applications for licenses and approvals under applicable laws and regulations (including gaming laws and regulations).

Section E.    Following is a description of existing and anticipated sources of financing for the Casino Complex, including pertinent details such as terms, rates, and security covenants, whether Developer has or will acquire all or some of its financing from a Detroit-Based Business, a Detroit Resident Business or a Small Business Concern, and Developer's plan, if any, for utilization of Detroit-based Minority-owned financial institutions in servicing Developer's financial needs.

Developer acquired construction financing for MotorCity Casino from MRG and from a consortium of lenders led by Bank of America. Special attention was paid to involve local and minority banking institutions in the consortium, which includes Detroit-based Comerica Bank, and Detroit-based and minority owned First Independence National Bank, which is involved to the maximum allowed by federal lending guidelines. In addition, Bank One, Michigan National Bank (now Standard Federal Bank), and National City Bank, all of which have a strong local presence, are included in the current consortium. Those lenders, in the aggregate, hold a 54% interest in the financing. That financing currently remains in place, in the form of a reducing revolving line of credit.

Developer anticipates that the construction of the balance of the Casino Complex will be financed in the same manner, with financing provided by a consortium of all or some of the above-listed banking institutions, led by Bank of America. It is contemplated that the construction financing will automatically convert to a reducing revolving line of credit (non-recourse or limited recourse) upon completion of the construction of the additional components of the Casino Complex.

It should be noted that often there is a minimum participation size for involvement in large scale lending transactions of the nature required for the Casino Complex which may exceed the lending limits of small institutions imposed by bank regulators or by bank policy. Since Developer is cognizant of that fact, Developer will use its best efforts to suggest to its lenders the importance of including Detroit based and minority firms in its lending groups regardless of the size of the portion of the credit facility which they are capable of assuming.

A minimum of twenty percent (20%) of the total cost of the Casino Complex will be financed with equity contributions by MRG. MRG will also provide a completion guarantee. The specific rates and terms of the financing for the balance of the Casino Complex will be determined at the time the transaction is completed.

Depending on market conditions and the availability of bank funds at the time of construction, the financing could also include a layer or public capital-market debt. Mandalay Resort Group has completed two public debt financings in the last year and raised a total of $300 million for Mandalay Resort Group and $160 million for Silver Legacy.

As of March 18, 2002, Developer uses Comerica Bank for its payroll and cash management functions but maintains its account for the permanent casino with First Independence National Bank. First Independence National Bank also currently operates a number of ATM machines in MotorCity Casino. That bank also currently holds the escrow for Developer's community development fund. Developer expects to continue those banking relationships.

Section F.    Under separate cover, and subject to agreement to protect the confidentiality of same, Developer is delivering to the City its current detailed financial statements for each gaming operation currently owned or operated by Developer.

Section G.    Following is a description of Developer's concept for their proposed Casino Complex, including:

          (1)   The proposed site or location for the Casino Complex, legal description of the property boundaries, dimensions and total acreage of the Casino Complex, as well as any ancillary facilities proposed.

The Casino Complex will be constructed within the Boundaries more specifically, as currently planned, in the area bounded generally by Trumbull, Grand River, US 10 and Interstate 75 (the "Motor City Area"). Most of the Motor City Area is already zoned as a PD District, a district in which Developer's proposed uses can be achieved. The legal descriptions for the PD zoned portions of the Motor City Area are set forth in the applicable Zoning Ordinances currently in effect. The area currently utilized by Developer consists of approximately 20 acres. The Casino Complex presently consists of approximately 68,000 square feet of gaming area which, as of October 31, 2001, featured 2,501 slot machines and 106 table games. The existing facility also includes five restaurants and a parking structure and surface parking for 3,450 vehicles. Developer intends to add the following:

19.
400 hotel rooms;

20.
expansion of gaming area to 100,000 square feet of space in which gaming facilities are actually located;

21.
1,200-seat theatre;

22.
13,000 square feet ballroom with appropriate pre-function space;

23.
35,000 square feet convention center with approximately 20,000 square feet of pre-function space;

24.
200-seat coffee shop;

25.
100-seat specialty restaurant

26.
added/reconfigured bar areas to create in total at least 4 bar areas;

27.
additional adequate parking and retail.

          (2)   The size of the Casino Complex; the number and types of gaming facilities; the number and types of restaurants; a description of any hotel, including the number of rooms and whether such hotel will be available for use by non-casino patrons; the number and types of lounges or bars; the number and types of retail shops; the number and types of ancillary entertainment or recreational facilities planned; a description of any convention facilities; and a description of any other facilities proposed.

The number and types of gaming facilities:

  The existing casino contains approximately 68,000 square feet of gaming space, containing 2,501 slot machines and 106 table games. The expanded casino will offer 100,000 square feet of area in which gaming facilities are located, containing approximately 3,000 slot machines and 106 table games.

The number and types of restaurants:

  The facility will include a total of approximately seven (7) food outlets: a buffet with 492 seats; a coffee shop open 24 hours a day that will seat 200; a deli that will seat 55 and a coffee bar for quick meals and beverages. There will be three other restaurants, probably specialty restaurants with adventurous food in distinctively themed settings, each seating between 100 and 150 diners. All seating is approximate.

A description of any hotel, including number of rooms and whether such hotel will be available for use by non-casino patrons:

  The hotel tower will contain an estimated 400 rooms on approximately 16 floors. Rooms are anticipated to be approximately 450 sq. ft., with several suites. Rooms will be available to non-casino patrons.

The number and types of lounges or bars:

  Developer intends to reconfigure its existing space and/or to construct additional lounges and bars. Beverage outlets of varying size and atmosphere will be located in the casino area, and also in the high limit pit area. At least one entertainment lounge/bar and a lobby bar will service the facility.

The number and types of retail shops:

  Developer will initially devote approximately 1,600 sq. ft. within the facility to retail. Retail will include a logo shop and sundries shop. If demand warrants, additional retail will be added to the facility.

Number and types of ancillary entertainment or recreational facilities planned:

  Developer has planned a 1,200-seat theater with balcony seating. A health/spa/fitness facility will be located in the hotel.

A description of any convention facilities:

  A ballroom/convention facility of approximately 70,000 square feet is planned. Plans currently show a 13,000 square foot ballroom with 5,000 square feet of pre-function space. It is also anticipated that a separate meeting area of 36,000 square feet serviced by 21,000 square feet of pre-function space will be constructed.

A description of any other facilities proposed:

  None at this time, other than additional parking.

This narrative is preliminary as of March 18, 2002. Developer intends, to the best of its ability, to carry out the design and floor plan presented. However, all numbers are approximate and may vary based, in large part, on the final site plan. Therefore, in accordance with the procedures set forth in this Agreement, Developer reserves the right to modify any aspect of the project.

          (3)   Architectural matters, including drawings, the name(s) of the architect(s), the floor plans (discussing space allocations and major functions such as gaming floor, back-of-the-house, circulation, accessibility and exiting), building elevations (showing heights, relative scale and compatibility with adjacent components), landscaping and design theme.

Klai::Juba Architects of Las Vegas, Nevada, the firm that provided architectural services for the Temporary Casino, has prepared the conceptual/schematic design drawings for the balance of the Casino Complex. These include site plans, floor plans, exterior and interior renderings elevations, ingress/egress routes and other design/site plans. Supplemental material will be provided in accordance with this Agreement.

          (4)   Proposed plans for employee, patron and bus parking; tour bus and valet drop-off facilities, service vehicle parking, satellite parking facilities, and other infrastructure related to the Casino Complex.

Parking will be provided to patrons in MotorCity Casino's existing 3,450 space parking garage and surface parking areas. Current plans include the construction of an additional 1,420 space parking garage. It is expected that employees will park on site. Tour bus drop-off and bus parking, as well as service vehicle parking, will be determined based upon the final site plan. Valet drop-off facilities are planned for a location adjacent to the hotel tower.

          (5)   The proposed phasing plan, the proposed sequence of the phases and the approximate dates of beginning and completion of development of the entire project.

In order to minimize disruption of the existing operations, it is expected that the additional components of the Casino Complex will be completed in phases. As presently contemplated, the initial 400 room hotel tower, theatre and additional parking will be constructed and the casino and restaurant areas will be enlarged in phase one. Thereafter, the ballroom and meeting areas will be completed and the existing casino area will be renovated. Both phases are expected to be completed by December 31, 2005.

          (6)   Developer's commitment to adhere to applicable zoning requirements adopted by City.

Developer has complied with the existing PD zoning ordinance and other zoning requirements applicable to the existing Components of the Casino Complex. Developer agrees to continue to comply with all applicable zoning ordinances and zoning requirements, as may be amended from time to time.

Section H.    Following is a description of the amount and manner of investment or other contributions Developer will make to promote economic growth and revitalize the district in which the Casino Complex will be located; to create new jobs and contribute to the support of existing employment opportunities; to attract new businesses, tourists and visitors to City or to the district in which the Casino Complex will be located.

MotorCity Casino has successfully taken important steps in fulfillment of the commitment made in the Amended Agreement to contribute a total of $1,900,000 to fund Detroit business and City of Detroit development plans designed to provide employment opportunities and to promote economic growth and revitalize not only the district in which its Casino Complex is located but also the City as a whole. This commitment has taken three basic forms:

UDAG-type business development grants

The UDAG-type grant program will benefit Detroit by providing resources to those development projects that would benefit the City, but fail to get off the ground because of financing shortages. These financing gaps often relate to infrastructure costs or other project related costs. Guidelines and limitations would be developed by such agencies; projects should add jobs for City residents and contribute to the City tax base. These funds will not be managed by Developer but by an agency or agencies acceptable to the City.

A Detroit Business Development Fund

This fund, the Detroit Community Loan Fund (DCLF), will be administered by Detroit Renaissance Foundation pursuant to a preliminary agreement. The funds supplied by Developer will be used to guarantee loans averaging $75,000-$100,000 (but not exceeding $100,000), primarily to businesses in Detroit less than five years old, with sales of less than $1 million and fewer than 50 employees. According to Detroit Renaissance "a sizeable portion of the portfolio will likely be African-American businesses." Based on Developer's financial commitment, according to Detroit Renaissance, the fund "will play a significant role in increasing economic activity in the city, strengthening the viability of small businesses, and creating jobs in the city." No member of Developer, ACG or AEA may have any direct or indirect financial interest in any business for which such loan is guaranteed. The highest priority will be given to businesses located in or near low and moderate income neighborhoods or in close proximity to the Casino Complex.

Joint Employment Procurement Advisory Board ("JEPAB")

This is a joint commitment of all three casino developers that has already been implemented by the creation of a board consisting of 10 members, two appointed by City Council, two appointed by the Mayor, and two appointed by each of the three casino developers. That Board has been created for the purpose of assisting the three casino developers in their efforts to meet their hiring and procurement commitments under their respective development agreements.

Developer has already released a total of $200,000 to JEPAB to fund its activities. Additionally, Developer has placed $1.7 million into an escrow account at First Independence National Bank of Detroit to meet its commitments with respect to funding the above-described UDAG-type grants and Detroit Community Loan Fund. Detroit Renaissance Foundation is in the process of obtaining the approval needed from the Michigan Gaming Control Board for it to receive and administer those funds. As soon as that approval issues, Developer will deliver a total of $850,000 of the escrowed funds to Detroit Renaissance Foundation. Similarly, as soon as the City notifies Developer that the organization authorized to receive the UDAG type-grants has received the approval needed from the Michigan Gaming Control Board to receive those funds, Developer will deliver a total of $850,000 of the escrowed funds to that organization.

Developer has also made the following commitment:

  Upon City Council's approval of this Agreement, Developer will be obligated to pay the City $34 million. The first installment of $17 million is scheduled to be paid within 60 days from the City Council's approval of the Revised Development Agreement. The second installment of $17 million is scheduled to be paid in twelve equal monthly installments beginning June 1, 2003. There will be no restriction on the City's use of the funds received from the Developer.

  The use of such funds shall be determined by City in its sole and absolute discretion. Such funds shall be in the lieu of any funds that would be due, now or in the future, but were not previously paid by Developer under Section 2.6 and Exhibits 8.1(j) and 8.1(m) of the Amended Agreement.

Section I.    Following is a description of Developer's plans for assisting current businesses that may experience employee shortages due to their employees accepting employment relating to the Casino Complex.

It should be noted that, as of March 31, 2002, Developer is not aware of any local businesses that have experienced employee shortages due to hiring by Developer. Developer has not received any requests to refer applicants for casino employment to other businesses or organizations. Nonetheless, to assist any existing business that may experience a shortage of employees due to the increase in demand for qualified applicants associated with completion and opening for business of the balance of the Casino Complex, Developer will maintain a referral service for those applicants who are not selected for jobs in the Casino Complex and have agreed to participate in such service. Developer also anticipates working with local job placement agencies to share information on applicants who may be more properly suited for jobs outside the Casino Complex and have agreed to participate in such sharing arrangement.

Section J.    Following is a description of the manner in which the Casino Complex will enhance the City as a desirable location for tourists, conventions, families and urban life and the manner in which the Casino Complex will encourage pedestrian linkages with other business, economic and entertainment activities in the area in which the Casino Complex is to be located.

Developer has already spent hundreds of millions of dollars to create a Casino Complex that will appeal to all market segments. Indeed, Developer has turned approximately 17 acres of blighted neighborhood into a vibrant casino and entertainment complex visited by over 5 million individuals each year. Developer restored the Wonder Bread Bakery, an 85-year old Detroit landmark, and developed it into a world-class casino with more than 68,000 square feet of gaming space, award winning restaurants, a number of bars, and entertainment venues that have been regularly showcasing Detroit talent. To facilitate safety and a renewed sense of neighborhood pride, Developer has recently added substantial outside lighting to the Wonder Bread building and signage to the Continental building (which currently houses MotorCity Casino's restaurants). Developer has also installed colorful banners along the perimeter of the property. In addition, Developer has completed the paving and landscaping of the nearby lots it purchased. Developer has entered into an agreement permitting it to clean up on a regular basis the portion of the John C. Lodge Expressway that is near the Casino Complex.

Currently, MotorCity Casino serves nearly five thousand people in its restaurants and parks over 3,000 cars each day. Developer has worked hard to build a synergy with other Detroit attractions, using its shuttle busses to transport casino visitors to and from other major events in the City, such as the conventions and hockey and baseball games.

Developer has built a strong relationship with the Metro Detroit Convention and Visitor's Bureau. Significant efforts have been launched to reach markets at the Detroit International Auto Show, conventions such as the Society of Automotive Engineers, and a variety of annual meetings, tours and conventions. The association has proved successful in opening avenues to attract out-state and regional customers to the area. MotorCity Casino has also been participating in the Metro Detroit Convention and Visitor's Bureau's quarterly meetings to strategize on marketing and sales efforts for the growth and success of the City.

Patrons currently come by car and tour bus to MotorCity Casino, not only from the metropolitan Detroit area but also from communities all over the Midwest. Developer has worked to create appealing entertainment packages in a wide variety of formats, to raise the awareness of Detroit as an attractive destination in the region. It has developed and currently utilizes an impressive list of over 50 bus line runs; Monday through Saturday, from a variety of local and suburban locations, including line-run departures from sites as far away as Ann Arbor, Clinton Township and Pontiac. Even more distant locations such as Flint, Saginaw, Pittsburgh, and Cleveland are also currently doing extremely well. Developer will spend many more millions of dollars to construct the balance of the Casino Complex, creating hotel rooms, added restaurant and retail space, convention space, and other amenities that should encourage even greater attendance by tourists, conventioneers, the business traveler, and drive-in travelers.

As is evident to anyone visiting MotorCity Casino, Developer's plans for the Casino Complex are designed to recapture the vibrancy of Detroit's downtown area and to reflect the pride that Detroiters naturally feel regarding Detroit's place in developing the automobile industry. Developer believes that the grandeur and scale of MotorCity Casino's current architecture, with its historical allusions, has created a platform for a celebration of Detroit's history and culture. Developer's goal has been and will continue to be the creation of a unique "Detroit Experience" designed to draw visitors from outside the region as well as to be a catalyst to renewed community pride within the City and the region surrounding it.

As we look at it, Detroit has had as much positive impact on the American way of life and popular culture as any place in this nation during the 20th century. The community features an incredible array of people, all of whom came to Detroit to live in freedom, work hard, build families, and enjoy life. While ethnically and racially diverse, we think Detroiters are all enormously proud of their city and its contributions to the world. We feel that the gestalt of the community is warm, open, accessible, unpretentious, high energy, optimistic, and fun. Developer's goal is to make this project feel the same way-both from a physical and an operational standpoint. Developer believes that this approach will not only insure our own success but also will help stimulate and improve the use of existing and future attractions in the City.

Developer has imbued and desires to continue to imbue its staff with the Detroit spirit discussed above. Developer has hired and intends to continue to hire people who are warm, open, high energy, and fun. Developer believes that it is important to remember that when all is said and done, we are in the entertainment and hospitality industry. Developer's goal is to create a place that will, flat out, be FUN! If we achieve that goal, we will be reflecting the City's culture and positively contributing to its success.

Developer has also demonstrated a commitment to giving back to the community. It has already donated hundreds of thousands of dollars to a large number of non-profit and charitable organizations working in the Detroit area and intends to continue its charitable donation program. Besides financial donations to a wide variety of community and charitable organizations, Developer has worked hard and intends to continue to work hard to forge alliances in the community, including the creation of the neighborhood business association, designed to foster business growth and neighborhood re-development in a broad area surrounding the Casino Complex. Another example of Developer's commitment is the MotorCity Neighborhood Partnership created in association with United Way Community Services. Developer has held several neighborhood clean-up programs, enlisting the involvement of other local businesses and community organizations, as well as Developer's employees. Similarly, Developer, with the help of its employees, has held several very successful food and blood donation programs. Developer's campaign to aid United Way Community Services resulted in pledges of more than $100,000 by Developer and its employees.

Section K.    Following is a description of the amount of investment or other contributions Developer will make to promote economic growth and contribute to the revitalization of economically depressed areas of City, other than the area in which the Casino Complex is to be located; to create new jobs and contribute to the support of existing employment opportunities, and to attract new businesses, tourists and visitors to those other areas.

Please refer to Section H above.

Section L.    Following is a description of Developer's plan to market the Casino Complex and Developer's intent to cooperate and consult with City, the Metropolitan Detroit Convention and Visitor's Bureau or other regional tourism and marketing organizations to implement a comprehensive and uniform system or marketing City as an entertainment destination.

Developer intends to continue to market its Casino Complex by way of print, outdoor advertising, radio, television, direct mail, and the Internet. Developer has promoted tour and travel business with subsidized group programs as well as line run shuttles from many suburban and outer market areas and may do so in the future. Developer has established the MotorCity Casino brand as being aggressive in terms of promotions, special events and reinvestment in customers. The exceptional quality of Developer's award winning food product will remain a priority.

By design, Developer has been more aggressive at marketing than its competitors, with more events, more promotions and more entertainment at all levels. The casino has regularly offered a wide variety of promotions, prizes, parties and events. Nearly every month the casino has held a special promotion providing patrons with the opportunity to win a new or vintage car or significant amounts of money.

Nearly every day, patrons have been able to relax in one of the casino's performance venues and watch top-notch live entertainment. Such well known groups as Detroit's Rare Earth, Mitch Ryder & The Detroit Wheels, and The Coasters have often performed at the casino's Chromatic Lounge. We hope to have even more such entertainment will be available once the balance of the Casino Complex is completed.

Opportunities for great dining currently abound at MotorCity Casino and are expected to be expanded with the construction of the balance of the Casino Complex. The existing Casino Complex boasts four great restaurants that have been voted among the best eateries in the area:

28.
Classics Buffet presents flavorful menu choices far better than the ordinary buffet fare.

☐
Iridescence provides dining elegance at its best, having recently been awarded the prestigious AAA Four Diamond Award, one of only a few restaurants in the metropolitan Detroit area to win that award.

☐
Deli Unique offers salads and New York-styled deli sandwiches.

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High Octane Cafe offers Starbucks coffee, Krispy Kreme donuts, and a variety of sandwiches and desserts.

The media attention to those entertainment venues and restaurants has brought and hopefully will continue to bring new visitors to the Casino Complex.

Developer's cooperative efforts with local organizations have also been extremely important to its marketing plan, and no relationship has been more important than its work with the Metro Detroit Convention and Visitor's Bureau ("MDCVB"). As mentioned earlier, significant efforts have been launched to reach markets at the Detroit International Auto Show, conventions such as the Society of Automotive Engineers, and a variety of annual meetings, tours and conventions. The association has proved successful in attracting out-state and regional customers to the area.

MotorCity Casino has also participated in the Metro Detroit Convention and Visitor's Bureau's quarterly meetings to strategize on marketing and sales efforts for the growth and success of the City of Detroit. These meetings have proven beneficial for the development of marketing strategies in the City, State and across the nation. Developer has also participated in the funding of a study by the Metropolitan Detroit Convention and Visitors Bureau of visitation of Detroit casinos by individuals living outside of the metropolitan area.

Developer has also hosted familiarization tours for tour and travel writers from outside of the metropolitan area. For the trade shows that the Metropolitan Detroit Convention and Visitors Bureau attended, Developer provided brochures as well as prizes for attendees (e.g. complimentary dinners at the casino). Developer's website currently has a direct link to the Metropolitan Detroit Convention and Visitors Bureau's website, and Developer also currently advertises on that website. Developer has also provided the Metropolitan Detroit Convention and Visitors Bureau with technical assistance with the development of its information kiosk program.

MotorCity Casino intends to continue to market its facilities as a world-class entertainment destination. Previous successful marketing strategies have included:

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Establishing a sales program that supplemented the MDCVB's activities, including support materials and staff travel schedules.

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Creating and distributing collateral material for shared use with Detroit's travel and tourism related businesses and organizations.

1.
Developing and executing a comprehensive publicity program that included a wide distribution of press kits and stories written and pitched to targeted media outlets. We provided familiarization trips for invited media and prepared for grand opening media events and attractions that were seen across the country.

☐
Developing and executing programs designed to bring visitors directly into the downtown area.

I.
Initiating a teaser-type advertising campaign in key feeder drive and fly markets to compete with Casino Windsor and establish Detroit as a better destination choice. Such messages were also delivered in the Detroit area, as well as markets within a two-to-four hour drive.

Section M.    Following is a description of the key management and other staff for each functional area of operation broken down by the number of full-time and part-time positions, and for each job classification, its respective total estimated salaries and benefits.

Developer anticipates that over 3,200 employees, in all categories, will be required to operate the Casino Complex once it is complete. This number is an estimate based upon current practices and past casino/hotel experience, but will fluctuate as market conditions, economic conditions and competitive conditions fluctuate. A preliminary listing (subject to change) of individual employment categories is as follows:

Accounting Supervisor

  The Accounting Supervisor is responsible for the oversight of daily accounting activities including departmental audits and the supervision of accounting clerical personnel.

Assistant Controller

  The Assistant Controller ensures that company accounting policy is being adhered to by all personnel. He/she is responsible for the oversight of daily accounting activities, including departmental audits and the supervision of accounting clerical personnel.

Director of Marketing

  The Director of Marketing acts as a conduit for communications between outside advertising agencies and all forms of the media and casino management. He/she is also responsible for the placement/discontinuation and authorization of payment for all advertisements.

Director of Cage Operations

  The Director of Cage Operations is responsible for the imprest accountability of the cage. This accountability includes all booths, coin room(s), coin vaults, change banks, departmental banks, and chip trays. He/she is also responsible for the proper and accurate execution of all patron and employee money, chip and/or token transactions performed therein and the resulting state, federal and gaming reporting requirements. He/she supervises and schedules all cage, booth, and coin room employees.

Director of Casino Operations

  The Director of Casino Operations is responsible for all live gaming activity. He/she safeguards the integrity of all gaming devices and methods; ascertains that all gaming regulations, rules, and reporting requirements are upheld in the conduct of live gaming; supervises and schedules all dealers, shift managers, floor personnel, boxmen, and pit clerks; orders, purchases, and provides secure storage for all gaming supplies; and resolves all player disputes in accordance with documented policy.

Direct Marketing Manager

  The Direct Marketing Manager is responsible for VIP programs and services including the extension of casino credit and authorization of marker play. He/she also markets the complex to other potential VIPs and monitors their play to ascertain if qualifications for VIP status are satisfied.

Controller

  The Controller is responsible for the overall financial accountability of the casino including the main cage, all satellite cages or booths, retail outlets, and F&B outlets; accounts payable/receivable; payroll; taxes and licenses; city, state, federal, and gaming financial reporting; corporate financial reporting; and the compliance with all city, state, federal, gaming, accounting, and/or financial regulations.

Director of Compliance and Analysis

  The Director of Compliance and Analysis is responsible for monitoring and ensuring compliance with the Michigan Gaming Control and Revenue Act and other applicable legal requirements. He/she also analyzes various revenue and expense items and coordinates communications between the casino and the Michigan Gaming Control Board.

Director of Engineering

  The Director of Engineering keeps the building(s), grounds, systems, and equipment functional and maintained. These include fire alarm, sprinkler, and safety systems; air conditioning and heating; plumbing; electrical; lighting; telephone; kitchen equipment and systems; office, hotel, and gaming furniture; painting; gardening and lawn maintenance; carpet repair, etc. He/she also supervises and schedules all engineers and gardeners, and ensures compliance with all building safety and fire inspection requirements.

Director of Food and Beverage

  The Director of Food and Beverage oversees all food and/or beverage outlets and operations including restaurants, bars, room service, and cocktail service. He/she is responsible for the ordering, purchasing, and warehousing of all inventory and supplies; all kitchen operations; the service and quality of all food and beverages; creation of menus; supervision and scheduling of all food and beverage employees including the executive chef, kitchen staff, and servers; uniform and laundry exchange; and handling guest comments and complaints.

Front Desk Manager

  The Front Desk Manager handles the daily operations of the hotel front desk including the timely check-in/out of guests; guest comments or complaints; supervision and scheduling of the front desk clerks and bell persons; and attendance to special guest requests or requirements.

General Manager

  The General Manager takes bottom-line responsibility for the entire casino complex operation. He/she ensures that each departmental director upholds all local, state, federal, corporate, and gaming laws and edicts; oversees the operations of all departments; ensures the profitability of the complex overall; responds to any problems or issues of the workforce or management; provides direction and goals for the establishment; communicates strategies, visions, ideas and directives to the establishment from Developer's management; acts as the complex's liaison to the gaming board and other officials; and schedules and supervises all department directors.

Health Club/Spa Manager

  The Health Club/Spa Manager is responsible for the operation and maintenance of all club, spa, and pool equipment and related guest services including towel and locker service; in-house advertising of available health services; and supervision and scheduling of club, spa, and pool attendants.

Director of Hotel Operations

  The Director of Hotel Operations handles all aspects of the hotel operation including the general maintenance of each room; ordering of all room supplies and linen exchange; supervision and scheduling of the hotel and maid staff to ensure optimal room rental; financial accountability for all room and services sales transactions; and supervision of hotel valet services and staff.

Director of Human Resources

  The Director of Human Resources is responsible for a variety of employee-related services including oversight of all hiring/termination practices (including implementation of equal opportunity plans); employee disputes or grievances; workers' compensation and unemployment issues; administration of insurance and 401K benefits; and city, state, and federal employment reporting.

Director of Internal Audit

  The Director of Internal Audit conducts separate audits, both procedural and financial, of each department to ensure compliance with all gaming, accounting, and corporate regulations. He/she offers recommendations via formal reports for improvement or correction of each infraction and conducts follow-up audits to confirm compliance.

Maintenance Manager

  The Maintenance Manager is responsible for the cleanliness and general upkeep of all areas of the complex excluding the hotel rooms. His/her duties include the ordering and inventorying of all cleaning supplies and equipment; maintenance of the MSDS information and training; supervision and scheduling of all maintenance staff; and room preparation and cleanup for special events.

Director of MIS

  The Director of MIS ensures the uninterrupted operation of all computer-related systems and equipment including personal computers, mainframe computers, and LANs. These computers run vital systems such as hotel and showroom reservations, player tracking, pit and slot accounting, retail point-of-sales, purchasing, main accounting, telephone interfaces, etc.

Payroll Manager

  The Payroll Manager receives and reviews audited time and attendance data for each employee; calculates accrual of vacation, benefits, and/or leave; and ensures that all employees are correctly paid for their services according to state and federal employment mandates.

Director of Player Development

  The Director of Player Development is responsible for all aspects of the club including the enrollment of members; selection and purchase of club merchandise; maintenance of the player database; marketing of the club; supervision and scheduling of all hosts/hostesses and clerks; and all reporting requirements including the tracking of any special offers or coupons.

Director of Public Relations

  The Director of Public Relations is responsible for all contacts involving the media and governmental agencies (other than the Michigan Gaming Control Board and for supervising outside vendors supplying public relations services. He/she is also responsible for reviewing all requests for donations to local charities and businesses.

Director of Purchasing

  The Director of Purchasing is responsible for the solicitation of competitive bids for large-quantity materials needed to operate the complex; negotiating purchase orders and contracts; purchasing quality products at the lowest possible prices; receiving, warehousing and inventorying of all purchased products; delivering the purchased products to each department and area of the complex; maintenance of all purchasing records according to corporate and gaming mandates; and the supervision and scheduling of all warehouse receivers and personnel.

Reservations/PBX Manager

  The Reservations/PBX Manager supervises and schedules all room and show reservationists and show reservationists and PBX operators, who handle the business switchboard. He/she ensures that reservations are taken with minimal errors, the reservationists use proper telephone etiquette, that business calls received are properly and promptly transferred to the desired parties, that all computerized reservations and phone systems are functional and maintained; and orders and inventories all ticket stock and supplies.

Director of Retail Operations

  The Director of Retail Operations oversees all retail outlets and operations, including the selection and pricing of all inventory, display and rotation of goods, supervision and scheduling of sales clerks, continual analysis of the merchandise to ensure maximum profitability and customer satisfaction, and financial accountability for all retail sales transactions.

Director of Security

  The Director of Security is responsible for all aspects of security at the Casino Complex, including employee and patron safety and well-being; protections of assets; oversight of all transactions requiring security escorts and the resulting reporting and/or verification requirements; filing of all security reports regarding incidents; working co-operatively with local law enforcement agencies and gaming control board agents; and the supervision and scheduling of all security officers, shift managers, and supervisors.

Director of Slots

  The Director of Slots is responsible for all machine gaming activity. He/she ensures the integrity of all gaming machines and methods; ascertains that all gaming regulations, rules, and reporting requirements are upheld in the conduct of machine gaming; supervises and schedules all change persons, money runners, shift managers, floor personnel, and slot mechanics; and resolves all player disputes in accordance with documented policy.

Director of Surveillance

  The Director of Surveillance oversees all surveillance activity. His/her duties include the monitoring of all gaming areas; all cash exchange areas (i.e., all cash registers, main bank, all booths, etc.); observing and documenting all required transactions and/or procedures; documenting any observed infractions of policy and/or procedure; reporting and documenting all malfunctions of camera or recording equipment; maintenance of all camera, audio, and recording equipment; the purchase and storage of tapes as prescribed by gaming requirements; and the supervision and scheduling of all surveillance operators and technicians.

Tour and Travel Manager

  The Tour and Travel Manager is responsible for group sales. He/she markets the complex to tour agencies and/or operators who coordinate bus tours that may include overnight stays in the hotel, meal packages, and special offers.

Training and Organizational Development Manager

  The Training and Organizational Development Manager ensures that each employee participates in all orientations and has a complete understanding of health insurance, employee benefits, and the general policies and procedures of the casino. He/she also oversees all ongoing advancement training programs, employee merit programs, and employee-to-management communications programs.

Director of Transportation

  The Director of Transportation is responsible for all aspects of employee and guest parking and transportation, including valet, limo and shuttle operations. He/she oversees and schedules and supervises all parking attendants.

Section N.    Following is a description of Developer's program for staff training and development and staff relations.

The goal of Developer's staff training and development program has been consistent throughout the company: to assist each associate to realize his or her full potential—personally and professionally.

Developer made a commitment from the start to make the human resource element of the Casino Complex the best that it could be, dedicating prior to opening a total of 660,000 hours of training at a cost of $6.3 million for recruiting and training. Developer started by distributing information on employment opportunities as early as the Spring of 1999. Through ads in local newspapers, potential applicants were directed to MotorCity Casino's Career Center, open daily, and to career fairs/expos held several times a month at various locations in the City.

Fairs and Expos were held at the Detroit Masonic Temple, the Detroit Career Center, Butzel Center, the Chaldean Council, the North American Indian Association, Cobo Hall, the Joseph Walker Williams Center, and other local sites.

Bringing the gaming industry to Detroit was a new endeavor for the City. To introduce new skills to the local workforce, experienced trainers provided training at no cost to the associates. A wide range of training was provided for every employment level, with training ranging from how to serve drinks to how to pay jackpots. Associates received training in Diversity, Life Skills, and Leadership Development.

By the time it opened, Developer had ultimately recruited, trained, uniformed and licensed a workforce a majority of whom were from the City of Detroit. Developer met and surpassed its goals of ethnic and gender diversity.

In October 2000, Developer entered into a collective bargaining agreement ("MotorCity-DCC Contract") with the Detroit Casino Council ("DCC") in which Developer and the DCC recognized "that job training is an important tool for promoting the development, success, and advancement of" employees and agreed to establish a joint labor-management training committee to develop training programs and seek grant funding opportunities for training. Developer made specific commitments in the MotorCity-DCC Contract with respect to long term work-training programs to enable employees to advance in a number of departments, including slots, table games, engineering, pit tech, and audio-visual tech. The MotorCity-DCC Contract also contains Developer's commitment to the creation of certain apprenticeship programs.

At the current time, Developer continues to operate the free dealer training program that it started long before its opening. That program prepares individuals with no prior experience to work as dealers. Developer also committed in the MotorCity-DCC Contract to paying dealers added wages for dealing multiple game types; the dealer training program provides free training for employees seeking such upward mobility. Similarly, Developer currently provides qualified employees in certain departments with the opportunity to work part of the time in their regular capacity and part of the time in a supervisory capacity in order to acquire the skills needed to be promoted to a management position.

Developer also currently employs a full-time Training Manager and several full time trainers. All employees, regardless of position, have become required to participate in extensive training programs, as described below. During calendar year 2000, Developer joined with the Michigan Department of Civil Rights to initiate a diversity training program for Developer's employees, which program is currently continuing. Developer also currently offers generous tuition reimbursement program, which permits employees desiring to further their skills and advance their career opportunities in the casino industry to receive reimbursement for tuition, books and fees in the aggregate amount of $1,000 every 6 months for certain course work. As a part of its current program, employees are also encouraged to attend and receive reimbursement for the costs and travel expenses associated with certain pre-approved professional development seminars and conferences. To encourage employees to receive their GEDs, Developer also currently provides a $300 bonus payment to employees who enroll in and successfully complete a GED program.

Developer recognizes that individual motivation and recognition are needed in a diverse workforce. Consequently, Developer has created programs to meet these needs. Thank you cards (available to all associates) along with $25 gift certificates, have been used to recognize great guest service instantly while $500, $5,000 and $20,000 awards have been provided through a monthly peer selection program entitled "Simply the Best!" Another program currently in place allows randomly selected associates to lunch with the General Manager. Also, individuals have been able to receive $250 for recommending a friend to work at MotorCity Casino. Making customer service the key point for guest retention, Developer's unique recognition programs have been designed to inspire associates and reward individuals who exemplify a dedication and commitment to public service.

Developer has brought training and staff development programs to the City that have a long history of stability and success—both for the company and for the workers. An indicator of the success of Developer's training and associate preparation programs is in the data on the internal promotion rate. Close to twenty-seven percent (27%) of current associates have received a promotion and/or a significant increase in responsibilities in the short time the property has been open. This indicates an incredible success rate for the training and on-going educational processes. It also shows that Developer has been extremely successful in its training of local residents with no previous gaming industry experience.

Training has been offered as an ongoing opportunity for all associates. The following departmental training programs have been offered in the past, and similar programs are likely to be provided in the future:

Table Games
MCC Dealer school
This is a 12-week course where each student is trained in one or more games. The school offers blackjack, carnival games, roulette and craps to meet the demand of the guest. The pre-opening training included sending over 500 dealers to Las Vegas to train for one workweek.

MCC Floor Supervisor training
Approximately 40 hours of training on table game policy and procedure training as well as 8 hours of training for game trickery. Floor supervisors also receive 40 hours training on Pit Track Systems.

MCC Security Training
All security officers received a minimum of 56 hours of classroom training. The following is an example of some of the courses: First aid, CPR & AED, Public Relations/Demeanor, Task procedures, Conflict Resolution, Criminal Law, Emergency procedures. Selected officers also have received 24 hours of firearm training as well as departmental training for P.P.A. 411.

Slot Training
Slot Associates have received 40 hours of classroom training on general machine policy and procedures, as well as floor procedures such as jackpot payouts and machine trouble shooting. Slot technicians also received both classroom and on the job training of slot machines in the areas of assembly, replacement and troubleshooting.

Cage Operations
Front Window/Booth Training
Introduction to currency, tokens and chips (14 hours)
Check cashing (2 hr)
Paperwork (4 hr.)
Jet Sort Training (3 hr.)
Title 31 Training (2 hr.)
On-Job Training (10 hr.)
Departmental Training (40hr.)

Cage Supervisor Training
Supervisors received a total of 600 hours of classroom and on-job training including training in Las

Vegas. Topics include (but are not limited to): Computer training, Counterfeit Currency, Telecheck, Global Cash, Jet Sort, Departmental meetings, Policy and Procedure and Mock Casino.

Food and Beverage Training
All Food and Beverage associates receive a minimum of 40 hours of classroom and on-job training in the following areas:
T.I.P.S. (Training for Intervention Procedures) alcohol serving (which is currently offered to all supervisors and managers in departments in which the personnel have customer contact)
Food Handling Permit Program
H.A.A.C.P. (Hazard Analysis Critical Control Point)
Hazardous Communication Training Program
General Safety Training
Guest/Associate Relations Training
Responsible Gaming
Infogenesis Training (selected)
CPR Training (selected)
Culinary Training

The following ongoing non-departmental training has also been offered in the past, and similar training is likely to continue:

The "Key"
All associates attend this 8-hour general orientation. The class welcomes trainees as new MotorCity Casino Associates and communicates the company's business philosophy and value system. Topics such as: customer service, brand essence, culture, and responsible gaming and all regulatory compliance. OSHA regulations such as MSDS, Bloodborne Pathogens and Safety are also covered.

The "Accelerator"
This course is a four-hour follow up course to the "KEY." It is held after 45-60 days of the new Associates' start date. Guest Service, MotorCity Casino mission, vision and goals are discussed during this time. This is also the opportunity for new Associates to sign up for benefits.

MCC Leadership Development course
Salaried staff attends a multi-day session on MotorCity Casino's leadership style. Topics include: communication, guest services, problem resolution, organizational standards, cultural diversity/sexual harassment and interviewing.

Responsible Gaming
This program has been incorporated into the "Key" class. It communicates MotorCity's Mission and policy reflecting responsible gaming. This program was customized with the American Gaming Association.

Title 31 Training
This 4-hour course is provided for all cash handling departmental supervisors and managers by MotorCity Cacino Training and Occupational Development Department. Topics covered include (but are not limited to): Multiple Transaction Logs (MTL's), Currency Transaction Reports (CTRs) and Suspicious Activity Reports (SARs)

Seven Habits of Highly Effective People
This training is three days or 24 hours and is a licensed product of Franklin Covey leadership and offered to MotorCity Casino Leadership. Topics such as being proactive, mission statement writing, time management, listening skills and synergy are discussed.

Diversity
This course was developed jointly with the Michigan Department of Civil Rights and is conducted by that Department. It is being provided to all associates. The four hour program covers aspects of Diversity such as Self-Awareness, Stereotyping and Community awareness.

Dale Carnegie
This course is offered to all Directors and some Managers. Course length is 12 4-hour sessions.

Section O.    Following is a description of Developer's Voluntary Equal Opportunity Employment Plan to recruit, train and upgrade Detroit residents, Minorities and women for all employment classifications, including, but not limited to:

          (i)    How Developer will establish contacts in City to foster an interest in casino careers among Detroit residents, Minorities and women, and publicize and market the Casino Complex employment opportunities.

          (2)   Any proposed systematic training program to prepare Detroit residents, Minorities and women, among others, with the life skills and the employment skills necessary for responsible jobs within the Casino Complex.

In accordance with City and State licensing regulations, as well as in accordance with the Developer's policies, Developer has used and will continue to use its reasonable best efforts to hire 51% of its employees from among residents of the City, using the Detroit SMSA as a secondary resource. Developer recognizes the unique challenge this endeavor presents, as the vast majority of the target applicant pool has had no familiarity with the gaming industry and is inexperienced in specialized gaming fields. To meet this challenge, Developer has already taken and intends to continue to take, as appropriate, the steps described in Section N above to identify, recruit, and train target applicants. The success of those efforts is reflected in the fact that, as revealed by the last audit by the City, Developer has consistently met its above-stated commitments with respect to hiring City residents. The internal promotion rate of 27% also validates Developer's approach to recruitment and training. Please see Section N above for a full description of the extensive and systematic training programs Developer has offered, many of which have been specifically designed to provide Detroit residents, Minorities, and women, among others, with the life skills and employment skills necessary for responsible jobs within the Casino Complex.

Developer also subscribes to and has consistently implemented the MRG equal employment opportunity policy, which is as follows:

MANDALAY RESORT GROUP
EQUAL EMPLOYMENT OPPORTUNITY

Policy:

I
It is the policy of the Company to provide equal opportunity in employment to all individuals regardless of race, color, age, religion, sex, national origin or disability. The Company is committed to this policy and therefore will take affirmative action to:

1.1
Base decisions on employment so as to further the principle of Equal Employment Opportunity. Ensure that promotion decisions are in accordance with such principles by imposing only valid requirements for promotional opportunities.

1.2
Ensure that all other Human Resources actions such as compensation, benefits, layoffs, training and education, social and recreational programs will be administered without regard to race, color, age, religion, sex, national origin or disability.

1.3
Ensure that contracts for the purchase of supplies, equipment and services for our operations are administered according to the principles established by law.

Comment:

☐
The Corporate Director of Human Resources is designated as the Affirmative Action Officer of this Company. He/she has been appointed to direct the establishment and continuing implementation of Equal Employment Opportunity and Affirmative Action Programs.

  In fulfilling its part in the cooperative effort, management is obliged to contribute to establishing and implementing Affirmative Action procedures and practices which apply for all employees.

  Management performance in this program will be evaluated and considered in overall performance ratings.

☐
The Company shall include the Equal Employment Opportunity statement in all recruitment notices. When appropriate, the Company may utilize the following procedures:

☐
The Company may list job openings with appropriate employment service or development departments, and state and city occupational skill centers who emphasize recruitment of minorities, females, and the disabled;

☐
The Company may participate in programs developed by civic organizations, minority groups, women's organizations, community agencies, community and church leaders, and community schools and colleges which target recruitment of minorities, women and the disabled.

☐
When positions are placed with outside recruiting sources, the Company may request these sources to actively refer qualified women and minority candidates.

☐
Mandalay Resort Group management endeavors to be fair and impartial in all of its relations with employees and applicants without regard to age, race, color, religion, sex, national origin or disability.

☐
Company policy requires that all Human Resources actions involving recruiting, compensation, benefits, transfers, termination, reinstatements, company sponsored training, education, tuition assistance, social and recreational programs, grievance processing, and disciplinary measures be administered in a non-discriminatory fashion.

☐
The Corporate Director of Human Resources is responsible for monitoring the implementation of the Company's Equal Employment Opportunity and Affirmative Action Programs. Those responsibilities include, although are not necessarily limited to:

☐
Development of Equal Employment Opportunity Programs and affirmative action programs.

☐
Involvement with community minority and women's organizations on local, state and national levels.

☐
Periodic discussion with management, supervisors, unions and employees to insure program implementation.

☐
Periodic updating of promotion and transfer lists.

☐
Periodic audit of Human Resources practices with respect to training programs, hiring, promotion, poster display, facilities, benefits, etc., to ensure all employees are treated on an equal basis. Designing, implementing, and monitoring internal audit and reporting systems to measure where progress has been made and where further action is needed.

☐
Posting of all federal, state and local notices advising employees of employment-related rights (e.g., equal employment opportunity, Family Medical Leave Act, minimum wage).

☐
The Company may conduct active recruitment programs in an attempt to encourage minorities and women to apply for available positions, as well as to encourage existing minority and female employees to participate in company educational training, recreational and social activities.

☐
The Company will ensure that the Human Resources staffs involved in recruitment, screening, selection, promotion, transfer, termination, and related personnel actions are properly trained to preclude bias in these actions.

Section P.    Following is a description of Developer's commitment to hire construction contractors who agree to include in their construction contracts an express term that the rates, wages and fringe benefits to be paid to each class of construction mechanics and each of their subcontractors shall be not less than the rates, wages and fringe benefits prevailing in City as established by the most recent survey of the Michigan Department of Labor for prevailing wage determination under Act 166, P.A. 1965 (Act 166, P.A. 1965), MCLA 408.551 et. seq., MSA 17.256, et. seq.

As set forth in the Agreement, Developer is committed to (a) hire construction contractors who agree to include in their construction contracts an express term that the rates and wages and fringe benefits to be paid to each class of construction mechanics and all of their respective subcontractors shall not be less than the wage and the fringe benefit rates prevailing in the City as established by the most recent survey by the Michigan Department of Labor for prevailing wages determined under Act 166, P.A. 1965 (Act 166 P.A. 1965, MCLA 408.551 et. seq., MSA 17.256(a) et seq.) and, (b) to the extent applicable, comply with the provisions of the Davis-Bacon Act (40 U.S.C. § 276a et. seq. (1997)).

Section Q.    Following is a description of Developer's commitment to hire contractors who will commit to the goal of maximizing to the greatest extent possible the number of Detroit resident apprentices who advance to journeymen status by agreeing themselves, and requiring their contractors to agree to, and to the greatest extent possible utilizing unions that do or will, operate apprentice programs on the Casino Complex construction sites that are open to all residents of City.

As set forth in the Agreement, Developer is committed to hiring contractors who, in addition to meeting the Michigan Gaming Control Board regulatory requirements and the timetables negotiated with the City in this Agreement, will commit to the goal of maximizing to the greatest extent possible the number of Detroit-resident apprentices who advance to journeyman status by agreeing themselves, requiring their contractors to agree to, and to the greatest extent possible, utilizing unions that do or will, operate apprentice programs on the Casino Complex construction sites that are open to all Detroit residents.

Section R.    Following is a description of Developer's commitment to hire contractors who agree to implement an Equal Opportunity Employment Plan conforming to all applicable laws and consistent with City's Executive Order 22.

As set forth in the Agreement, Developer is committed to hiring contractors who, in addition to meeting the Michigan Gaming Control Board regulatory requirements and the timetables set forth in this Agreement, also agree to implement an equal opportunity employment plan (that is, a voluntary plan for the employment, recruitment, training and upgrading of women and minorities) conforming to all applicable laws and consistent with the City's Executive Order 22.

Section S.    Following is a description of Developer's commitment to purchase goods and services from Detroit-Based Businesses, Detroit Resident Businesses or Small Business Concerns, which to the greatest extent possible should be no less than fifty one percent (51%) of the total dollar value of all purchases of goods and services.

Developer has used and will continue to use its reasonable best efforts to purchase at least 30% of goods, services, and supplies purchased for the Casino Complex from vendors who meet the definition of "Detroit Based Business," "Detroit Resident Business," "Small Business Concern", "Minority Owned Business," and "Women Owned Business" at the time the contract is awarded. Further, Developer has worked and will continue to work to achieve higher participation if possible. To accomplish this goal, as a part of its purchasing policy, Developer's practice has been to specifically solicit bids from vendors in those classifications. Similarly, Developer's practice has been to regularly encourage its existing and potential vendors to enter into mentoring or joint venture arrangements with vendors who do fit into those categories but are unable, alone, to meet Developer's procurement requirements.

Developer's purchasing process must comply with the requirements imposed pursuant to the Michigan Gaming Control and Revenue Act. The Michigan Gaming Control and Revenue Act prohibits Developer from purchasing or leasing gaming equipment or supplies from other than a supplier licensed by the Michigan Gaming Control Board. Indeed, all vendors supplying goods and services to Developer are subject to the requirements imposed by the Board, which requirements are often quite stringent.

Developer's existing internal controls, which are subject to approval by the Michigan Gaming Control Board, have been drafted to provide that vendors will be determined and selected on the basis of quality, pricing, service, location and/or past vendor history; they have also been drafted to permit Developer, in selecting vendors, to take into account the vendor's agreement to comply not only with Michigan Gaming Control Board requirements but also with the commitments Developer has made in this Agreement. Under those internal controls, a vendor must demonstrate an ability to and commitment to comply with the foregoing requirements in order to do business with Developer.

To comply with the requirements imposed pursuant to the Michigan Gaming Control and Revenue Act, Developer's current practice is generally to utilize a competitive bidding process in order to ensure that goods and services acquired meet quality standards and are obtained on the basis of fair market value. Generally, at the current time, a single transaction or a series of related transactions involving $2,000 or less requires a single bid, a single transaction or a series of related transactions involving more than $2,000 but less than $10,000 requires two bids, and a single transaction or a series of related transactions involving $10,000 or more requires three bids. Bids are generally valid for one year, and blanket purchase orders are often used as a means of committing the vendor to the bid price for that one year period.

Under Developer's current program, the following practices are observed: no bids are required in certain circumstances (e.g. emergency purchases, supplier is sole source of the goods or services, goods are an enhancement to existing system, etc.). The requesting department generally completes a purchase requisition, and the Purchasing Department then verifies that the bidding requirements, if applicable, have been followed. Management approval levels for goods and services, including capital expenditures, have been established based upon the dollar amount of the purchase, and the requisite approvals must be obtained prior to going forward with the purchase. The purchasing documents, including bids, are generally retained in the Purchasing Department's files in accordance with the requirements imposed by the Michigan Gaming Control and Revenue Act.

From those documents it retains, Developer generally would be able to determine, on a periodic basis, the following: the total value of all bids for goods and services; the total value of all such bids supplied by vendors who meet the definition of "Detroit-Based Business," "Detroit Resident Business," "Small Business Concern," "Minority Owned Business," and "Women Owned Business; "the total value of all purchases of goods and services; and the total value of all purchases of goods and services from vendors who meet the definition of "Detroit Based Business," "Detroit Resident Business," "Small Business Concern," "Minority Owned Business," and "Women Owned Business. "

Section T.    Following is a description of proposed major transportation and circulation routes, including:

          (1)   A plan for the proposed use of regional airports, and specifically the Detroit City Airport;

          (2)   A plan for the proposed modifications and improvement to the existing roads necessary to accommodate the anticipated number of trips to and from the Casino Complex each day by employees, visitors and buses, including the size of regional transportation facilities to be constructed or implemented, the estimated period of construction, the approximate cost and the proposed funding source.

          (3)   Developer's proposed plan for traffic control measures, such as pedestrian-grade street crossing systems, traffic control devices, bus and other large vehicle turnout facilities, drainage mitigation and street lighting systems, the estimated period of construction, approximate cost and the proposed funding source.

In addition to the development plans and marketing plans referred to previously, Developer will endeavor to utilize regional airports including, if feasible, the Detroit City Airport for marketing and promotional activities and, if appropriate, charter flights into and out of the Detroit metro area.

In accordance with the procedures set forth in this Agreement, Developer has already developed and will modify as appropriate in connection with construction of the balance of the Casino Complex the access to the site and a plan for traffic control measures. The existing plans are and any modifications thereto will be in accordance with the rules and regulations of the agencies and departments of the City of Detroit.

Section U.    Following is a description of Developer's proposed measures for transportation demand management and transportation supply management, including ride-sharing, mass transit and other transportation conservation measures, which should be based on City's requirements and City's traffic analysis studies conducted in conjunction with casino development within the City.

Developer, working with City traffic engineers, as well as private traffic engineers, will develop a transportation management plan appropriate to the needs of the site and the number of visitors. This plan will be modified in connection with the construction of the additional components of the Casino Complex and also when appropriate to reflect actual demand, market and economic conditions.

Section V.    Following is a description of Developer's plan for any anticipated improvements to the existing regional water facilities necessary to serve the Casino Complex, the estimated period of construction and the approximate cost of and funding source for such construction.

The water requirements applicable to the existing components of the Casino Complex have been satisfied. Future water requirements are dependent, to some extent, on Developer's final design of the balance of the Casino Complex. Therefore, the definitive water requirements are not available at this time.

Section W.    Following is a description of Developer's plan for any anticipated improvements to the existing regional sewer facilities necessary to serve the Casino Complex, the estimated period of construction and the approximate cost of and funding source for such construction.

The sewer requirements applicable to the existing components of the Casino Complex have been satisfied. Future sewer requirements are dependent, to some extent, on Developer's final design of the balance of the Casino Complex. Therefore, the definitive sewer requirements are not available at this time.

Section X.    Following is a description of whether, and to what extent, developer is willing to consider contracting for power service with City of Detroit Public Lighting Department ("PLD"), provided that PLD furnishes such service at rates and quality comparable to those otherwise charged by competing electric utilities.

Developer has already obtained some power services from PLD and is willing to consider contracting for added power services from PLD, provided that PLD is able to and does furnish such services at rates and quality comparable to those available from competing utilities, and provided that PLD otherwise meets the regulatory and purchasing requirements imposed by the Michigan Gaming Control Board, City of Detroit, this Agreement and other applicable authorities. Please note that given the regulatory changes at both state and federal level, Developer will periodically analyze the best method of obtaining electrical power service for the Casino Complex.

Section Y.    Following is a description of Developer's plan for proposed improvement to City's existing fire protection services that would serve the Casino Complex, including the number of fire stations to be constructed or modified and their location, the estimated period on construction and the approximate cost of and funding source for such construction.

Section 12 of the Michigan Gaming Control and Revenue Act imposes an 18% wagering tax on the gross revenue of the casino licensees. Fifty-five (55%) of the wagering tax revenues will be distributed to the City for deployment of street patrol officers, neighborhood programs, public safety programs, such as fire protection services, and other programs designed to improve the quality of life in the City. In addition, an annual municipal services fee of the greater of $4,000,000 or 1.25% of adjusted gross receipts is paid by the casino licensees. As of March 1, 2002, Developer had already paid to the City a total of $12,425,000 in municipal services fees and a total of $75,086,000 in wagering taxes to be used for the above purposes.

Section Z.    Following is a description of Developer's plan for proposed improvements to City's existing police protection services that would serve the Casino Complex, including the number of police precincts to be constructed or modified and their location, the estimated period on construction and the approximate cost of and funding source for such construction.

Section 12 of the Michigan Gaming Control and Revenue Act imposes an 18% wagering tax on the gross revenue of the casino licensees. Fifty-five (55%) of the wagering tax revenues will be distributed to the City for deployment of street patrol officers, neighborhood programs, public safety programs, such as fire protection services, and other programs designed to improve the quality of life in the City. In addition, an annual municipal services fee of the greater of $4,000,000 or 1.25% of adjusted gross receipts is paid by the casino licensees. As of March 1, 2002, Developer had already paid to the City a total of $12,425,000 in municipal services fees and a total of $75,086,000 in wagering taxes to be used for the above purposes.

Section AA.    Following is a description of Developer's plan for providing for or enhancing existing child care services to ensure that such services are reasonably affordable and appropriate for its prospective employees, including any estimated period of construction of such facilities, and the approximate cost of such construction.

Recognizing the importance of providing high quality daycare to children while their parents work, Developer currently provides a generous dependent care subsidy to assist working parents with the expenses associated with childcare. The current dependent care subsidy is up to $35.00 per week per associate. Associates are currently eligible for this benefit after 6 months of continuous full-time employment. The subsidy is currently provided subject to the following:

☐
The child(ren) must be under the age of thirteen (13) and must be a legal dependent.

1.
The childcare may be provided in the associate's home by a babysitter, in the home of the babysitter, or outside of the associate's home, such as at a daycare center.

16.
The dependent care subsidy is available if the childcare is necessary to enable a single parent to remain employed or to enable both an associate and his/her spouse to remain employed.

1.
The dependent care subsidy is not paid during vacation periods, days off, or while the associate is on an approved leave of absence.

2.
The babysitter may be a family member.

Developer anticipates continuing a program of this nature.

Section BB.    Following is a description of Developer's plan for enhancing existing services for treatment of compulsive behavior disorders to ensure that they are reasonably affordable and appropriate for its prospective employees and their affected families and for patrons with compulsive gaming behaviors and their affected families. The plan should include the types of public education and problem gambling prevention strategies and prevention and education strategies for employees that would be implemented as part of the operation of the Casino Complex, the estimated period of implementation of the plan and the approximate cost of the plan.

Developer has consistently complied with and will continue to comply with Michigan laws and rules regarding the annual payment to the State of Michigan of Developer's one-third share of $2,000,000 to be used for compulsive gaming programs. Developer has encouraged and will continue to encourage the State to create and fund proven effective programs to combat compulsive gambling, such as the Gambler's Hotline, outreach efforts in neighborhoods through churches and schools, and supplying schools with the materials they need to create and implement a preventive compulsive gambling program. Indeed, Developer has already worked with the Detroit school system in that regard.

Within the Casino and on Developer's printed promotional materials, Developer currently displays the hotline number for gambling addiction help, along with specific language requested by the State. Currently, brochures regarding compulsive gambling are available in the Casino, and information regarding the hotline is scrolled at all times on a board fixed by the main entry to the casino. Developer has included compulsive gambling training in its training programs, and Developer has implemented a "self-exclusion" program whereby individuals who recognize they need a break from gaming arrange to exclude themselves for a specified period of time from the casino and to be removed from the casino's mailing and marketing lists. Developer also has been distributing to individuals who self-exclude a copy of the Michigan Gaming Control Board's pamphlet outlining the State program allowing individuals to elect to permanently exclude themselves from all of the Detroit casinos.

See below MotorCity Casino's durrent Advertising Guidelines for Problem Gaming Information.

MotorCity Casino
Marketing Department
Advertising Guidelines for Problem Gaming Information

Outdoor (Billboards)
All outdoor boards will include the words "Gambling Problem? Call 1-800-270-7117. The fonts for title case letters and all numbers will be at least 7" in height. The location of the problem gaming information will be determined by the creative design of each individual outdoor board.

Print (Newspaper and Magazines)
General Advertising:    All print materials will include the problem gaming logo and tag line inside of a box that is at least 3" in width and 1/2" in height. The box will be located at the bottom portion of the advertisement.

Recruitment Advertising:    Will not include the problem gaming information.

Casino Property Brochures
All casino related brochures will include the problem gaming logo and tag line inside a box on the bottom rear panel of each piece. The box will be at least 2 1/2" in width and 1/4" in height.

A brochure dedicated to compulsive gaming will also be printed that will include the previously mentioned information along with a list of warning signs of problem gaming.

Casino Web Site
Will include a complete page containing all pertinent problem gaming information.

Property Duratrans (Backlit Signs)
Will not include the problem gaming information.

Property Entrances, Casino Cages, Change Booths, Players Club Booths and ATM locations
Problem gaming signage will be posted in all gaming areas where cash transactions may take place. The posting of problem gaming signage will not include food and retail outlets.

In addition, problem gaming signage will be posted at each public entrance. At the property's main entrance an electronic message display will continuously provide problem gaming information.

Electronic Media (Radio & Television Advertising)
Will not include the problem gaming information.

Section CC.    Following is a description of Developer's plan to ensure that people under the age of 21 years will be identified and prohibited from gambling or loitering in the casino.

While Developer has constructed a Casino Complex that can be enjoyed by all, it has made a practice of having a zero tolerance for underage gaming. Under the Michigan Gaming Control and Revenue Act, persons under the age of 21 are prohibited not only from gaming but also from entering casino gaming areas. In compliance with that statutory mandate, Developer, in the months following its opening of the Casino, implemented a variety of policies and procedures, including the following:

1.
Signage was posted at major casino entry points warning that individuals under 21 may not enter the casino and that individuals under 30 must show valid identification prior to entry. All entry points to the casino were closed other than the opening to the bridge leading from the second floor of the valet building to the casino floor and, for individuals arriving on tour busses, the northerly doors leading from Brooklyn Street to the first floor of the casino.

2.
Security officers were posted on the first floor of the valet building to check identification before individuals were permitted to go upstairs to the valet bridge.

3.
During the first year of casino operations a "gauntlet" was established at the opening to the bridge leading from the second floor of the valet building to the casino floor. Intentionally, the gauntlet was composed of four (4) security officers, with two separate entry lines (one for individuals appearing to be 30 years of age or older and one for individuals appearing to be under 30 years of age). The first security officer in the gauntlet (the officer standing closest to the valet building) would direct each individual to the appropriate entry line. Individuals appearing to be under 30 years of age would then be stopped at a podium and asked to present identification, which would then be examined by two (2) security officers standing at the podium. In order to facilitate this identification process, additional lighting was installed over the podium. Individuals who presented apparently valid identification identifying them as 21 years of age or older would be permitted to walk further down the valet bridge to a point where the fourth security officer would stop them and re-examine their identification if they appeared to be under 21 years of age. In this way, each individual who appeared to be under 30 years of age was subjected to observation by four (4) security officers and identification checks by three (3) security officers before being allowed to progress through the valet bridge and into the casino itself. Based upon the actual experience in utilizing the gauntlet, the gauntlet was streamlined and the number of security officers regularly assigned to the gauntlet was reduced to a number that varies depending on volume in the facility, with no reduction in the effectiveness. Accordingly, the modified gauntlet has continued to operate.

4.
When the "gauntlet" was first established, security officers assigned to that post who were found to have admitted a minor to any of the casino facilities were promptly terminated. However, after MotorCity Casino management learned that the "gauntlet" post assignment was referred to by security personnel as the "unemployment line," the immediate termination policy was modified to provide for swift but progressive discipline of security officers for permitting a minor with visibly invalid identification to enter the casino facilities. The final step of this progressive discipline process remained termination of employment.

5.
During the first year of casino operations, MotorCity Casino purchased and utilized a "VeriFone" device that scans a driver's license by bar code and magnetic strip to identify false identification. The device was programmed for all fifty (50) states and some foreign countries. MotorCity Casino is currently using that device.

6.
All security officers received re-instruction, on a daily basis, at the commencement of each work shift, regarding their obligations and the procedures they were to follow with respect to the identification of minors.

7.
MotorCity Casino personnel developed and implemented the use of additional questions designed to assess whether or not apparently valid identification presented by a person was, in fact, valid. By way of example, security officers were instructed to ask the person his/her middle name while holding the person's identification.

8.
Whenever an underage person is discovered in the casino facilities, it has been the practice to provide a prompt report to both the Michigan Gaming Control Board and the Michigan State Police so that the individual may be detained, arrested, and prosecuted.

In connection with implementing the above procedures, MotorCity Casino has worked and plans to continue to work closely with Michigan Gaming Control Board staff, the Michigan State Police and appropriate law enforcement authorities to maximize the effectiveness of MotorCity Casino's enforcement of the age restrictions set forth in the Act in a reasonable, responsible and legal manner under the standards established by our laws and our courts. In addition, Developer encourages the Michigan Gaming Control Board, law enforcement authorities and the Michigan legislature to recognize the existence and increasing sophistication of false identification and, accordingly, to develop appropriate additional tools and legislative responses (including appropriate additional penalties) that focus on the root of the problem—the minor offender and those persons who facilitate the use of false identification by a minor to gain access to a casino licensed under the Act.

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  Exhibit 10.61
REVISED DEVELOPMENT AGREEMENT AMONG CITY OF DETROIT THE ECONOMIC DEVELOPMENT CORPORATION OF THE CITY OF DETROIT AND DETROIT ENTERTAINMENT, L.L.C.
Preliminary Statement
EXHIBIT 3.15: FORM OF GUARANTY
TABLE OF CONTENTS
MotorCity Casino Executive Team